LEASE TERMINATION AGREEMENT

LEASE TERMINATION AGREEMENT made this 24th day of Aug, 2006 by and among Miami Subs Real Estate Corp., a Florida corporation, with an address of 6300 NW 31st Street Ft. Lauderdale, Florida 33309 ("**MSREC**"), QSR, Inc., a Florida corporation, with an address of 6300 NW 31st Street, Ft. Lauderdale, Florida 33309 ("**QSR**") (MSREC and QSR are sometimes collectively referred to herein as "**Tenant**"), Robert T. Williamson, with a principal place of business at 10400 Griffin Road, Suite 210, Cooper City, Florida ("**Landlord**"), and CVS 3285 FL, L.L.C., a Delaware limited liability company, with a principal place of business at One CVS Drive, Woonsocket, Rhode Island, 02895 ("CVS").

BACKGROUND RECITALS:

A. WHEREAS, Landlord owns three (3) parcels of contiguous land on the southeast corner of Federal Highway and 17th Street in the Municipality of Fort Lauderdale, County of Broward, State of Florida, which are collectively more specifically described in **Exhibit A** hereto (**"Premises"**), each of which has been leased and/or subleased, as the case may be;

B. WHEREAS, pursuant to that certain Deed dated February 5, 2004 and record of public record on February 13, 2004 in Official Records Book 36912 at Page 289 in the Public Records of Broward County, Florida, Landlord acquired all rights title and interest in the Premises previously owned by BOJACO REALTY Corp., a New York corporation;

C. WHEREAS, the portion of the Premises commonly known as 1706 South Federal Highway, in the Municipality of Fort Lauderdale, County of Broward, State of Florida and more specifically described in **Exhibit A-1** hereto (**"Parcel One"**) has been leased to Bojangles' of Florida, Inc., a Florida corporation, (**"Parcel One Tenant"**) pursuant to that certain Land and Building Lease Agreement dated February 16, 1983 (**"Parcel One Lease"**) between Landlord and Parcel One Tenant; and subleased to Kavala, Inc., a Florida corporation, (**"Parcel One Subtenant"**) pursuant to that certain Sublease dated April 1, 1989 (**"Parcel One Sublease"**) between H.H.B.K., Inc. (successor-by-merger to Parcel One Tenant) and Parcel One Subtenant; which Parcel One Lease has been assigned to Parcel One Subtenant pursuant to that certain Assignment and Assumption of Lease dated May 18, 1989 between H.H.B.K., Inc. and Parcel One Subtenant, H.H.B.K.'s reversionary rights having expired August 18, 2003 so that the Parcel One Lease rights have merged into the Parcel One Sublease; which Parcel One Sublease has been assigned to MSREC pursuant to that certain Assignment and Assumption of Sublease dated January 1, 1995 (**"Parcel One Assignment"**) between Parcel One Subtenant and MSREC;

D. WHEREAS, the portion of the Premises commonly known as 1710 South Federal Highway, in the Municipality of Fort Lauderdale, County of Broward, State of Florida and more specifically described in **Exhibit A-2** hereto (**"Parcel Two"**) has been leased to SF of Ohio, Inc., an Ohio corporation, (**"Parcel Two Tenant"**) pursuant to that certain Lease Agreement dated June 7, 1983 (**"Parcel Two Lease"**) between BOJACO REALTY CORP. and Parcel Two Tenant, as guaranteed by Long John Silver's, Inc., a Delaware corporation, (**"Parcel Two Guarantor"**); which Parcel Two Lease has been assigned to Parcel Two Guarantor pursuant to that certain "**Parcel Two Assignment A**"; and further assigned to Tenant pursuant to that certain Assignment and Assumption of Lease dated June 19, 1992 (**"Parcel Two Assignment B"**)

between Parcel Two Guarantor and Tenant; following which, Tenant subleased Parcel Two to W.E.N.K. of Fort Lauderdale, Inc., a Florida corporation, **("Parcel Two Subtenant")** pursuant to that certain Sublease dated December 19, 2003 **("Parcel Two Sublease")** between Tenant, as sub-landlord, and Parcel Two Subtenant, who presently operates a business thereon known as Tokyo Bowl;

E. WHEREAS, the portion of the Premises commonly known as 700 SE 17th Causeway, in the Municipality of Fort Lauderdale, County of Broward, State of Florida and more specifically described in **Exhibit A-3** hereto **("Parcel Three")** has been leased to QSR (which was formerly known as Taco Viva, Inc., a Florida corporation) pursuant to that certain Taco Viva, Inc. Ground Lease dated March 4, 1983 **("Parcel Three Lease")** between Landlord and QSR; which Parcel Three Lease has been amended by that certain Amendment to Taco Viva, Inc. Ground Lease dated October 12, 1999 **("QSR Amendment")** between Landlord and QSR; following which, Parcel Three has been subleased to The Jerry Michel Corp. D/B/A Roberto's Taco Shop **("Parcel Three Subtenant")** pursuant to that certain Sublease dated May 1, 2003 **("Parcel Three Sublease")** between QSR and Parcel Three Subtenant;

F. WHEREAS, Parcel One has a Miami Subs Grill restaurant operated pursuant to a management agreement between Miami Subs USA, Inc. and Enanjenan Enterprises, Inc. ("**Parcel One Manager**") dated June 23, 2003 **("Management Agreement")**;

G. WHEREAS, a copy of each of the Parcel One Lease, Parcel One Sublease, Parcel One Assignment; Parcel Two Lease, Parcel Two Assignment B, Parcel Two Sublease; Parcel Three Lease, Taco Viva Amendment, Parcel Three Sublease and the Management Agreement are attached hereto collectively as, and Parcel Two Assignment A, although not attached, is also deemed to be part of, **Exhibit B** and are collectively referred to hereinafter as the **"Lease"**;

H. WHEREAS, CVS intends to enter into a Ground Lease (the "**Ground Lease**") with Landlord for the lease to CVS of the Premises, as well as certain additional contiguous property to be acquired by Landlord;

I. WHEREAS, Tenant represents that it presently possesses the leasehold interest to each of Parcel One, Parcel Two and Parcel Three and has the right and authority to terminate such leasehold interests in and to the Premises, including any and all sub-leasehold interests derivative therefrom; and

J. WHEREAS, Tenant and CVS have agreed on the terms on which Tenant shall terminate the Lease and surrender the Premises so that the Premises can thereafter be leased to CVS, free of any rights of Tenant and those of any subtenants and/or other parties deriving rights of possession, occupancy or otherwise through Tenant, including, but not limited to, those of Parcel One Manager, operating as Miami Subs Grill on Parcel One, Parcel Two Subtenant, operating Tokyo Bowl on Parcel Two, Parcel Three Subtenant, operating Roberto's Taco Shop on Parcel Three, under the terms and conditions hereinafter set forth. (Parcel One Manager, Parcel Two Subtenant, Parcel Three Subtenant and any and all other parties deriving from Tenant rights of possession, occupancy or otherwise to the Premises are sometimes collectively referred to herein as "**Tenant's 17th Street Rights Holders**".)

AGREEMENT:

1. Termination Date. The Lease shall be terminated effective as of 11:59 PM on the date (the "**Termination Date**") on which Tenant has surrendered possession of the Premises in the condition required by Section 8 below; provided, however that the Termination Date shall be no later than one hundred and eighty (180) days after CVS has given the Contingency Waiver Notice to Tenant as provided in Section 5 below.

2. Termination of the Lease; Tenant and Landlord Representations, Warranties and Covenants. All of Tenant's right, title and interest in and to the Premises under the Lease or otherwise, and that of all of Tenant's 17th Street Rights Holders and/or their leasehold lenders shall be wholly extinguished as of the Termination Date, and as of the Termination Date the Lease shall be terminated of record (except to the extent any non-possessory obligations thereunder, such as past rent due, survive expiration or termination of the Lease pursuant to the Lease or this Lease Termination Agreement).

Further: (a) Tenant hereby represents, warrants and covenants that it has not granted any rights relating to the Premises to any parties other than the rights granted to Parcel One Manager pursuant to the Management Agreement, the rights granted to Parcel Two Subtenant pursuant to the Parcel Two Sublease and the rights granted to Parcel Three Subtenant pursuant to the Parcel Three Sublease; (b) Landlord hereby represents, warrants and covenants that there are not any rights relating to the Premises in any parties other than to Tenant pursuant to the Lease.

If Tenant and/or any of Tenant's 17th Street Rights Holders have not vacated the Premises in accordance with this Section 2 and all of their respective rights in and to the Premises have not been extinguished, all by the Termination Date, then such failure shall constitute a default hereunder and CVS and Landlord shall have all of the remedies provided in this Agreement and the Lease for default of Tenant.

3. Lease Buyout Amount. CVS shall pay to Tenant a total amount of Two Million Dollars ($2,000,000) **("Buyout Amount")** as consideration for the termination of the Lease and full performance by Tenant hereunder, such Buyout Amount to be paid in accordance with the escrow deposit and contingency provisions herein. Tenant is responsible for paying such portion of the Buyout Amount to Tenant's 17th Street Rights Holders as is necessary in order to be able to deliver complete possession of the Premises as further set forth in this Agreement.

4. Escrow Deposit. CVS shall deposit a total of Seventy-Five Thousand Dollars ($75,000) of the Buyout Amount ("**Escrow Deposit**") in escrow with Chicago Title Insurance Company, 1250 Virginia Drive, Suite 1000, Fort Washington, Pennsylvania 19034 ("**Escrow Holder**") to be held by Escrow Holder subject to the terms and conditions of this Agreement, each respective portion of the Escrow Deposit to be made by CVS within ten (10) business days of each of the following dates:

a) Twenty-Five Thousand Dollars ($25,000) upon expiration of the Evaluation Period (as defined in Section 5) under the Ground Lease **("Evaluation Deposit")**;

b) Twenty-Five Thousand Dollars ($25,000) upon the date six (6) months following the beginning of the Approval Period (as defined in Section 5) (**"First Approval Deposit"**); and

c) Twenty-Five Thousand Dollars ($25,000) upon the expiration of the Approval Period, as the same may be extended (**"Second Approval Deposit"**).

All interest, if any, on the Escrow Deposit shall become a part of such Escrow Deposit and shall be paid to the party to whom the Escrow Deposit is payable in accordance with the other provisions of this Agreement. Further, the Escrow Deposit shall be applied toward the cost of the Buyout Amount. The remainder of the Buyout Payment shall be tendered by CVS to Escrow Holder upon CVS' provision of CVS' Notice (as defined in Section 7) stating that CVS is satisfied that Tenant and all of Tenant's 17th Street Rights Holders have vacated the Premises.

5. Contingency Periods:

a) Evaluation Period: CVS shall have a period of ninety (90) days from the later of: (i) the effective date of the Ground Lease, or (ii) the date by which Landlord has acquired all of the necessary property needed for development of the Premises by CVS, including acquisition of that certain existing alley space currently running through the Premises, during which to evaluate the Premises and determine its acceptability, in CVS' sole discretion, for its intended use (**"Evaluation Period"**). In the event that CVS determines, prior to the expiration of the Evaluation Period, for any reason or no reason, in its sole discretion, that the Premises are unacceptable, CVS may terminate this Agreement without any liability therefrom, this Agreement shall become null and void except for provision 17 hereof which survives such termination, and Escrow Holder shall promptly refund to CVS the complete and total amount of any portion of the Escrow Deposit or any other deposits made hereunder and the Lease shall remain in full force and effect.

b) Approval Period. CVS shall have a period of one (1) year from the expiration of the Evaluation Period during which to obtain all necessary permits and approvals, including site plan approval and final building permits, for CVS' intended use of the Premises (**"Approval Period"**). In the event that CVS requires additional time in order to obtain all necessary permits and approvals, CVS shall have the right to extend the Approval Period for up to two (2) additional sixty (60) day periods. Further, in the event that CVS is unable to obtain all necessary permits or approvals during the Approval Period, as the same may be extended, CVS shall have the right to terminate this Agreement without any liability therefrom, this Agreement shall become null and void without recourse to either party, except for provision 17 hereof which survives such termination, and Escrow Holder shall promptly refund to CVS the complete and total amount of any and all portions of the Escrow Deposit or any other deposits made hereunder and the Lease shall remain in full force and effect. Collectively, the Evaluation Period and Approval Period, as the same may be extended, shall hereinafter be referred to as the "**Contingency Period**".

i. Permit Application. CVS shall, within one hundred and fifty (150) days from the expiration of the Evaluation Period, submit to the necessary governmental body for plat, rezoning or site plan approval in connection with its intended development of the Premises. CVS further agrees to diligently file and pursue receipt of all necessary governmental approvals.

ii. When CVS has obtained all necessary permits and approvals for the construction and development of its proposed building on the Ground Lease Premises and has waived all contingencies to its obligations under the Ground Lease, then CVS shall give notice (the "**Contingency Waiver Notice**") thereof to Tenant. If CVS has not given the Contingency Waiver Notice to Tenant by the expiration of the Contingency Period, as the same may be extended, then CVS shall be deemed not to have obtained its permits and not to have waived all contingencies to its obligations under the Ground Lease, and thereupon Escrow Holder shall promptly refund to CVS the Escrow Deposit, and this Agreement shall become null and void without further recourse to the parties, except for provision 17 hereof which survives such termination. Notwithstanding anything to the contrary expressed or implied herein, once CVS gives the Contingency Waiver Notice, CVS shall then be obligated to close the transaction contemplated by this Agreement and pay Tenant the Buyout Amount at the times prescribed herein, subject only to Tenant's obligation to cause: (A) Tenant and Tenant's 17th Street Rights Holders to vacate the Premises by the Termination Date; and (B) all of Tenant's and Tenant's 17th Street Rights Holders' rights, titles and interests in and to the Premises to be extinguished by the Termination Date.

Landlord and CVS agree to use their diligent, good faith efforts to negotiate and conclude the Ground Lease in a timely fashion. Landlord agrees to use its diligent, good faith efforts to acquire the alley space running through the Premises in a timely fashion. CVS agrees to use its diligent, good faith efforts to obtain all necessary permits and approvals for CVS' intended use for the Premises in a timely fashion.

6. Additional Contingencies.

a) At any time prior to the giving of the Contingency Waiver Notice, CVS shall have the right to terminate this Agreement for any of the following contingencies which are unsatisfied by giving notice of such election to Tenant and Escrow Holder, and upon the giving of such notice, Escrow Holder shall promptly refund the Escrow Deposit any other fund tendered hereunder to CVS and this Agreement shall become null and void without further recourse to the parties, except for provision 17 hereof which survives such termination and the Lease shall remain in full force and effect:

I. Intentionally omitted.; and

II. Negotiation of the Ground Lease in a final form mutually agreeable to Landlord and CVS and ready for execution.

b) Further, in the event that CVS does not execute the Ground Lease with Landlord or the Ground Lease is terminated after execution thereof (but prior to CVS giving the Contingency Waiver Notice) by either CVS or Landlord, by right or event of default, CVS shall have the right to terminate this Agreement by giving notice of such election to Tenant and Escrow Holder, and upon the giving of such notice, Escrow Holder shall promptly refund the Escrow Deposit and any other sums tendered hereunder to CVS and this Agreement shall become null and void without further recourse to the parties, except for provision 17 hereof which survives such termination.

7. Notice of Termination. Simultaneously with the execution of this Agreement, Landlord and Tenant have executed a Notice of Termination in the recordable form attached hereto as **Exhibit C**, and deposited same into escrow with Escrow Holder. The Notice of Termination has been fully completed and executed, except that the Termination Date has been left blank. After receipt by Tenant of the Contingency Waiver Notice from CVS, Tenant and all of Tenant's 17th Street Rights Holders shall vacate the Premises and Tenant shall, within one hundred eighty (180) days, give written notice ("**Tenant's Notice**") to Landlord, CVS and Escrow Holder that the same has occurred. Within five (5) business days after the giving of Tenant's Notice, CVS shall observe the Premises in order to confirm that Tenant and all of Tenant's 17th Street Rights Holders, including Parcel One Manager, Parcel Two Subtenant and Parcel Three Subtenant, in fact vacated the Premises in accordance with the provisions of this Agreement (or have not, as the case may be), and shall give notice ("**CVS' Notice**") thereof (or of the fact that Tenant and all of Tenant's 17th Street Rights Holders, including Parcel One Manager, Parcel Two Subtenant and Parcel Three Subtenant, have not vacated the Premises in accordance with the provisions of this Agreement, as the case may be) to Tenant, Landlord and Escrow Holder.

8. Condition of Premises. On or before the Termination Date, Tenant shall: (a) remove from the Premises all personal property, furnishings, fixtures, equipment and signs located in or on the Premises which Tenant desires to retain, (b) deliver possession of the Premises to CVS broom-clean and vacant and free and clear of Tenant and Tenant's 17th Street Rights Holders and (c) deliver to CVS and Landlord evidence of full satisfaction of those certain outstanding Special Assessments liens from the City of Fort Lauderdale, Florida under loan number 2011102 totaling at the time of the Agreement approximately Thirty-Nine Thousand Seven Hundred Seventy-Two and 92/100 Dollars ($39,772.92) less any portion of the foregoing which is applicable to CVS for its proposed development, which amount, at the time of this Agreement, is estimated to be approximately $6,490.00 and (d) deliver to CVS and Landlord any and all required documentation provided for in the "Requirements" section of Schedule B and B-I of the CVS Title commitment dealing with the satisfaction of any and all equipment liens or leasehold mortgages placed on the Premises by Tenant or any subtenant, or any of their respective predecessors in interest.

If the Premises are damaged by casualty after the execution of this Agreement and before the Termination Date, then Landlord and/or Tenant, as their interests may appear, shall be entitled to receive the insurance proceeds as provided in the Lease, and CVS shall accept

possession of the Premises in the condition thereof remaining after such casualty, without the requirement that either Tenant or Landlord restore or repair the same.

If a taking by eminent domain occurs after the execution of this Agreement and before the Termination Date, then CVS shall have the right to elect to terminate this Agreement by giving notice thereof to Tenant and Landlord within thirty (30) days after notice of such eminent domain is given to CVS, and if CVS so elects to terminate this Agreement, then the Escrow Deposit shall forthwith be returned to CVS and this Agreement shall become null and void and without further recourse to the parties, except for provision 17 hereof which survives the termination of this Agreement. If CVS does not elect to terminate this Agreement, then the eminent domain proceeds shall be divided between Landlord and Tenant in accordance with the provisions of the Lease, and CVS shall accept possession of the Premises in the condition thereof remaining after such eminent domain taking, without the requirement that either Tenant or Landlord restore or repair the same.

9. Tenant's Further Covenants. Tenant covenants and warrants on behalf of Tenant, and on behalf of any and all of Tenant's 17th Street Rights Holders and their respective successors and assigns, that Tenant has not done, permitted, or suffered, and shall not do, permit, or suffer, anything whereby the Premises or any fixtures, equipment or personalty incorporated therein have been, or shall be, encumbered in any way whatsoever. Tenant represents and warrants to Landlord and CVS that Tenant has the full right and authority to enter into this Agreement on its own behalf and on behalf of all of Tenant's 17th Street Rights Holders, including, without limitation, those of Parcel One Manager, Parcel Two Subtenant and Parcel Three Subtenant, and that no consent to this Agreement is required by any party deriving rights to the Premises from and/or through Tenant (including, without limitation, any subtenant, assignor, assignee, leasehold or sub-leasehold mortgagee, lease guarantor, sublease guarantor or other party deriving rights to the Premises from and/or through Tenant or any of Tenant's 17th Street Rights Holders). Further, Landlord and Tenant hereby represents and warrants that as of the effective date of this Agreement, the Lease is in good standing and no default by either Landlord or Tenant exists. Further, Tenant hereby represents and warrants that it has not granted any rights of possession, occupancy or otherwise in respect of the Premises to any party other than those rights granted to Parcel One Manager, Parcel Two Subtenant and Parcel Three Subtenant.

10. Payment of the Buyout Amount.

(a) If CVS' Notice confirms that Tenant and all of Tenant's 17th Street Rights Holders have vacated the Premises in accordance with the provisions of this Agreement, CVS shall deposit the remaining One Million Nine Hundred Twenty-Five Thousand Dollars ($1,925,000) (the "Buyout Balance") with Escrow Holder and immediately thereafter Escrow Holder is authorized and directed to insert the date of CVS' Notice into the Notice of Termination, to record the Notice of Termination and said discharge in the [recorder's office], and to deliver the Buyout Amount, inclusive of the Escrow Deposit and the Buyout Balance, to Tenant, but not otherwise.

(b) If CVS' Notice does not confirm that Tenant and all of Tenant's 17th Street Rights Holders have vacated the Premises in accordance with the provisions of this Agreement, then

Escrow Holder shall not insert any date into the Notice of Termination, shall not record the Notice of Termination and shall continue to hold the Notice of Termination and Buyout Payment until Escrow Holder receives CVS' Notice either, (i) confirming that Tenant and all of Tenant's 17th Street Rights Holders have vacated the Premises in accordance with the provisions of this Agreement, or (ii) stating that CVS elects to terminate this Agreement as a result of such default, whereupon Escrow Holder shall promptly refund the Escrow Deposit and any other related payments made hereunder to CVS and the Lease shall remain in full force and effect. Notwithstanding the foregoing clause (ii), CVS agrees that it shall not exercise its right to terminate this Agreement for a period of forty-five (45) days following the date of CVS' Notice. During such 45-day period, Tenant shall use all reasonable efforts to cure the default to CVS' reasonable satisfaction. If, following such 45-day period, such default has not been so cured, CVS shall be free to exercise any or all of its rights hereunder and Tenant shall remain fully responsible for the payment of all base rent, percentage rent, and all other charges due under the Lease with respect to the Premises, including all escalations thereof.

(c) Notwithstanding anything to the contrary expressed or implied herein, and for the avoidance of any doubt, the parties agree that Tenant shall have no responsibility or liability to CVS or Landlord in respect of "Third Party Claims" (i.e., claims of possession or otherwise to the Premises made by parties other than Tenant and/or any of Tenant's 17th Street Rights Holders). Accordingly, unless CVS does not execute the Ground Lease with Landlord or the Ground Lease is terminated after execution thereof (but prior to CVS giving the Contingency Waiver Notice) by either CVS or Landlord, by right or event of default, as long as Tenant and Tenant's 17th Street Rights Holders have vacated the Premises (and all of Tenant's and Tenant's 17th Street Rights Holders' rights, titles and interests in and to the Premises have been extinguished) by the Termination Date, CVS shall, regardless of the existence of any Third Party Claims, be required to: (i) send CVS' Notice confirming the same; (ii) deposit the Buyout Balance with the Escrow Holder; and (iii) immediately cause the Escrow Holder to deliver the Buyout Amount, including of the Escrow Deposit and the Buyout Balance to Tenant.

(d) In no event shall CVS be deemed responsible for paying Landlord Tenant's rent under the Lease, including, but not limited to, any base rent, percentage rent, and all other charged due under the Lease with respect to the Premises, including all escalations, thereof.

11. Access to Leased Premises. Supplementing the provisions of the Lease, Tenant agrees to provide reasonable access to the Premises, including to any portions of the Premises which have been subleased, to CVS and its agents, architects, engineers, contractors and designees; provided that such access will not unreasonably disrupt the business conducted at the Premises.

12. Tenant's Personal Property. All of Tenant's, and Tenant's 17th Street Rights Holders' personal property, furnishings, fixtures, equipment and signs remaining in the Premises after the Termination Date, and that of any other subtenant or occupant, shall be deemed to have been abandoned, and (as Landlord's and CVS' sole remedy in connection with such items being left at the Premises after the Termination Date) Landlord and CVS shall have the right to keep or discard the same without any liability arising therefrom.

13. Default by Tenant. In the event that Tenant or any of Tenant's 17th Street Rights Holders, including Parcel One Manager, Parcel Two Subtenant and Parcel Three Subtenant, fail to vacate the Premises by the Termination Date or Tenant otherwise defaults under this Agreement, Tenant consents to entry of an order granting repossession of the Premises to Landlord and Landlord shall thereafter be permitted to seek all other rights and remedies provided for under the Lease, including, but not limited to "hold over rent" provided for in the Lease and reasonable legal fees associated with the enforcement of this Agreement and the Lease and in addition, CVS may exercise one or more of the following remedies which are intended to be cumulative: (i) (a) obtain an assignment from Landlord of Landlord's interest in the Lease, consider same to be an event of default under the Lease and immediately exercise any and all remedies under the Lease including, without limitation, evicting Tenant and/or subtenant(s), as the case may be, from the Premises by a summary proceeding or by other legal proceedings, (b) reduce the Buyout Amount by the amount of CVS' reasonable legal fees and litigation expenses as a result of Tenant's default, (c) obtain specific performance of this Agreement, and/or (d) exercise any other remedies permitted under the Lease, at law, or in equity; or (ii) (a) terminate this Agreement, whereupon Escrow Holder shall promptly refund all Escrow Deposit and other funds advanced by CVS to CVS and CVS shall have no further liability hereunder, and/or (b) exercise any other remedies permitted under the Lease, at law, or in equity. Notwithstanding anything to the contrary contained herein, the claim of any rights of possession or otherwise to the Premises made by any Third Party shall not constitute a breach or default by Tenant of any of the provisions of this Agreement, but in the event of any such claim, CVS shall not be obligated to pay the Buyout Amount and all deposits and other funds held by Escrow Agreement shall be returned to CVS.

14. Releases. Conditioned upon the Lease being in good standing and there being no outstanding default of the Lease by Tenant or Landlord, simultaneously with the Notice of Termination, Tenant and Landlord shall, for themselves, and for any and all of their respective successors and assigns, release and forever discharge, except to the extent of any non-possessory obligations which survive the expiration of the termination of the Lease, each other and their respective heirs, distributees, personal representatives, agents, employees, affiliates, successors and assigns, from all manner of actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, acknowledgments, extents, executions, claims and demands whatsoever, in law, admiralty or in equity, which either of them, or any of their respective successors or assigns ever had, now have, or may have, now or hereafter, for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world through and including the date of Tenant's Notice and as of the Termination Date. Notwithstanding the foregoing, Landlord agrees that to the extent that the Termination Date occurs during a period for which Tenant has already paid rent or other sums due pursuant to the Lease, a pro-rated portion of such sums shall be promptly refunded to Tenant by Landlord for the portion of such period during which the Premises (or any parcel thereof) were unoccupied by Tenant and Tenant's 17th Street Rights Holders.

15. Survival. The following obligations with respect to the Premises shall survive the Termination Date: (a) the obligation of Tenant to pay Landlord the base rent, percentage rent, and all other charges due under the Lease with respect to the Premises including, but not limited to, all escalations through and including the date Tenant and Tenant's 17th Street Rights Holders

vacate the Premises; (b) the obligation of Tenant to pay all amounts due to CVS under this Agreement; (c) the provisions of Sections 9, 10, 12, 13, 14, and 17, and (d) any non-possessory provisions of the Lease which by their terms are intended to survive either the termination or expiration of the Lease.

16. Notices. Except as otherwise provided in this Agreement, all notices, statements, demands, requests, consents, approvals and other communications (collectively, "**Notices**") required or permitted to be given, rendered, or made hereunder, or which are given with respect to this Agreement, shall be in writing and shall be deemed to have been properly given, rendered, or made only if delivered by hand, sent by reputable courier delivery service guaranteeing delivery on the next business day or sent by registered or certified mail with postage prepaid and with a return receipt requested, posted in a United States post office station or letter box in the continental United States, addressed to the party to be so notified as follows:

(a) **If to CVS**:

CVS 3285 FL, L.L.C.
One CVS Drive
Woonsocket, RI 02895
Attn: Property Administration Department, Store No. 3285

With a copy at the same time and in the same manner to:

Mintz Levin Cohn Ferris Glovsky and Popeo, PC
One Financial Center
Boston, MA 02111
Attention: Joel R. Bloom, Esq.

And to:

Cedarwood Development, Inc.
2701 W. Oakland Park Boulevard
Suite 300
Fort Lauderdale, FL 33311-1389
Attention: David Comras

(b) **If to Tenant**:

Miami Subs Corporation
6300 NW 31st Street
Ft. Lauderdale, FL 33309

With a copy at the same time and in the same manner to:

Nathan's Famous, Inc.
1400 Old Country Road, Suite 400
Westbury, New York 11590
Attention: Eric Gatoff

(c) **If to Landlord:**

Robert T. Williamson
10400 Griffin Road, Suite 210
Cooper City, FL 33328

With a copy at the same time and in the same manner to:

Saraga & Lipshy, P.A.
201 N.E. 1st Avenue
Delray Beach, FL 33444
Attn: Robert Saraga, Esq.

(d) **If to Escrow Holder:**

Chicago Title Insurance Company
1250 Virginia Drive
Suite 1000
Fort Washington, PA 19034
Attention: Jon R. Gundling, Vice President

Any Notice shall be deemed to have been given, rendered or made when delivered by hand, on the next business day when sent by courier, or on the second business day when mailed. Any party may at any time change the addresses for Notices to such party by mailing a Notice pursuant to this section. The attorneys for the parties may give any Notice on behalf of their respective clients.

17. No Brokers. Conditioned upon the conclusion of the transaction contemplated hereby and upon the receipt by Tenant of the Buyout Amount, Tenant shall pay a broker's commission equal to five percent (5%) of the total Buyout Amount to Bryan Fetherston of The Shopping Center Group, LLC, pursuant to a separate agreement, upon release of the Buyout Amount by CVS to Tenant. CVS and Tenant agree that no other brokers, agents, finders or other persons brought about this Agreement, and each agrees to defend, indemnify, and hold the other and Landlord harmless from any loss, cost, damage, liability and expense (including, with limitation, reasonable attorneys' fees) suffered, paid, or incurred by such other party arising out of, or in connection with, any claims for commissions, fees or compensation made against such party by any other broker, agent, finder or other person alleging to have dealt for or with such other party in connection with the transactions contemplated by this Agreement.

18. Conflict. In the event of any conflict between the provisions of this Agreement and the provisions of the Lease, the provisions of this Agreement shall govern.

19. Time is of the Essence. Tenant acknowledges that CVS will suffer immediate and irreparable harm in the event that Tenant has not surrendered the Premises to CVS on or before the Termination Date. **TIME IS OF THE ESSENCE** with regard to each party's obligations under this Agreement, including, without limitation: (a) Tenant's obligation to vacate and surrender the Premises, and deliver the same free and clear of any and all of Tenant's 17th Street Rights Holders on or before the Termination Date; and (b) CVS' obligations (i) to observe the Premises following receipt of Tenant's Notice, (ii) to forward CVS' Notice following such observation, and (iii) if due pursuant to the terms and conditions of this Agreement, to pay the Buyout Amount.

20. Miscellaneous. None of the parties to this Agreement shall be deemed to have consented to or waived any provision of this Agreement unless any purported consent or waiver is expressly set forth in writing and signed by the party against whom enforcement is sought. No consent or waiver, express or implied, to or of any breach of any covenant, condition, or duty of any other party hereto shall be construed as a consent to or waiver of any subsequent breach of the same or breach of any other covenant, condition or duty. Each party shall, without charge, furnish the others with such documents (not creating any obligations additional to those imposed by this Agreement) as may reasonably be required to fully effectuate the transactions contemplated by this Agreement. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Agreement, in whole or in part, unless such agreement is in writing, refers expressly to this Agreement and is signed by the party against whom enforcement thereof is sought. Regardless of the place of execution or performance, this Agreement shall be governed by and construed in accordance with the laws of the State of Florida. Each of the parties hereto irrevocably submits to the jurisdiction of any State of Florida or Federal court having jurisdiction over the Premises, over any suit, action or proceeding arising out of or relating to this Agreement. The parties to this Agreement each hereby waive all right to trial by jury in a summary or other action, proceeding or counterclaim arising out of or in any way connected with this Agreement, and any claim of injury or damages. Tenant also hereby waives all right to assert or interpose a counterclaim in any summary proceeding or other action or proceeding brought solely to recover or obtain possession of the Premises. If any provision of this Agreement or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The captions, headings and titles in this Agreement and any exhibits or schedules are solely for convenience of reference and shall not affect its interpretation. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. All terms and words used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. This Agreement may be executed in counterparts, all of which when taken together shall constitute one Agreement. All capitalized terms and other terms not otherwise defined herein shall have the respective meanings ascribed to them in the Lease.

21. Concerning Escrow Holder. Tenant and CVS hereby covenant and agree with Escrow Holder as follows:

(a) Escrow Holder is not a party to, or bound by any other agreement between Tenant and CVS, which may relate to this Agreement ("**Other Agreement**").

(b) Escrow Holder acts hereunder as a depository only and is not responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any Other Agreement or with respect to the form or execution of same; or the identity, authority, or rights of any person executing the same.

(c) If a dispute exists between Tenant and CVS with regard to disbursement of the Escrow Deposit, or if Escrow Holder receives conflicting instructions from Tenant or CVS with regard to disbursement of the Escrow Deposit, then Escrow Holder may interplead the Escrow Deposit into a court of competent jurisdiction seeking a judicial determination as to the disposition of the funds, without permission of Tenant or CVS. In such event of interpleader, Escrow Holder is entitled to recover its reasonable costs and attorneys fees, to be deducted from the interpled funds, but which shall be the responsibility of the non-prevailing party.

(d) Escrow Holder shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct and Escrow Holder shall have no duties to anyone except those signing this Agreement.

(e) Escrow Holder may consult with legal counsel in the event of any dispute or questions as to the construction of the foregoing instruments, or Escrow Holder's duties hereunder, and Escrow Holder shall incur no liability and shall be protected in acting in accordance with the opinion and instructions of such counsel.

22. Other Provisions Concerning The Lease/Assignment.

(a) Notwithstanding anything to the contrary contained herein, if any of Tenant's subtenants vacate their respective parcels prior to the date that CVS gives Tenant the Contingency Waiver Notice, Landlord and CVS agree that Tenant shall be free to sublease such parcel to any third party; provided that Tenant retains the right to terminate such new sublease upon (and cause such new subtenant to vacate such parcel within 180 days following) receipt from CVS of the Contingency Waiver Notice (i.e., such new subtenant shall be considered a "Tenant's 17th Street Rights Holder" for all purposes herein).

(b) For the avoidance of any doubt, and notwithstanding anything to the contrary contained herein, Landlord and CVS agree that upon confirmation by CVS that Tenant and all of Tenant's 17th Street Rights Holders have vacated the Premises following receipt from CVS of the Contingency Waiver Notice, Tenant shall have no further obligations (financial or otherwise) pursuant to the Lease. Furthermore, Landlord agrees that to the extent that the Termination Date occurs during a period for which Tenant has already paid rent or other sums due pursuant to the Lease, a pro-rated portion of such sums shall be promptly refunded to Tenant by Landlord for the

portion of such period during which the Premises (or any parcel thereof) were unoccupied by Tenant and Tenant's 17th Street Rights Holders.

(c) CVS and Landlord agree that Tenant shall have the absolute right to assign all of its rights and obligations under this Agreement, the Lease, the Parcel Two Sublease, the Parcel Three Sublease and the sublease provisions of the Management Agreement to Nathan's Famous, Inc. (or a subsidiary thereof); provided that Nathan's Famous, Inc. (or such subsidiary) agrees in writing to perform all of Tenant's obligations under this Agreement and the Lease for the benefit of CVS and Landlord, respectively.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TENANT:
MIAMI SUBS REAL ESTATE CORP.

By: [signature]
Name: ERIC GATOFF
Title: VP + CORPORATE COUNSEL

QSR, Inc.

By: [signature]
Name: ERIC GATOFF
Title: VP + CORPORATE COUNSEL

CVS:
CVS 3285 FL, L.L.C.

By: ____________________

By: [signature]
Name: Clay Wilson
Title: RVP - Real Estate

LANDLORD:
ROBERT T. WILLIAMSON

By: ____________________

By: ____________________
Name: ____________________
Title: ____________________

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TENANT:
MIAMI SUBS REAL ESTATE CORP.

By:________________________________
Name:______________________________
Title:_______________________________

QSR, Inc.

By:________________________________
Name:______________________________
Title:_______________________________

CVS:
CVS 3285 FL, L.L.C.

By:________________________________

By:________________________________
Name:______________________________
Title:_______________________________

LANDLORD:
ROBERT T. WILLIAMSON

By: [signature]

By:________________________________
Name:______________________________
Title:_______________________________

ESCROW HOLDER:
CHICAGO TITLE INSURANCE COMPANY

By: Timothy J. Whitsitt
Name: Timothy J. Whitsitt
Title: Associate Regional Counsel

CVS Pharmacy, Inc. joins in this Agreement for the sole purpose of guaranteeing payment of the Buyout Amount, if due under the terms and conditions hereunder

CVS Pharmacy, Inc.

By:______________________________
Name:____________________________
Title:_____________________________

ESCROW HOLDER:
CHICAGO TITLE INSURANCE COMPANY

By:______________________________
Name:____________________________
Title:_____________________________

CVS Pharmacy, Inc. joins in this Agreement for the sole purpose of guaranteeing payment of the Buyout Amount, if due under the terms and conditions hereunder

CVS Pharmacy, Inc.

By: [signature]
Name: Michael B. Nulman
Title: Assistant Secretary

STATE OF ~~FLORIDA~~ NEW YORK
COUNTY OF SUFFOLK

Then personally appeared before me on Jan 18, 2006 ERIC GATOFF as VP+Corp. Counsel of Miami Subs Real Estate Corp., and acknowledged that such person executed the foregoing instrument as such person's free act and deed, and as the free act and deed of the corporation for the purposes therein stated and intending to be legally bound thereby.

Mary Hyland
Notary Public

MARY HYLAND
Notary Public, State of New York
No. 01HY4824424
Qualified in Suffolk County
Commission Expires, May 31, 2006

STATE OF ~~FLORIDA~~ NEW YORK
COUNTY OF SUFFOLK

Then personally appeared before me on Jan 18, 2006 ERIC GATOFF as VP+Corp. Counsel of QSR, Inc., and acknowledged that such person executed the foregoing instrument as such person's free act and deed, and as the free act and deed of the corporation for the purposes therein stated and intending to be legally bound thereby.

Mary Hyland
Notary Public

MARY HYLAND
Notary Public, State of New York
No. 01HY4824424
Qualified in Suffolk County
Commission Expires, May 31, 2006

STATE OF Alabama
COUNTY OF Jefferson

Then personally appeared before me on Jan 26, 2006 the above named Clay Wilson, as RVP of CVS 3285 FL, L.L.C., a Delaware limited liability company, and acknowledged that such person executed the foregoing instrument as such person's free act and deed, and as the free act and deed of the limited liability company for the purposes therein stated and intending to be legally bound thereby.

Donna V. McDaniel
Notary Public

DONNA V. McDANIEL
Notary Public, State of Alabama
My Commission Expires October 24, 2006

STATE OF FLORIDA
COUNTY OF __________

Then personally appeared before me on _______, 2006 the above named Robert T. Williamson and acknowledged that such person executed the foregoing instrument as such person's free act and deed for the purposes therein stated and intending to be legally bound thereby.

____
Notary Public

STATE OF FLORIDA
COUNTY OF ____________

Then personally appeared before me on _______, 2006 ___________, as __________ of Miami Subs Real Estate Corp., and acknowledged that such person executed the foregoing instrument as such person's free act and deed, and as the free act and deed of the corporation for the purposes therein stated and intending to be legally bound thereby.

____
Notary Public

STATE OF FLORIDA
COUNTY OF ____________

Then personally appeared before me on _______, 2006 ___________, as __________ of QSR, Inc., and acknowledged that such person executed the foregoing instrument as such person's free act and deed, and as the free act and deed of the corporation for the purposes therein stated and intending to be legally bound thereby.

____
Notary Public

STATE OF ____________
COUNTY OF ____________

Then personally appeared before me on __________, 2006 the above named ______________, as ________________ of CVS 3285 FL, L.L.C., a Delaware limited liability company, and acknowledged that such person executed the foregoing instrument as such person's free act and deed, and as the free act and deed of the limited liability company for the purposes therein stated and intending to be legally bound thereby.

____
Notary Public

STATE OF FLORIDA
COUNTY OF Broward

Then personally appeared before me on January 20, 2006 the above named Robert T. Williamson and acknowledged that such person executed the foregoing instrument as such person's free act and deed for the purposes therein stated and intending to be legally bound thereby.

____
Notary Public

ROBERT S. SARAGA
NOTARY PUBLIC - STATE OF FLORIDA
COMMISSION # DD293604
EXPIRES 04/28/2008
BONDED THRU 1-888-NOTARY1

STATE OF FLORIDA
COUNTY OF ____________

Then personally appeared before me on 1/21, 2006 the above named Jon Gundling, as underwriter of Chicago Title Insurance Company, and acknowledged that such person executed the foregoing instrument as such person's free act and deed, and as the free act and deed of the company for the purposes therein stated and intending to be legally bound thereby.

Renee Eidelheit
Commission # DD348744
Expires: SEP. 30, 2008
Bonded Thru
Atlantic Bonding Co., Inc.

NOTARY PUBLIC STATE OF FLORIDA

Renee Eidelheit
____
Notary Public

STATE OF RHODE ISLAND
COUNTY OF ____________

Then personally appeared before me on ________, 2006 the above named ________________, as ________________ of CVS Pharmacy, Inc., and acknowledged that such person executed the foregoing instrument as such person's free act and deed, and as the free act and deed of the company for the purposes therein stated and intending to be legally bound thereby.

____
Notary Public

STATE OF ____________
COUNTY OF ____________

Then personally appeared before me on ________, 2006 the above named Jon Gundling, as _________________ of Chicago Title Insurance Company, and acknowledged that such person executed the foregoing instrument as such person's free act and deed, and as the free act and deed of the company for the purposes therein stated and intending to be legally bound thereby.

____
Notary Public

STATE OF RHODE ISLAND
COUNTY OF Providence

Then personally appeared before me on February 8th, 2006 the above named Michael B. Palmer, as Assistant Secretary of CVS Pharmacy, Inc., and acknowledged that such person executed the foregoing instrument as such person's free act and deed, and as the free act and deed of the company for the purposes therein stated and intending to be legally bound thereby.

Dorothy T. O'Brien
Notary Public

Dorothy T. O'Brien
Notary Public
State of Rhode Island
My Commission Expires 08/15/2009

EXHIBIT A

Description of Premises

LEGAL DESCRIPTION:

LOTS 13, 14, 15, 16 AND LOT 17, LESS THE WEST 25 THEREOF, AND LOT 18, LESS THE WEST 25 FEET THEREOF, AND LOTS 19, 20, 21, 22 AND 23 BLOCK 18, OF THE "CORRECTED PLAT OF EVERGLADES LAND SALES COMPANY'S FIRST ADDITION TO LAUDERDALE", AS RECORDED IN PLAT BOOK 2, AT PAGE 15, OF THE PUBLIC RECORDS OF DADE COUNTY, FLORIDA, SAID LANDS SITUATE AND LYING IN BROWARD COUNTY, FLORIDA. LESS AND EXCEPT THEREFROM, THAT CERTAIN RIGHT OF WAY REFERRED TO AS PARCEL NO. 104 IN THAT CERTAIN ORDER OF TAKING FILED JANUARY 24, 1991 IN OFFICIAL RECORDS BOOK 18091, PAGE 719 OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA, AND MORE PARTICULARLY DESCRIBED AS FOLLOWS: THAT PART OF LOTS 18, AND 19, BLOCK 18, "CORRECTED PLAT OF EVERGLADES LAND SALES COMPANY'S FIRST ADDITION TO LAUDERDALE, FLORIDA", ACCORDING TO THE PLAT THEREOF, AS RECORDED IN PLAT BOOK 2, AT PAGE 15, OF THE PUBLIC RECORDS OF DADE COUNTY, FLORIDA; BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS: COMMENCE AT THE NORTHWEST CORNER OF THE SOUTHWEST ONE-QUARTER (S.W. 1/4) OF SECTION 14, TOWNSHIP 50 SOUTH, RANGE 42 EAST; THENCE ALONG THE WEST LINE OF SAID SOUTHWEST ONE-QUARTER (S.W. 1/4) SOUTH 01 DEGREE 24 MINUTES 35 SECONDS EAST A DISTANCE OF 31.40 FEET; THENCE NORTH 88 DEGREES 35 MINUTES 25 SECONDS EAST A DISTANCE OF 62.00 FEET TO THE POINT OF BEGINNING; THENCE ALONG THE NORTH LINE OF SAID LOTS 18 AND 19, NORTH 88 DEGREES 35 MINUTES 01 SECONDS EAST A DISTANCE OF 18.00 FEET; THENCE SOUTH 43 DEGREES 35 MINUTES 13 SECONDS WEST A DISTANCE OF 28.28 FEET; THENCE ALONG THE EAST LINE OF A 10.00 FEET RIGHT OF WAY EASEMENT AS RECORDED IN OFFICIAL RECORDS BOOK 11149 AT PAGE 711, OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA, NORTH 01 DEGREE 24 MINUTES 35 SECONDS WEST A DISTANCE OF 19.83 FEET TO A POINT ON A CIRCULAR CURVE CONCAVE TO SOUTHEAST, HAVING A RADIUS OF 12.00 FEET AND A CHORD BEARING OF NORTH 83 DEGREES 47 MINUTES 24 SECONDS EAST; THENCE EASTERLY ALONG THE ARC OF SAID CURVE A DISTANCE OF 2.01 FEET THROUGH A CENTRAL ANGLE OF 09 DEGREES 35 MINUTES 15 SECONDS TO THE POINT OF TANGENCY AND THE POINT OF BEGINNING. SAID LANDS LYING IN BROWARD COUNTY, FLORIDA.

EXHIBIT A-1

Description of Parcel One

1706 South Federal Highway, Fort Lauderdale, County of Broward, Florida

LEGAL DESCRIPTION

The East one-half (E 1/2) of Lot 18 and all of Lots 19, 20 and 21, Block 18 of "Everglades Land Sales Company's First Addition" as recorded in Plat Book 2, Page 15 of the Public Records of Dade County, Florida and being more particularly described as follows:

COMMENCE at the Northeast corner of Lot 21 for a POINT OF BEGINNING; thence South (assumed bearing) along the East line of said Lot 21, a distance of 123.00 feet; thence West, along the South line of said Lots 18, 19, 20 and 21 a distance of 175.00 feet, to a point of intersection with the Easterly right-of-way line of Federal Highway (AKA U.S. No. 1) thence North, along said right-of-way line, a distance of 123.00 feet, to a point of intersection with the Southerly right-of-way line of Southeast 17th Street thence East, along said right-of-way line a distance of 175.00 feet to the POINT OF BEGINNING.

Said land lying and being in the City of Fort Lauderdale, County of Broward, State of Florida and containing 2,1525 square feet or 0.4941 acres more or less.

RECORDED IN THE OFFICIAL RECORDS BOOK OF BROWARD COUNTY, FLORIDA
F. T. JOHNSON
COUNTY ADMINISTRATOR

OFF REC 10907 PG 810

EXHIBIT A

EXHIBIT A-2

Description of Parcel Two

1710 South Federal Highway, Fort Lauderdale, County of Broward, Florida

JUL-20-2005 11:50 P.03

The land referred to is described as follows, and known as 1710 South Federal Highway, Ft. Lauderdale, Florida:

The West 33 feet of Lot 14, and all of Lots 15, 16, and Lot 17 less the West 25 feet thereof, in Block 18, of CORRECTED PLAT OF EVERGLADES LAND SALES COMPANY'S FIRST ADDITION TO LAUDERDALE, FLORIDA, as recorded in Plat Book 2, at Page 15, of the Public Records of Dade County, Florida, lying and being in Broward County, Florida.

BK 19623PG0029

EXHIBIT "A"

EXHIBIT A-3

Description of Parcel Three

700 SE 17th Causeway, Fort Lauderdale, County of Broward, Florida

JUL-28-2005 11:50 P.15

EXHIBIT "A"

LEGAL DESCRIPTION OF 17TH STREET PROPERTY

All of Lot 13, and Lot 14, LESS the West 33 feet thereof, TOGETHER WITH Lot 21, LESS the West 35 feet thereof, and all of Lots 22 and 23, Block 18, FIRST ADDITION TO LAUDERDALE, according to the plat thereof, recorded in Plat Book 3, Page 15, of the Public Records of Dade County, Florida, said land lying and being in Broward County, Florida.

L. A. HESTER

81152726 998

TOTAL P.15

EXHIBIT B

Copy of Lease

Attached hereto.

1706 South Federal Highway

1706 South Federal Highway

Exhibit A

LAND AND BUILDING LEASE AGREEMENT

THIS LAND AND BUILDING LEASE AGREEMENT ("Lease"), made and entered into as of the 16th day of FEB., 1983, by and between ROBERT WILLIAMSON ("Lessor") and BOJANGLES' OF FLORIDA, INC., a Florida corporation, 435 East Oakland Park Boulevard, Oakland Park, Florida 33334 ("Lessee"), said designations of the Lessor and the Lessee being without distinction as to number or gender.

W I T N E S S E T H:

1. Premises. The Lessor, in consideration of the rent, covenants and agreements hereinafter contained to be paid, kept and performed by the Lessee and upon the conditions that each and all of these said covenants and agreements shall be duly kept and performed by the Lessee does, by these presents, lease, demise and let unto the Lessee that certain real property ("Demised Premises"), the legal description of which is attached hereto and made a part hereof as Exhibit A, to have and to hold the said Demised Premises with the improvements thereon, the appurtenances thereunto belonging, paying rent therefor and holding possession thereof as hereinafter provided. The Lessee does hereby hire and take from the Lessor the said Demised Premises and does hereby covenant and agree with the Lessor as follows:

2. Construction of Improvements.

(a) The Lessee shall cause to be constructed upon the Demised Premises a new building for the Lessee's use as a restaurant outlet in accordance with the Plans, Specifications and Site Plan which is attached hereto as Exhibit B and initialed by the parties, with such additions, deletions or alterations as may be required by any applicable law, ordinance, rule or regulation. The Lessee shall procure all necessary licenses and permits for the erection and installation of the building, signs, curb cuts, approaches or driveways, and all other improvements, including those for sewer and water. Construction of the improvements, including the site work to be done by the Lessor, as hereinafter described, shall commence within one hundred twenty (120) days after the date hereof and be completed on or before the 1st day of October, 1983, provided that said completion date shall be extended for delays beyond the control of the Lessee. The Lessee shall have sole and exclusive supervision and control of the construction of all improvements upon the Demised Premises including the selection of all materials, contractors, architects and engineers. On the date the improvements are fully completed in accordance with the Plans, Specifications and Site Plan, and a certificate of occupancy has been issued by the City (County) Building Inspection Department, the Lessee shall give written notice thereof to the Lessor and shall certify to the Lessor that all accounts due or to become due for labor and materials used in such construction have been fully paid and satisfied, and the total amount of the actual construction costs incurred.

(b) The Lessee shall initially be responsible for and shall pay the construction costs in accordance with the terms of the construction contract executed between the Lessee and the contractor. The Lessor shall reimburse the Lessee for all actual construction costs (as defined below) as construction of the improvements progresses. The Lessee shall submit requisitions for payment for work completed on or before the 25th day of each month and payment thereof to the Lessee shall be made on or before the fifth day of the

following month; provided, the Lessor shall have the right to inspect the improvements from time to time to confirm the stage of completion of the work. In the event the Lessor fails to reimburse the Lessee as provided herein, then for so long as such default shall continue (i) there shall be interest at the rate of eighteen percent (18%) per annum charged upon the amount in default and (ii) the Lessee shall not owe and the Lessor shall not be entitled to receive a prorata portion of the "Minimum Rent" (as defined in Paragraph 4 hereof) as to that portion of the amount due to the Lessee which has not been reimbursed by the Lessor.

(c) "Actual construction costs," as used herein, shall include expenses incurred in demolition of any existing improvements, site preparation, building permits, architect's and contractor's fees, contractor's costs of liability, vandalism, theft and malicious mischief insurance, the cost and expense of installation of the Lessee's free-standing sign and all costs of construction of the building including plumbing, electrical, heating and air conditioning systems and finish grading, sodding, landscaping and paving. Actual construction costs shall not include trade fixtures, cooking or refrigeration equipment or sewer or water lines to the Demised Premises. The cost of bringing sewer and water lines to the Demised Premises shall be an expense of Lessor.

(d) Notwithstanding anything to the contrary contained in this Lease, the cost of all improvements to the Demised Premises for the area existing between the boundaries of the Demised Premises up to five (5') feet from the building including, but not limited to, the installation of utility lines, sodding, paving, and landscaping in accordance with the Plans, Specifications and Site Plans shall be paid by Lessor but shall only be deemed actual construction costs up to a maximum of Thirty Thousand Dollars ($30,000) for the purpose of calculating the Minimum Rent.

(e) Any broker's commission or finder's fees, together with all charges for interest, or financing costs, fees, recording fees, title fees incurred by the Lessor, and all other costs not set forth above shall be at the Lessor's sole cost and expense and shall not be included in the actual construction costs as used and defined herein.

3. Commencement of Rent and Term. The term of this Lease and the accrual of rent hereunder shall commence on the date the certificate of occupancy is issued by the applicable governmental building department and shall terminate twenty (20) years thereafter.

The Lessor does hereby grant to the Lessee the right, privilege and option to extend this Lease for two (2) successive period(s) of five (5) years (each), upon the same terms and conditions as herein contained upon notice in writing to the Lessor at least ninety (90) days prior to the expiration of the term thereof or any extension or renewal.

4. Rental. The Lessee shall pay to the Lessor, beginning with the commencement of the term, the sum of Seventy-Five Thousand Dollars ($75,000) per annum, payable in equal monthly installments of Six Thousand Two Hundred Fifty Dollars ($6,250) on the first day of each and every calendar month, in advance and without demand ("Minimum Rent").

The foregoing rental is based upon an estimate of actual construction costs of Two Hundred Forty Thousand Dollars ($240,000) for the construction of all improvements and facilities on the Demised Premises in accordance with the Lessee's Plans, Specifications and Site Plan. In the event that actual construction costs incurred, as herein defined, are less than the foregoing amount, the annual rental shall be reduced by an amount equal to

fourteen percent (14%) per annum of such difference. In the event that actual construction costs incurred, as herein defined, exceed the foregoing amount, the annual rental shall be increased by an amount equal to fourteen percent (14%) of such difference, provided that the Lessee shall not be obligated to pay such annual increase in the Minimum Rent unless the Lessee shall have furnished to the Lessor its written approval of such increase in actual construction costs prior to the incursion of said costs. In the event of either an increase or decrease in the Minimum Rent, the parties will execute an Addendum to this Lease finally establishing the adjusted annual rental. If the commencement of the term hereof shall be on a date other than the first day of a calendar month, the rental shall be prorated on a per diem basis.

5. Percentage Rent. The Lessee agrees to pay to the Lessor as additional rent in each year during the term of this Lease, an amount equal to the excess, if any, of six percent (6%) of the Lessee's annual "gross sales," as hereinafter defined, over the Minimum Rent specified above. It is understood that the Minimum Rent paid is credited against the six percent (6%) so that the total amount of rent due shall not be more than six percent (6%) of annual gross sales.

Definition of Gross Sales. The term "gross sales" as used in this Lease, shall mean the gross amount received by the Lessee for cash and credit accrual, except as hereinafter provided, from all sales of merchandise, services and from income from all other sources derived from business conducted on the Demised Premises, including orders received on the Demised Premises but filled elsewhere.

There may be deducted from gross sales for the purpose of computing percentage rental, the amount of all taxes, if any, which shall be payable on the sale of merchandise or services in or from the Demised Premises, under or pursuant to any federal, state or local law, now or hereafter in effect, levying or imposing a tax upon the sale or sales or merchandise or services; provided, however, that no capital stock tax, privilege tax or franchise tax, and no income or similar tax based upon income or profits as such, shall be deducted from gross sales. It is further understood that income derived from sources other than the operation of the business as conducted on the Demised Premises, including, but not limited to, insurance or bond proceeds, condemnation awards payable to the Lessee, proceeds from any loan or financing, proceeds from the sale of the leasehold estate created hereby or any assignment or subletting thereof, shall be excluded from the term "gross sales" as used in this Lease.

Accounting. The Lessee shall keep, or cause to be kept, full, complete and proper books, records and accounts of the gross sales and credits of each separate department and concession at any time operated in the Demised Premises; said books, records and accounts (including any sales tax reports that the Lessee may be required to furnish to any governmental agency), shall be available for inspection by the Lessor, the Lessor's auditor or other authorized representatives or agents at all reasonable times.

Statement of Gross Sales. Within sixty (60) days after the 1st day of January of each year during or relating to the term of this Lease, as extended, the Lessee shall furnish the Lessor with a statement, to be certified as correct by a Certified Public Accountant and by the Lessee or the employee of the Lessee authorized so to certify, which shall set forth the gross sales, as hereinbefore defined, made in or from the Demised Premises during the year preceding the 25th day of January. Said statement shall be accompanied by payment for all percentage rental accrued for said fiscal year concluded.

6. Zoning and Building Laws. The parties understand that the Lessee intends to operate a restaurant outlet on the Demised Premises, therefore, this Lease is made specifically contingent upon the Lessor obtaining on or before ninety (90) days from the date of execution by both parties, such building, sign, driveway, including ingress and egress to public thoroughfares, and other governmental permits acceptable to the Lessee for the construction and operation of said restaurant on the Demised Premises. The Lessor further warrants that the use by the Lessee of the Demised Premises for the preparation, sale and consumption on or off the Demised Premises of food and beverages will be a permitted use under the zoning classification and local laws and ordinances applicable to the Demised Premises. The Lessee warrants and represents to the Lessor that the proposed improvements under its supervision will be constructed and installed in full compliance with all applicable building codes and regulations. Each of the parties hereby acknowledges the reliance of the other upon the foregoing representations and warranties in executing this Lease and that matters so represented and warranted are material, and they do hereby agree that any breach of warranty or misrepresentation will constitute grounds for immediate termination of this Lease.

7. Survey. The Lessee may, at its option, obtain a current survey of the Demised Premises, made and certified by a licensed surveyor or engineer, showing the location, area, boundaries and dimensions of the Demised Premises, the relative location thereof with respect to streets or highways in the vicinity of the Demised Premises, the location or proposed location of all utility lines, whether or not the same are brought directly from a public highway or over other premises of the Lessor or others. If said survey discloses unsuitable easements or that the location, area, dimensions or shape of the Demised Premises are not as represented by the Lessor, then the Lessee shall have a right to terminate this Lease and declare same null and void and of no force and effect.

8. Use of the Demised Premises. The Lessee may use the Demised Premises for any lawful purpose except that the Lessee may not sell seafood or Mexican food as its primary product so as to compete with the adjoining tenants, "Long John Silver's" and "Taco Viva." The Lessee shall not perform any act or carry any practice which may injure the building and shall keep the Demised Premises under its control, including sidewalks adjacent to the Demised Premises and loading areas allocated for the use of the Lessee, clean and free from rubbish and dirt at all times, and shall store all trash and garbage within the Demised Premises and arrange for regular pickup and cartage of such trash and garbage at the Lessee's expense. The Lessor will not permit or establish on any adjoining property owned by Lessor any restaurant which sells chicken or biscuits as its primary product.

9. Property Taxes, Assessments and Utilities. The Lessee shall pay promptly and before the same become delinquent, all taxes on all merchandise, personal property, buildings and improvements, all real property taxes, and any business rental taxes which are or may become a lien on or levied against the Demised Premises, and shall pay all charges for water, gas, electricity and other utilities furnished to or used upon the Demised Premises. However, the Lessee shall have the right to contest the legality or validity of any taxes or assessments herein provided to be paid by the Lessee, but no such contest shall be carried on or maintained by the Lessee after the time limited for any such taxes or assessments unless the Lessee shall have duly paid the amount involved under protest, or shall procure and maintain a stay of all proceedings to enforce any collection thereof. Promptly upon final determination of any such contest adversely to the Lessee, the Lessee shall pay and discharge the amount of the tax or assessment so determined to be due, together with any penalties, fines, interest, cost and expense which may have accrued thereon,

and provide proof of payment thereof to the Lessor. Any refund shall be the property of the Lessee. All real property taxes shall be deductible from any Percentage Rent to be paid to Lessor under this Lease. Lessee shall pay the applicable sales tax on all payments of Minimum Rent.

During the first and last year of this Lease all real property taxes or any other general or special assessment in relation to the real property or the improvements located thereon shall be prorated between the Lessor and the Lessee on a calendar year basis using the most recent tax rate and valuation.

10. Maintenance of the Demised Premises. The Lessee shall, at its own expense, during the term of this Lease, and any extension thereof, keep and maintain the Demised Premises including building, sidewalks, curbs and parking areas adjacent to the premises in good order and repair, making such repairs and replacements thereto as may be necessary. The Demised Premises shall be returned to the Lessor at the termination of this Lease, or extensions thereof, in good condition, ordinary wear and tear excepted.

11. Repairs, Alterations and Installations. The Lessee at all times during the term hereof, or any extensions or renewals hereof, has the right to make any and all alterations, additions, improvements and installations to the interior or exterior of the Demised Premises, except that any structural alterations to be made by the Lessee to the improvements shall not be done without the Lessor's prior written consent which shall not be unreasonably withheld. These rights of the Lessee include rights to expand at any time the buildings or improvements located upon the Demised Premises. In addition, the Lessee shall (both before and subsequent to the commencement of the leasehold term) have the right, without the Lessor's consent, to erect, install, maintain and operate on the Demised Premises in a manner which will not cause permanent damage thereto such personal property, fixtures, trade fixtures, machinery or equipment used or procured for use in connection with the operating of the Lessee's business, including chairs, tables, counters, ovens, stoves, refrigerators, freezers, food lockers, cash registers, signs (indoor and outdoor), specially designed components of the improvements, including signs, fairings, panels and decorative materials and ceilings, all of which shall remain and continue to be the sole and absolute property of the Lessee and may be removed at any time during the term hereof or at the expiration of the term of this Lease or any renewals or extensions thereof; provided, however, that such removal shall not impair the structural integrity of the building. The Lessee shall repair or replace any damage or damaged structures resulting from such removal at its sole expense. The Lessee's right, title and interest therein shall be superior to any mortgage or other lien effected or placed upon the Demised Premises from any source or cause whatsoever, and the Lessor agrees not to mortgage or pledge such property and shall waive and cause to be waived by its creditors any rights, liens or encumbrances of whatever nature with respect to such property as the Lessee may require from time to time hereafter.

Any delivery or installation of fixtures, equipment or stock or any other material to the Demised Premises prior to occupancy shall not constitute acceptance or possession of the Demised Premises by the Lessee and shall not obligate the Lessee to pay rent prior to the full completion of the Demised Premises as improved and acceptance of same by the Lessee as provided hereinabove.

The Lessee shall have no right, authority or power to bind the Lessor or any interest of the Lessor in the Demised Premises for the payment of any claim for labor or materials or for any charge or expense incurred to

maintain or repair any of the Demised Premises, or to make any and all alterations, additions and improvements to the building or improvements, to render the Demised Premises liable for any lien or right of lien for any labor, material or other charge or expense incurred in connection therewith and shall in no fashion be considered the agent of the Lessor in the construction, erection, modification, repair or alteration thereto.

12. Warranty. The Lessor hereby assigns to the Lessee all of its rights under any guarantee or warranty delivered by the general contractor and the subcontractors, suppliers or materialmen for construction of the aforesaid buildings and improvements and installation of furnishings and equipment against defects or workmanship and materials, including but not limited to plumbing, roofing, air conditioning and electrical, so that the Lessee shall have the full benefit, right and privilege of enforcing such guarantees if necessary. The Lessee shall have the right to sue for and recover any damages and the cost of any restoration and repair caused by the breach of such guarantees or warranties, such litigation to be in the name of the Lessor or the Lessee as required.

13. Brokerage Fees. The Lessor and the Lessee warrant to each other that no real estate broker or other person will claim a commission in connection with this Lease. Should any claim for commission be established, the parties hereby expressly agree to hold each other harmless with respect thereto to the extent that one or the other is shown to have been responsible for the creation of such claim.

14. Indemnity and Insurance. The Lessee agrees that it will indemnify and save the Lessor harmless from any and all liability, damage, and expense, cause of action, suits, claims or judgments resulting from injury to the person or property of others on the Demised Premises caused by the Lessee or its agents or employees except in connection with loss of rents.

So long as the Lessor's and the Lessee's insurance policies may make provision for a waiver of subrogation which each party agrees to use its best efforts to obtain, each party hereto releases the other to the extent of its insurance coverage from any liability for loss or damage caused by fire or any of the extended coverage casualties included in such party's insurance policies and its resulting loss or losses to the Demised Premises occupies by the Lessee, even if such fire or other casualty might have been brought about by the fault or negligence of the other party, its agents or employees.

The Lessee agrees to maintain and to pay for fire and extended coverage, and liability insurance during the term of this Lease and any extensions thereof, with insurance companies licensed to do business in the State of Florida and acceptable to the Lessor, to wit: public liability insurance with limits of not less than One Million Dollars ($1,000,000), and property damage insurance with limits of One Hundred Thousand Dollars ($100,000) and to insure all improvements at full replacement value against loss or damage by fire or extended coverage. All of said insurance policies shall name the Lessor as an additional insured. Original policies or certificates of said liability and fire insurance coverage shall be furnished to the Lessor, and all policies shall provide for written ten (10) day cancellation notice to the Lessor.

Each party covenants and agrees to cooperate with the other in securing prompt recovery of any insurance proceeds for any insured loss from the respective insurance carriers.

15. Covenant of Title and Quiet Enjoyment. The Lessor covenants that the Lessor is well seized of and has good title to lease the Demised Premises,

does warrant and will defend the title thereto, and will indemnify the Lessee against any damage and expense which the Lessee may suffer by reason of any lien, encumbrances, restriction or defect in the title or description herein of the Demised Premises. If at any time the Lessor's title or right to receive rent hereunder is disputed, or there is a change of ownership of the Lessor's estate by act of the parties or operation of law, the Lessee may withhold rent thereafter accruing until the Lessee is furnished proof, satisfactory to it, as to the party entitled thereto.

16. Partial and Total Destruction of the Demised Premises. In case the whole or any part of the building of which the Demised Premises form a part shall be destroyed or damaged by fire or other cause, after the commencement of the term of this Lease and any extensions or renewals thereof and before the termination thereof, then in every such case, if the Demised Premises are not usable for the normal conduct of the Lessee's business, the rental charges contained in Paragraphs 4 and 5, and other charges, if any, shall be suspended during the period in which the Demised Premises are not usable for the conduct of the Lessee's business and until the Demised Premises shall have been restored to the condition which they were in immediately prior to the destruction or damage.

In the event of destruction or damage to the Demised Premises, the Lessee shall promptly give prompt notice of same to the Lessor. The Lessee shall assume responsibility to the extent of insurance proceeds available, for the repair and restoration of the Demised Premises including the building and all other improvements to its original condition as soon as circumstances permit. All insurance proceeds payable, either in part or in whole, to the Lessor in connection with said damage or destruction shall be held in trust by Lessor for the benefit of Lessee. Upon completion of the repairs and restoration, the Lessor shall release to the Lessee any and all insurance proceeds available to pay the costs thereof; provided, however, if restoration in excess of Five Thousand Dollars ($5,000) is required, the Lessor shall allow reasonable draws upon the insurance by the Lessee as the restoration proceeds. The obligation of the Lessee to repair and restore as set forth above shall be subject to the following limitations:

(a) In the event of a total or partial destruction of the Demised Premises exceeding fifteen percent (15%) or more of such full insurable value of the buildings and improvements located thereon (excluding foundations) within the last six (6) months next preceding the thirtieth year after the commencement of this Lease, the Lessor or the Lessee may elect not to have any repairs or restoration done and in such event, the party determining not to continue under the terms of this Lease shall notify the other in writing and this Lease shall be null and void from the date of the written notice to the other party;

(b) In the event of a total or partial destruction of the Demised Premises exceeding twenty percent (20%) or more or such full insurable value of the building and improvements located thereon (excluding foundations) within the last three (3) years of the original lease term or of any renewal or extended term, the Lessee may elect not to have any repairs or restoration done and in such event, the Lessee shall notify the Lessor in writing and this Lease shall be null and void from the date of the written notice to the other party;

(c) In the event of a total or partial destruction of the Demised Premises during a time period other than the time periods

described above, which exceeds thirty-five percent (35%) or more of the full insurable value of the buildings and improvements located thereon (excluding foundations) the Lessee may elect not to have any repairs or restoration done and in such event, the Lessee shall notify the Lessor in writing and this Lease shall be null and void from the date of the written notice to the other party.

17. Condemnation. In the event of the taking or conveyance of the whole or any part of the Demised Premises by reason of condemnation by any public or quasi-public body, it shall be the responsibility of each of the parties hereto, to represent themselves, independently, in seeking damages before the condemning body.

In the event of any condemnation proceeding in which at least ten percent (10%) of the Demised Premises are taken, it shall be the sole right of the Lessee to determine if the remainder of the Demised Premises after condemnation is suitable for the continued conduct of the Lessee's business.

It shall be the duty of the Lessor to immediately notify the Lessee of any condemnation notice or proceeding in connection with the Demised Premises. Within thirty (30) days of the effective notice to the Lessee of the final determination of the degree to which the condemning authority intends to take the Demised Premises, the Lessee shall notify, as provided herein, the Lessor in writing of its intention to continue or to terminate this Lease and in the event of termination, this Lease shall be null and void from the date of such notice.

In the event of a permanent taking of less than all of the Demised Premises, and the Lessee elects not to terminate this Lease, the Lessee's rental except for percentage rental shall be reduced in proportion to the percentage of the Demised Premises so taken.

In the event that all or any portion of the Demised Premises shall be condemned or taken as aforesaid for a limited period, and the Lessee elects not to terminate this Lease, the Lessee shall continue to perform and observe all of the covenants, terms and provisions of this Lease as though such condemnation of taking had not occurred except that during the pendency of such temporary taking or condemnation, the Lessee's minimum rental obligation as described in Paragraph 4 of this Lease shall abate.

Notwithstanding any termination of this Lease by the Lessee, the Lessee shall be entitled to recover out of the condemnation award or compensation its damages in connection with the value of its leasehold estate and its furniture, fixtures, inventory, moving expenses, signs and equipment.

18. Assignment. Other than as provided herein, the Lessee shall have the right to sublet or assign this Lease to its franchisee in the ordinary course of the Lessee's business. The Lessee shall not otherwise assign this Lease, or any interest therein, and shall not otherwise sublet the Demised Premises or any part thereof, or any right or privilege appurtenant thereto, or permit any other person (the agents and servants of the Lessee excepted) to occupy or use the Demised Premises, or any portion thereof, without first obtaining the written consent of the Lessor, which consent shall not be unreasonably withheld. Consent by the Lessor to one assignment, subletting, occupation or use by another person or party shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person or party except for a reassignment to the Lessee. Consent to an assignment shall not release the Lessee from liability for the continued performance of the terms and conditions on the part of the Lessee to be kept

and performed, unless the Lessor specifically releases the Lessee from said liability.

Notwithstanding anything hereinabove contained to the contrary, the Lessee may, without the Lessor's consent, assign, transfer or sublet its leasehold interest to a corporation more than fifty percent (50%) of whose voting stock is owned by the Lessee, or to a corporation which owns more than fifty percent (50%) of the Lessee's voting stock; provided, such assignment shall not release the Lessee from liability for the performance of the terms and conditions hereof.

The Lessor may at any time during the term hereof assign its interest in this Lease without consent of the Lessee.

19. Subordination and Non-Disturbance. The Lessee herewith agrees that its interest in this Lease is subordinate to any hypothecation of the leasehold interest by Lessor; provided, however, that if the Lessee is not in default, the Lessee's possession of the Demised Premises and rights under this Lease shall not be affected or disturbed by any mortgagee of the Lessor in the exercise of any of its' rights under any mortgage or the note secured thereby. In the event a creditor, lender, mortgagee or any other person acquires title to the Demised Premises under foreclosure or any other remedy provided for in any security agreement, deed of trust or mortgage, this Lease shall not terminate and the exercise of all rights of the secured creditor, beneficiary under a deed of trust or mortgage, or any other party acquiring title to the Demised Premises shall be subject to this Lease and the rights of the Lessee hereunder. The Lessee agrees to attorn to the secured creditor, beneficiary of a deed of trust, mortgagee or any other similar person or entity or person as its successor lessor and the Lease shall continue in full force and effect as a direct lease between the Lessee and the then current title holder of the Demised Premises, upon all the terms, conditions and agreements set forth herein.

20. Lessee's Proprietary Interests. The Lessor acknowledges that the Plans, Specifications and Site Plan provided by the Lessee are the Lessee's property and agrees that the Lessor will not use or permit anyone else to use said Plans, Specifications and Site Plan in the design or construction of any building, and will return to the Lessee promptly after completion of construction all Plans, Specifications and Site Plans in the Lessor's possession. The Lessor also acknowledges that any information obtained by the Lessor relating to the business and operating methods of the Lessee and any financial data pertaining to the same are of a confidential nature, and the Lessor will make no disclosure of the same except that the Lessor may disclose the amount of percentage rents received by the Lessor under this Lease for the purpose of obtaining financing or other credit in connection with the Demised Premises.

21. Default and Termination. If the Lessee shall fail to pay any installment of rent promptly on the day the same shall become due and payable hereunder, and shall continue in such default for a period of thirty (30) days after written notice thereof by the Lessor, or if the Lessee shall fail to promptly keep and perform any other affirmative covenant of this Lease, strictly in accordance with the terms of this Lease and shall continue in default for a period of thirty (30) days after written notice thereof by the Lessor of default and demand of performance, then and in any such event and as often as any such event shall occur, the Lessor may: (i) declare the said term ended, and enter into said Demised Premises or any part thereof, either with or without process of law, and expel the Lessee or any person occupying the same in or upon the Demised Premises, using such force as may be necessary, and to repossess and enjoy the Demised Premises as in the

Lessor's former estate; or (ii) relet the Demised Premises, applying said rent from the new tenant on this Lease, and the Lessee shall be responsible for no more than the balance that may be due, should a balance exist. However, if any default shall occur, other than in the payment of money, which cannot with due diligence be cured within a period of thirty (30) days, and the Lessee, prior to the expiration of thirty (30) days from and after the giving of notice as aforesaid, commences to eliminate the cause of such default and proceeds diligently and with reasonable dispatch to undertake efforts required to cure such default, then the Lessor shall not have the right to declare the said term ended by reason of such default.

22. Lease Agreement Modification. At any time and from time to time, the Lessee agrees upon request in writing from the Lessor to execute, acknowledge, and deliver to the Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect (or that there have been modifications, that the same is in full force and effect as modified, and stating the modifications) and the dates to which rent and other charges have been paid.

23. Investment Tax Credit. The Lessor covenants and agrees that in accordance with the Revenue Act of 1978 as it pertains to the investment of tax credit for tangible personal property and with Sections 48(d) and (g) of the Internal Revenue Code, that it will and hereby does offer the Lessee the benefit of such available investment credit and that it will issue to Lessee an appropriate certificate to this effect. The Lessee by execution to this Lease hereby indicates its consent to be treated as the purchaser of the personalty for purposes of the investment tax credit allowed by Sections 38 and 48 of the Internal Revenue Code.

24. Situs of the Agreement. All questions with respect to the construction of this Lease and the rights and liabilities of the Lessor and the Lessee shall be governed by the laws of the State of Florida.

25. Right of Inspection. The Lessor and/or the Lessor's authorized representatives shall have the right to enter upon the Demised Premises at all reasonable hours for the purpose of inspection of the same or for making repairs, additions or alterations in or upon the Demised Premises, or for the purpose of exhibiting the same to prospective tenants, purchasers or others.

26. Waiver of Breach. No waiver by either party hereto of any breach or of any one or more of the terms, covenants, conditions or agreements of this Lease shall be deemed to imply or constitute a waiver or relinquishment of either party's rights thereafter to enforce any such default or term, condition, covenant, or agreement, and the same shall continue in full force and effect. The rights and remedies of either party under this Lease shall be cumulative and in addition to any and all other rights and remedies which either party has or may have.

27. Notices. All notices that are required or authorized to be given under the terms of this Lease shall be given in writing by United States certified or registered mail with postage prepaid addressed to the party to whom such notice is given, to the address first given above, or to such other address as the parties may have heretofore designated in writing. Rental and all other payments due under this Lease to the Lessor shall be paid in lawful money of the United States of America to the name and at the address first given above or to such other places as the Lessor may from time to time designate in writing.

28. Relationship of the Parties. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creat-

ing the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent nor any other provision contained herein, nor any acts of the parties hereto are other than the relationship of the Lessor and the Lessee. Whenever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the female and neuter genders. The numerical headings or titles to the paragraphs are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

29. Invalidity of Provisions. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons whose circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

30. Amendments. No waivers, alterations or modifications of this Lease or any agreements in connection therewith shall be valid unless in writing, duly executed by both the Lessor and the Lessee herein.

31. Agreement and Time of Essence. Each and every agreement, term, condition, covenant and understanding and provision contained in this Lease shall be taken and decreed as of the essence of this Lease. Time is of the essence of this Lease.

32. Signs. During the term of this Lease and any renewals thereof, the Lessee shall have the exclusive right, in conformity with and subject to all applicable laws and ordinances, to maintain, erect and thereafter replace all signs and other identifying items on the Demised Premises.

33. Title. On or before thirty (30) days from the date hereof, the Lessor shall deliver to the Lessee's attorneys, Ruden, Barnett, McClosky, Schuster & Russell, P.A. (Attention: Scott J. Fuerst, Esq.), One Corporate Plaza, 110 East Broward Boulevard, Fort Lauderdale, Florida, an abstract of title ("Abstract") of the Demised Premises prepared by a reputable abstract company. The Abstract shall be an accurate synopsis of all instruments affecting title to the Demised Premises from the beginning and brought current to a date and time subsequent to the execution of this Lease showing the Lessee's interest hereunder to be good and marketable and insurable subject only to the lien of real property taxes for the current year, utility easements and reservations and restrictions of record provided same do not prohibit, restrict or interfere with the Lessee's contemplated use of the Demised Premises or the Lessee's construction of the contemplated improvements thereon. Within thirty (30) days from the date of receipt of the Abstract, the Lessee shall notify the Lessor of any objections which the Lessee may have to title to the Demised Premises. The Lessor shall be required to use due diligence to cure any and all such defects in title of which the Lessee has so notified the Lessor and the Lessee shall have a reasonable time to cure such defects in title not to exceed sixty (60) days from the date of receipt of notice of such defects from the Lessee. If, after the expiration of said 60-day period, the Lessor has not cured said defects then, and in such event occurring, the Lessee shall have the right, but not the obligation, for an additional 60-day period to attempt to cure such defects. If, after the expiration of said period (either 60 days or 120 days, as the case may be), said defects have not been cured, then the Lessee shall have the option of either accepting title in its then condition or terminating this Lease whereupon this Lease shall be cancelled and all parties hereto released and relieved from any and all further obligations provided that any sums paid by the Lessee to the Lessor hereunder shall be forthwith refunded by the Lessor to the Lessee.

34. Memorandum of Lease. The parties agree to execute a short form memorandum of this Lease for recordation purposes.

35. Right of First Refusal. During the term of this Lease, as renewed or extended, the Lessor shall not sell the Demised Premises to any third party without first offering the Demised Premises for sale to the Lessee on the same terms and conditions proposed to a third party purchaser. Specifically, the Lessor shall give the Lessee written notice of the terms and conditions of any proposed sale to a third party, including a copy of the third party proposal, and the Lessee shall have thirty (30) days after its receipt of the notice within which to accept the proposal. If the Lessee fails to accept the proposal within the thirty (30) day period, the Lessee shall be deemed to have waived its right to purchase.

36. Parties Bound. Except as hereinabove set forth, all of the terms, conditions, covenants, agreements and provisions of this Lease shall be binding upon and shall inure to the benefit of the successors and assigns of the respective parties thereto, and shall run with the land.

37. Cross-Parking Agreement. The parties agree that the Lessee and its patrons shall have the right to use any and all parking spaces located on the adjoining property owned by Lessor and that Lessor, any tenant of Lessor and the patrons of any tenant of Lessor located on the property adjoining the Demised Premises shall have the right to use all parking spaces located upon the Demised Premises. Lessee agrees to execute an agreement in form reasonably acceptable to Lessee setting forth the above rights upon request of the Lessor.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed under the seal to be hereto affixed, the day and year first above written.

WITNESSES:

(Witnesses as to Lessor)

LESSOR:

Robert Williamson

LESSEE:

BOJANGLES' OF FLORIDA, INC.

By: ______________________

(CORPORATE SEAL)

(Witnesses as to Lessee)

#13

SUB-LEASE

THIS SUB-LEASE dated for reference purposes as of April 1, 1989, by and between H.H.B.K., Inc. (successor through merger to Bojangles' of Florida, Inc.), hereinafter referred to "Sub-Landlord" and Kavala, Inc., hereinafter referred to as "Sub-Tenant".

WITNESSETH:

In consideration of the respective representations and agreements herein contained, Sub-Landlord and Sub-Tenant, agree as follows:

ARTICLE I

REPRESENTATION OF SUB-LANDLORD

(1) Sub-Landlord is a Tenant in good standing under a Lease dated February 16, 1983, by and between Robert Williamson (Landlord) and Bojangles' of Florida, Inc. (Tenant), a true copy of which Lease Agreement is attached hereto as Exhibit A and incorporated herein by reference for all purposes; and

(2) The Sub-Landlord is not presently in default of said Lease attached hereto and marked Exhibit A, it has committed no act in violation of such Lease as would constitute a default thereunder, and such Lease is valid in subsisting as of the date hereof.

ARTICLE II

DEFINITION OF TERMS

(a) "Sub-Landlord" means H.H.B.K., Inc. (successor through merger to Bojangles' of Florida, Inc.).

(b) "Sub-Tenant" means Kavala, Inc., its heirs, executors, and his permitted successors and valid assigns.

(c) "Building" means the one (1) story restaurant building and all appurtenances thereto addressed as 1706 South Federal Highway, Ft. Lauderdale, FL.

(d) Minimum Rent means equal monthly installments of Six Thousand Eight Hundred Thirty-Three and 33/100 Dollars ($6,833.33) payable in advance on the first day of each calendar month throughout the term herein.

Rent payable to Sub-Landlord at:
Bojangles' Corporation
Attention: Wayne Garten
c/o H&H Consulting Corporation
730 Fifth Avenue
New York, NY 10019

(e) Percentage Rent means rent which may accrue to Sub-Landlord in addition to the minimum rent and shall be calculated in accordance with Paragraph 5, Percentage Rent, Page 3 of the underlying Lease attached hereto as Exhibit A.

(f) Notice Address - To Sub-Landlord:
Bojangles' Corporation
P. O. Box 240239
Charlotte, NC 28224
Attention: Real Estate Department

With a copy to:
H.H.B.K., Inc.
730 Fifth Avenue
New York, NY 10019
Attention: Franklin I. Levy

To Sub-Tenant:

Kavala, Inc.
6024 North Ocean Drive
Hollywood, FL

(g) Premises means the Land and the Building, together with all other improvements located thereon and the appurtenances thereunto belonging, described as 1706 South Federal Highway, Ft. Lauderdale, FL.

(h) Rent means all minimum rent plus all percentage rent.

(i) Term means the period of time commencing April 1, 1989 (commencement date) and continuing through and including August 18, 2003.

(j) Rent Commencement Date means June 1, 1989.

(k) Owner means Robert Williamson.

ARTICLE III

PAYMENTS TO SUB-LANDLORD

At the time of full execution of this Sub-Lease Agreement, Sub-Tenant shall pay to Sub-Landlord the sum of Seventy Thousand Four Hundred Ninety-Nine and 99/100 Dollars ($70,499.99) being the first and last month's rent in advance ($13,666.66), security deposit equal to one month's rent ($6,833.33), leasehold purchase and equipment lease in advance ($50,000.00).

ARTICLE IV

DEMISE

Sub-Landlord hereby sub-leases to Sub-Tenant and Sub-Tenant hereby sub-leases from Sub-Landlord, the premises described herein together with and including the restaurant and fixtures and equipment situated thereon such sub-leased premises being hereinafter called the "Premises". This Sub-Lease is subject to that certain Lease dated February 16, 1983, by and between Robert Williamson (Landlord) and Bojangles' of Florida, Inc. (Tenant), a true copy of which Lease Agreement is appended hereto as Exhibit A. This agreement is a Sub-Lease of land and building and a lease of Sub-Landlord's equipment and personal property. During the term of this Sub-Lease said equipment and personal property shall be the responsibility of Sub-Tenant, including but not limited to maintenance, repair, insurance and personal property tax. Sub-Tenant hereby takes personal property and equipment on an "as is" basis, with no warranties or representations made by Sub-Landlord.

ARTICLE V

LEASE TERMS AND PROVISIONS

IDENTICAL WITH UNDERLYING LEASE

This Sub-Lease shall be on the same terms, provisions and conditions as the Underlying Lease, as expressly set forth herein. The following paragraphs in the Underlying Lease are specifically agreed by the parties hereto to be applicable to and operative in this Sub-Lease just as if the same had been copied herein verbatim and that Sub-Landlord and Sub-Tenant shall each have all of the rights and obligations of the Lessor and Lessee, respectively as contained therein just as if same were copied herein verbatim and and the word "Lessee", as used in the Underlying Lease were changed to "Sub-Tenant" and the word "Lessor", as used in the Underlying Lease were changed to "Sub-Landlord", to wit:

Each and all of the following numbered sections from the Underlying Lease attached hereto as Exhibit A are a part of and applicable to this Sub-Lease

and are incorporated herein by reference for all purposes as if they had been copied herein in full, verbatim, and are binding upon the parties hereto:

1. - Premises - Page 1
5. - Percentage Rent - Page 3
8. - Use of the Demised Premises - Page 4
9. - Property Taxes, Assessments and Utilities - Page 4
10. - Maintenance of the Demised Premises - Page 5
11. - Repairs, Alterations and Installations - Page 5
14. - Indemnity and Insurance - Page 6
15. - Covenant of Title and Quiet Enjoyment - Page 6
16. - Partial and Total Destruction of the Demised Premises - Page 7
17. - Condemnation - Page 8
18. - Assignment - Page 8
21. - Default and Termination - Page 9
24. - Situs of the Agreement - Page 10
25. - Right of Inspection - Page 10
26. - Waiver of Breach - Page 10
27. - Notices - Page 10
28. - Relationship of the Parties - Page 10
29. - Invalidity of Provisions - Page 11
30. - Amendments - Page 11
31. - Agreement and Time of Essence - Page 11
32. - Signs - Page 11
36. - Parties Bound - Page 12
37. - Cross Parking Agreement - Page 12
35. - RIGHT OF FIRST REFUSAL - PAGE 12

ARTICLE VI

PARAGRAPHS IN UNDERLYING LEASE WHICH ARE

EXPRESSLY NOT APPLICABLE TO THIS SUB-LEASE

The following reference paragraphs from the prior Lease attached hereto as Exhibit A are expressly made not applicable to this Sub-Lease and are not deemed to be included in this Sub-Lease or operative as to this Sub-Lease, to wit:

2. - Construction of Improvements - Page 1
3. - Commencement of Rent and Term - Page 2
4. - Rental - Page 2
6. - Zoning and Building Laws - Page 4
7. - Survey - Page 4
12. - Warranty - Page 6
13. - Brokerage Fees - Page 6
14. - Subordination and Nondisturbance - Page 9
20. - Lessee's Proprietary Interests - Page 9
22. - Lease Agreement Modification - Page 10
23. - Investment Tax Credit - Page 10
33. - Title - Page 11
35. ~~- Right of First Refusal - Page 12~~ VOID

ARTICLE VII

PLACE FOR PAYMENT OF RENT

Sub-Tenant covenants and agrees to pay Sub-Landlord the rent at the office of Sub-Landlord set forth in this Sub-Lease or at other such place as Sub-Landlord may hereinafter from time to time designate to Sub-Tenant in accordance with the notice provisions of this Sub-Lease. All payments due pursuant to this Sub-Lease shall be paid in legal tender of the United States of America.

Late Charge: In the event any installment of rent is not paid within five (5) days of the due date set forth herein, Sub-Tenant agrees to pay a late charge equal to five percent (5%) of the amount of the unpaid rent installment.

ARTICLE VIII

NOTICES

Except where otherwise required by statute, or otherwise provided herein, all notices given pursuant to the provisions of this Sub-Lease shall be in writing, addressed to the part to whom the notice is given, and sent by Registered or Certified Mail to the mailing address of the other party at the address set forth herein.

ARTICLE IX

SUB-LANDLORD'S OBLIGATION TO

SERVICE UNDERLYING LEASE

The Sub-Landlord agrees to timely pay all sums as the same become due on the Underlying Lease. It is agreed however that should the Sub-Landlord default in payment of the rent required to be paid pursuant to the Underlying Lease, Sub-Tenant has the right (but not the obligation) to pay any amounts not paid by Sub-Landlord, and Owner's consent hereto constitutes an agreement on the part of the Owner to accept full payment from Sub-Tenant as being payment by Sub-Landlord, thereby keeping the Lease in full force and effect. Any such payment by Sub-Tenant shall be credited on the next maturing sums due, and to become due, from Sub-Tenant to Sub-Landlord under this Sub-Lease Agreement. OWNER LANDLORD MUST GIVE SUB-TENANT NOTICE IN THE EVENT OF DEFAULT BY THE SUB-LANDLORD.

ARTICLE X

ACCEPTANCE OF PREMISES

Tenant accepts the premises "AS IS" and with all faults.

ARTICLE XI

SECURITY DEPOSIT

Sub-Tenant has deposited with Sub-Landlord the Security Deposit in the sum of Six Thousand Eight Hundred Thirty-three and 33/100 Dollars ($6,833.33) the receipt of which is hereby acknowledged. Said Security Deposit shall be held as provided herein by Sub-Landlord without interest as security for the faithful performance by Sub-Tenant of all the terms of this Sub-Lease, including, without limitation, payment of Minimum Rent, Percentage Rent and all other obligations of Sub-Tenant under this Sub-Lease. The Security Deposit may be commingled with the general funds of the Sub-Landlord. The Security Deposit shall not be assigned, transferred or encumbered by the Sub-Tenant without the written consent of Sub-Landlord and any such act shall be without force and not binding upon Sub-Landlord. If any Rent herein reserved or any other sum or change payable by Sub-Tenant to Sub-Landlord hereunder shall be overdue and unpaid, should Sub-Tenant fail to perform any other terms of this Sub-Lease, then Sub-Landlord may, at its option and without prejudice to any other remedy therefore, apply said entire Security Deposit or so much thereof as may be appropriate to compensate Sub-Landlord toward the payment of Rent or loss of damage sustained by Sub-Landlord as the result of such breach on the part of Sub-Tenant and Sub-Tenant shall then forthwith upon demand restore said Security Deposit to the original sum deposited. Upon compliance by Sub-Tenant with all the terms of this Sub-Lease and the prompt payment of all Rent and other charges and obligations as they are due and payable, the Security Deposit (exclusive of the last month's rent which shall be applied) shall be returned in full to Sub-Tenant on the last day of the Term of this Sub-Lease, andy extension thereof. In the even Sub-Landlord's interest under this Sub-Lease is transferred and the Security Deposit is transferred to the successor Sub-Sub-Landlord, then the Sub-Tenant hereunder agrees to look solely to the successor Sub-Sub-Landlord for the Security Deposit and the original Sub-Landlord with whom the Security Deposit was deposited shall be relieved of any liability hereunder provided Sub-Landlord furnishes Sub-Tenant, within five (5) days of said transfer, an executed, written acknowledgement deposit to Sub-Tenant on the date same is required to be paid as provided herein.

ARTICLE XII

RENT DEPOSIT

In addition to the Security Deposit posted by Sub-Tenant in accordance with Security Deposit paragraph herein, Sub-Tenant has deposited with Sub-Landlord the sum of Thirteen Thousand and Six Hundred Sixty-Six and 66/100 Dollars ($13,666.66), being the first month's rent and the last month's rent.

ARTICLE XIII

LANDLORD'S OBLIGATIONS CONTINGENT UPON OWNER CONSENT

Sub-Landlord's obligations under this Sub-Lease are contingent upon Landlord receiving within thirty (30) days of execution hereof written Consent to Sub-Lease from Owner. In the event Sub-Landlord is unable to secure written consent from Owner to Sub-Lease, this Agreement shall be null and void with no further obligations or rights upon the parties involved and all deposits made shall be returned to Sub-Tenant.

BROKERAGE FEE:

The Sub-Landlord shall pay to RE/MAX Dynamic (Richard Futter) a Brokerage Fee at the execution of the Sub Lease by all parties in the amount of six per cent (6%) of seventy thousand four hundred and ninety-nine and 99/00 Dollars ($70,499.99) being the first and last month's rent, one month's security deposit, the leasehold and equipment purchase.

In addition, the Sub-Landlord shall pay five per cent (5%) of the gross rent to RE/MAX Dynamic (Richard Futter) as it is received from the Sub-Tenant during the term and any options of this Sub-Lease.

In the event the Sub-Tenant, Successors, or Assigns should purchase the premises anytime during the term of the lease then the Owner, Successors or Assigns of premises shall pay a brokerge fee of Five Per Cent (5%) of the Purchase Price at Closing to Re/MAX Dynamic (Richard Futter.)

IN WITNESS WHEREOF, the parties hereto have caused this Sub-Lease to be duly executed in their respective names by their duly authorized officers or attorneys-in-fact on the day and year set forth below each party's execution.

WITNESSES:	SUB-LANDLORD: ~~H.H.B.K., INC.~~
______________	By: ______________
______________	Attest: ______________
	Dated: ______________
WITNESSES: [signature]	SUB-TENANT: KAVALA, INC.
______________	By: [signature]
	Attest: ______________
	Dated: MARCH 30 1989
WITNESSES:	OWNER-LANDLORD: Robert Williamson
______________	By: ______________
______________	Attest: ______________
	Dated: ______________

LEASE ADDENDUM

THIS LEASE ADDENDUM is made and entered into this 8th day of March, 1984 by and between ROBERT WILLIAMSON ("Lessor") and BOJANGES' OF FLORIDA, INC., a Florida corporation, 435 East Oakland Park Boulevard, Oakland Park, Florida 33334 ("Lessee").

W I T N E S S E T H:

WHEREAS, Lessor and Lessee entered into a Land and Building Lease Agreement ("Lease") dated the 16th day of February, 1983; and

WHEREAS, Paragraph 4 of the Lease provides for the execution of a Lease Addendum finally establishing the adjusted Annual Minimum Rent and the parties have now established such Minimum Rent.

NOW, THEREFORE, pursuant to Paragraph 4 of said Lease, the Lessor and the Lessee hereby agree as follows:

1. The Lessee shall pay to the Lessor, as Minimum Rent, the sum of Eighty-two Thousand Dollars ($82,000) per annum, payable in equal monthly installments of Six Thousand Eight Hundred Thirty-three and 33/100 Dollars ($6,833.33) on the first day of each and every calendar month, in advance and without demand.

2. Except as specifically modified hereby, the Lease shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have caused this Lease Addendum to be executed on the date set forth below their respective signatures.

WITNESSES:

[signature]

[signature]
(as to Lessor)

LESSOR:
Robert Williamson

[signature]

Date: 3/1/84

[signature]

[signature]
(as to Lessee)

LESSEE:
BOJANGLES' OF FLORIDA, INC.

By: [signature]

Date: 3/2/84

(Corporate Seal)

This instrument prepared by:
LUIS A. CONSUEGRA, ESQ.
780 N.W. 42nd Avenue, Suite 300
Miami, Florida 33126

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION (the "Assignment") is made as of the 18th day of May, 1989, by and between H.H.B.K., Inc. (successor through merger to Bojangles' of Florida, Inc.), having an address of Post Office Box 240239, Charlotte, North Carolina 28244 (hereinafter referred to as "Assignor"), and Kavala, Inc., having an address of 6024 North Ocean Drive, Hollywood, Florida (hereinafter referred to as the "Assignee").

W I T N E S S E T H:

WHEREAS, Assignor is the lessee under that certain lease (hereinafter the "Lease") between Bojangles' of Florida, Inc. and Robert Williamson, dated the 16th day of February, 1983 with respect to the property and building located at 1706 South Federal Highway, Fort Lauderdale, Florida (the "Premises"); and

WHEREAS, Assignor desires to assign, transfer, sell and convey to Assignee all of Assignor's right, title and interest in and to the Lease together with all security or similar deposits in connection therewith and to lease to Assignee personal property, fixtures, equipment and other items (the "Personal Property") located upon the Premises and used in connection with a restaurant operation but excluding items marked with Assignor's insignia or name;

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration in hand paid and delivered by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor has assigned, transferred, sold and conveyed, and by these presents does hereby assign, transfer, sell and convey to Assignee, its successor and assigns, all of Assignor's right, title and interest in and to the Lease.

TO HAVE AND TO HOLD Assignor's interest under the Lease unto Assignee, its successors and assigns, forever, subject only to the limitations herein provided;

Assignor represents that the initial term of the Lease expires August 18, 2003.

Assignor represents to Assignee that there are no defaults by Assignor under the Lease and that it is in full force and effect. Assignor hereby agrees to indemnify and hold Assignee harmless form all claims, liabilities, damages, expenses and costs, including those for reasonable attorneys' fees, in connection with any defaults and obligations of Assignor under the Lease accrued prior to the date hereof.

In the event the Lender or any other person in the exercise of any rights under the Leasehold Mortgage becomes owner of the Lessee's interest, the undersigned Ground Lessor shall recognize such person or entity as Lessee under the Lease Agreement, and said new Lessee shall have all the rights including, but not limited to, the right to receive and collect rent from the undersigned, granted to and all the duties imposed upon the landlord named as such in the Lease Agreement.

This Agreement shall run to the benefit of and be enforceable by Lender, and its successors, assigns, and participants, if any.

Signed, sealed and delivered
in the presence of:

Maria A. Scrimenti

LESSOR:

ROBERT WILLIAMSON
Address: 10400 Griffin Rd,
Cooper City, FL 33328

MIAMI SUBS CORPORATION, a
Florida corporation.
6300 N.E. 31 Avenue
Ft. Lauderdale, Florida 33309

Cynthia R. Gardner

D. Frost

By: ____________________
JERRY W. WODA, Sr. Vice-President
Chief Financial Officer

KAVALA, INC.
2400 West Cypress Creek Road
Ft. Lauderdale, Florida 33309

M. Hoeffner

M. Hoeffner

By: ____________________
GUS BOULIS, President

Attest: ____________________
MARGARET HREN, Secretary.

consenc.lse\lsl\mep\wp51

STATE OF FLORIDA:
SS:
COUNTY OF DADE:

I HEREBY CERTIFY that on this day, before me, personally appeared ROBERT WILLIAMSON, who is personally known to me, or has produced as identification ______________________________, and he acknowledged before me that he executed the same freely and voluntarily.

WITNESS my hand and official seal in the County and State last aforesaid on this ______ day of ____________________, 1995.

NOTARY PUBLIC, STATE OF FLORIDA
NAME: ____________________
COMMISSION NO. ____________________

My commission expires:

STATE OF FLORIDA:
SS:
COUNTY OF Broward

I HEREBY CERTIFY that on this day, before me, personally appeared JERRY W. WODA, as Senior Vice-President and Chief Financial Officer, of MIAMI SUBS CORPORATION, ~~who have produced as identification~~ personally known to me ______________________________, and he acknowledged before me that acting under due corporate authority, they executed the same as the act and deed of said corporation.

WITNESS my hand and official seal in the County and State last aforesaid on this 1 day of February, 1995.

Damaris Hoepfner
~~NOTARY~~ PUBLIC
STATE OF FLORIDA

My commission expires:

DAMARIS HOEPFNER
MY COMMISSION # CC281768 EXPIRES
April 29, 1997
BONDED THRU TROY FAIN INSURANCE, INC.

STATE OF FLORIDA:
SS:
COUNTY OF DADE:

I HEREBY CERTIFY that on this day, before me, personally appeared GUS BOULIS as President and MARGARET HREN, as Secretary of KAVALA, INC., ~~who have produced as~~ identification Personally Known to me ______________________________, and they acknowledged before me that acting under due corporate authority, he executed the same as the act and deed of said corporation.

WITNESS my hand and official seal in the County and State last aforesaid on this 30 day of May, 1995.

Joan Wagner
NOTARY PUBLIC, STATE OF FLORIDA
NAME: ____________________
COMMISSION NO. ____________________

My commission expires:

JOAN S. WAGNER
MY COMMISSION # CC 225844
EXPIRES: September 7, 1996
Bonded Thru Notary Public Underwriters

consent.lse\lsl\mep\wp51

MANAGEMENT AND OPTION TO PURCHASE AGREEMENT *MSG #13*

THIS MANAGEMENT AND OPTION TO PURCHASE AGREEMENT, dated June 23, 2003, is made by and between MIAMI SUBS USA, INC., a Florida corporation ("Owner") and ENANJENAN Enterprises, Inc., a Florida corporation, and Joe Marouf, individually ("Agent").

RECITALS

A. Owner owns the Miami Subs Grill Plus! restaurant located at the address of 1706 S. Federal Highway, Ft. Lauderdale, FL 33316 ("Restaurant"), which is operated by Owner.

B. Agent agrees to manage and operate the Restaurant on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

DUTIES AND OPERATIONAL STANDARDS

1.1 Agent is hereby delegated the responsibility for making and implementing those decisions relating to the day-to-day operation and management of the Restaurant. Agent shall operate the Restaurant in accordance with (i) generally accepted business standards, (ii) in compliance with the guidelines established by MSUSA regarding the operation of the Restaurant as a Miami Subs co-branded restaurant as if Agent is the franchisee, and (iii) all applicable laws, rules and regulations governing the Restaurant including, but not limited to, health, labor, zoning and environmental laws. In furtherance of this responsibility, Agent is authorized to exercise and perform, among other things, in accordance with and subject to the provisions hereof, the following powers and duties:

1.1.1 To perform any and all acts or activities customary or incident to the management and operation of the Restaurant, including but not limited to maintaining equipment and insurance; and in compliance with the guidelines established by Owner regarding the operation of the Restaurant as a Miami Subs Co-Brand Restaurant.

1.1.2 To manage and operate the Restaurant and negotiate operating agreements with others with respect to the Restaurant containing such terms, provisions and conditions as are required to operate the day-to-day Restaurant business.

1.1.3 Agent acknowledges that he is taking over the Restaurant in "as-is" condition. However, Owner agrees to repair or reimburse Agent for the cost of repairing any equipment that is not in working order at the time the Restaurant is turned over to Agent. Any such required repairs will be determined by Owner and Agent on the day of turn-over of the Restaurant to Agent and a schedule of such agreed upon repairs will become a part of this Agreement. Owner acknowledges that Agent, upon take-over of the Restaurant, will have the HVAC units inspected by and independent, licensed contractor and that Owner will be responsible for any necessary repairs. Owner makes no other warranties as to the condition of the personal property or leasehold for the intended purpose, and has no other duties to repair or replace any personal or real property. Any future repairs, additions or changes to the personal property or premises will be the sole responsibility of Agent.

1.1.4 Agent will reimburse Owner for the cost of useable and saleable food and paper items and for cash funds on hand, within five (5) days after the turn-over of the Restaurant to Agent.

1.1.5 To administer all marketing, advertising, promotional and public relations plans with respect to the Restaurant.

1.1.6 To recruit, hire, train, and pay, all employees required in the Restaurant operation, including having the required number of certified managers at the Restaurant. All employees shall be employed directly by Agent and Agent shall be solely responsible for all payroll and employee related taxes, charges and costs, insurance, etc., including workers' compensation insurance. However, for up to two (2) weeks following turn-over of the Restaurant to Agent, Owner will continue to employ and pay the existing managers who continue to work in the Restaurant.

1.1.7 Prior to selling or removing existing equipment, making any material changes to the Restaurant, entering into any material contracts, or incurring any debt directly or indirectly related to the Restaurant, Agent must receive Owner's written approval thereof.

1.2 Insurance. Agent shall be responsible for all loss or damage originating in, or incurred in connection with, the operation of the Restaurant and for all claims or demands for damages to property or for injury, illness, or death of persons directly or indirectly resulting from the operation of the Restaurant. Agent shall at all times carry the insurance that may be required by the terms of the lease for the Restaurant, and Agent shall obtain the following insurance prior to commencing activities, operating the Restaurant or providing services under this Agreement and continuing thereafter at all times:

A. Insurance as required under the Owner's Lease.

B. Comprehensive public liability and property damage insurance, including a products liability clause, covering Agent, MSUSA, and landlord against bodily injury liability, property damage liability and automobile bodily injury and property damage liability, including without limitation any liability arising out of the ownership, maintenance, repair, condition or operation of the Restaurants or adjoining ways, streets or sidewalks and, if applicable, insurance covering MSUSA and landlord against liability arising from the sale of liquor, beer or wine on the Restaurants. Such insurance policy or policies shall contain a "severability of interest" clause or endorsement which precludes the insurer from denying the claim of Agent, MSUSA or landlord because of the negligence or other acts of the other, shall be in amounts of not less than One Million Dollars ($1,000,000.00) per injury and occurrence with respect to any insured liability, whether for personal injury or property damage, with MSUSA, Tenant, and landlord as additional named insureds.

C. Worker's compensation, employer's liability and such other insurance as may be necessary to comply with applicable laws.

All insurance policies shall:

(i) Provide for a waiver of subrogation by the insurer as to claims against MSUSA, or Tenant, or their employees and agents;

(ii) Provide that such insurance cannot be unreasonably cancelled, invalidated or suspended on account of the conduct of Agent, its officers, directors, employees or agents;

(iii) Provide that any "no other insurance" clause in the insurance policy shall exclude any policies of insurance maintained by MSUSA, Tenant, or landlord and that the insurance policy shall not be brought into contribution with insurance maintained by MSUSA, Tenant, or landlord;

(iv) Contain a standard without contribution mortgage clause endorsement in favor of any lender designated by MSUSA;

(v) Provide that the policy of insurance shall not be terminated, cancelled or substantially modified without at least thirty (30) days' prior written notice to MSUSA and to any lender covered by any standard mortgage clause endorsement;

(vi) Provide that the insurer shall not have the option to restore the Restaurant if MSUSA elects to terminate this Agreement in accordance with the terms hereof; and

(vii) Be issued by insurance companies having a rating in Best's Insurance Guide of "A+" or better.

Agent shall provide to MSUSA, landlord, and any lender designated by landlord, certificates of insurance or copies of insurance policies evidencing that insurance satisfying the requirements of this Agreement is in effect at all times.

ARTICLE 2

OPERATIONS

2.1 Management Fee. In consideration for the performance by Agent of its duties and obligations hereunder, Agent shall be entitled to the Restaurant's net operating profits, if any, after payment of all Expenses and operating costs of the Restaurant.

2.2 Expenses. All expenses of the Restaurant are the sole responsibility of Agent, and Agent will timely pay all bills relating to the Restaurant operation accruing from the date of possession forward, including but not limited to all lease obligations (monthly rent and real estate taxes, as set forth in paragraph 2.6 herein and pursuant to Owner's Lease of the premises). Agent agrees to pay the first months rent (or pro-rated rent for the first month) prior to his taking over operation of the Restaurant, and to pay each subsequent month's rent by the fifth day of each month. All other bills and expenses including without restriction, payroll, sales and payroll taxes, insurance, utilities, repairs and maintenance, etc., shall be timely paid by Agent as they come due. Agent is not responsible for any costs, expenditures, obligations, act, or liabilities arising or occurring prior to turn-over of the Restaurant to Agent.

2.3 Royalties. The royalty fee payment due to Owner pursuant to this Agreement will be as follows:

	Royalty Fee as Percent of Net Sales
First 12 months	1.0%
Next 12 months	If annual net sales for the second year are less than $750,000.00, the royalty for the year will be waived; or

	If annual net sales for the second year are between \$750,000.00 and \$1,000,000.00, the royalty fee will be 1.0%; or
	If annual net sales for the second year are greater than \$1,000,000.00, the royalty fee will be 2.0%.
Thereafter	After the first 2 years, the royalty fee will be the standard fee charged by MSC (currently 4.5%)

For any monthly period that a royalty fee is due, the fee will be due by the 10th day of the following month. Agent will remit to Owner each month a royalty sales report, copy of sales tax report, product mix tapes, and any other financial information reasonably requested by Owner or required by the terms of Miami Subs standard franchise agreement.

The monthly payment of royalty fees during the second 12 month period will be made based on the level of sales for the first 12 month period, with an adjustment made at the end of that second 12 month period based on the actual sales for the second 12 month period, and with any additional fee due payable upon 10 days notice (ie .. if actual sales for the first 12 month period are \$800,000.00, the payment of monthly royalties during the second 12 month period will be 1.0% per month based on actual sales each month in the second 12 month period. At the end of the second 12 month period, if actual sales for the second 12 months were over \$1.0 million, an additional 1.0% fee will be due and payable. If sales during the first 12 month period exceed \$1.0 million, the royalty percentage payable during the second 12 month period will be 2.0%). After the first two 12 month periods, the royalty fee will be the standard fee (currently 4.5%).

2.4 Advertising Fund. Recognizing the value of advertising to the goodwill and public image of Miami Subs restaurants, Agent agrees pay to Owner on a monthly basis standard advertising fees as currently required by Owner's current standard franchise agreement (currently 1.75% to the sough Florida co-op fund and 0.5% to the national fund).

2.5 Licenses. Agent will procure all necessary licenses and permits to operate the Restaurant, and will obtain all utility agreements in Agents name within five (5) days of turn-over of the Restaurant to Agent.

2.6 Lease. Agent has fully reviewed to his satisfaction all matters, financial or otherwise, pertinent to this business, including Owner's lease for the property. Agent has fully reviewed the lease and fully understands and is cognizant of the terms and provisions therein contained. Agent understands that he is responsible for all

financial obligations pursuant to the terms of this lease, including base rent, percentage rent, real estate taxes, etc. Agent will also reimburse Owner for personal property taxes, which amount will be escrowed and paid monthly to Owner with the rent.

ARTICLE 3

TERM AND COMMENCEMENT DATE

3.1 Term. This Agreement shall commence following execution and shall continue thereafter for a period of five (5) years from the date Agent begins operations. Pursuant to the terms of this Agreement, Agent is obligated to continuously operate the premises as a Miami Subs Grill Plus! Restaurant for at least 24 months. After 24 months, if Agents' operations have not been profitable, Agent has the right to convert the Restaurant to another restaurant concept, at Agent's sole cost, upon approval and consent by Owner, which consent will not be unreasonably withheld.

If Agent takes over operation of the Restaurant in the middle of the month, Agent and Owner agree to adjust and pay their respective pro-rate share of any and all lease costs, taxes, water charges, fuel charges, and all other pro-ratable charges attributable to the operation of the Restaurant.

All utilities are to be put in Agent's name within five (5) days of Agent taking over operation of the Restaurant and Agent shall post its own deposits for all utilities.

This Agreement may be terminated by Owner upon ten (10) days written notice if Agent has defaulted upon any payment obligation hereunder. A default by Agent for any payment obligation required under this Agreement (ie..a "financial default") will automatically result in a default of the franchise agreement, note, and sublease for restaurant #30.

In the event Agent fails to meet any non-monetary obligation set forth herein or the standard Miami Subs USA, Inc. Franchise Agreement or lease/sublease, including in particular, but not limited to, operational standards and specifications, and not cured such non-financial default upon notice within a reasonable time, then Owner may, in its sole discretion, terminate this Agreement. However, any termination for non-financial reasons will not result in a termination of the Franchise Agreement and sublease for Miami Subs Grill Plus! restaurant #30.

ARTICLE 4

RECORDS/INSPECTIONS

At all times during the term of this Agreement, Agent shall keep full, adequate and customary books of accounts, reflecting the results of operations of the Restaurant. Agent shall accord to Owner or its duly authorized agents the right to enter upon the Restaurant at all reasonable times for the purpose of examining or inspecting the Restaurant and/or examining, inspecting or auditing its records of operation, or any other purpose which Owner shall deem advisable. Agent shall send to Owner such fully completed monthly reports and financial statements within twenty (20) days of previous month end.

ARTICLE 5

OPTION TO PURCHASE

Agent shall have the option to purchase the Restaurant from Owner at any time during the term hereof, upon the following terms and conditions:

5.1 Proper Exercise/Closing. If Agent is current in all payments due Owner and has otherwise complied with all terms of this Agreement and any and all other agreements with Owner during the applicable term, Agent may exercise its option to purchase the Restaurant, subject to the terms set forth hereinafter, for a cash price of $125,000.00. To properly exercise its option to purchase, Agent must give Owner written notice of its option exercise at least fifteen (15) days prior to the end of the term of this Agreement. Closing shall take place as soon as practicable after valid and proper option exercise, and satisfaction of other conditions as specified herein. This Management Agreement shall remain in effect until Closing.

5.2 Franchise Agreement. At the time Agent closes on the purchase of the Restaurant, Agent will be entitled to receive Owner's standard franchise agreement then in effect, with no additional fee due to Owner above the purchase price referred to in paragraph 5.1.

5.3 Title/Condition. In the event Agent exercises the option to purchase the Restaurant, at the closing Owner shall convey the Restaurant to Agent free and clear of all liens and encumbrances. Agent acknowledges that he has been informed by Owner of existing indebtedness on the Restaurant with Ocean Bank. In the event Agent elects to exercise the purchase option, Agent will escrow the full purchase price for a period not to exceed six (6) months during which time Owner will seek a release of the lien from Ocean Bank. If Owner has not obtained a lien release within such six month period, then Owner will immediately satisfy the debt in order to convey the

Restaurant free and clear of such lien. Agent agrees and acknowledges that the purchase will be in then "As-Is" condition.. Agent acknowledges that Owner is making no representations or warranties whatsoever as to the personal property or the Premises, be it title, condition, or otherwise.

5.4 Security Deposit. At consummation of purchase of the Restaurant by Agent, Agent will pay to Owner a lease security deposit equal to one (1) months base rent.

ARTICLE 6

FORFEITURE OF OPTION RIGHT

In the event Agent fails to exercise its option to purchase the Restaurant as provided for herein, or upon termination of this Agreement, Agent agrees:

a. to vacate and surrender the premises on a date to be mutually agreeable to Agent and Owner, in as good condition as on the date of execution of this Agreement, reasonable wear and tear excepted, and

b. to turn over all equipment in working order, with all personal property and leasehold improvements in good condition, reasonable wear and tear accepted; and

c. to execute any and all additional documents required by Owner to give effect to the foregoing and the termination of this Agreement.

ARTICLE 7

MISCELLANEOUS

7.1 Amendments. Except as otherwise provided in this Agreement, no alteration, modification or amendment of this Agreement shall be made unless in writing and signed by the parties hereto.

7.2 Governing Law/Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. Venue for any action arising from this Agreement shall lie in Broward County, Florida.

7.3 Validity. In the event that any provision of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

7.4 Integrated Agreement. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein or otherwise provided for herein.

7.5 Agreements in Counterparts. This Agreement may be executed in several counterparts, and as executed shall constitute one agreement, binding on all the parties hereto, notwithstanding that all the parties are not signatory to the original or to the same counterpart.

7.6 Headings. The headings, titles and subtitles used in this Agreement are for ease of reference only, and shall not control or affect the meaning or construction of any provision hereof.

7.7 Indemnification. Except for the intentional act or negligence of Owner or Owner's agent(s), Agent hereby indemnifies and holds Owner harmless from and against any and all claims, demands, causes of action, suits, proceedings, liabilities, damages, losses, costs and expenses, including attorneys' fees, caused by, incurred or resulting from operating the Restaurant by Agent pursuant to this Agreement. This indemnification and hold harmless shall survive the termination or other expiration of this Agreement.

7.8 Assignment. Owner may assign this Agreement. The rights and obligations of Agent under this Agreement are personal to Agent, and therefore may not be assigned without the prior written consent of Owner, which consents may be withheld in Owner's sole discretion.

7.9 Waiver. Failure to insist upon strict compliance with any of the terms or conditions of this Agreement shall not be deemed a waiver of any such term or condition, nor shall any waiver relinquishment of any right or power hereunder at any one time or more than one time be deemed a waiver or relinquishment of such right or power at any other time or times.

7.10 Notice. All notices hereunder shall be in writing and shall be deemed to have been given at the time when mailed if mailed, registered or certified, postage prepaid, return receipt requested, addressed to the addresses set forth below the signature lines of each of the parties hereto.

7.11 Attorneys' Fees. In the event of litigation with respect to this Agreement, the prevailing party may collect reasonable attorneys' fees including any attorneys' fees for appeals, medication, or otherwise. The parties agree that proper venue and jurisdiction as to all matters set forth herein shall be Broward County, Florida.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

OWNER:
MIAMI SUBS USA, INC.

By: V.P.
Title:

AGENT:
ENANJENAN Enterprises, Inc.

By:
Title: president

Joe Marouf, Individually

17th Street

Monthly Rent

	Prorated June 24-30th	Full month
Base Rent	$1,579.62	$6,769.78
Real Estate Tax	$503.01 *	$2,155.76 *
Florida State Sales Tax (6%)	$124.96	$535.53
Subtotal	$2,207.58	$9,461.07
Personal Property Tax	$38.80	$166.27
TOTAL......	**$2,246.38**	**$9,627.34**

* 2002 Actual Real Estate tax was $25,869.06.

This lease is subject to percentage rent. The excess, if any, of 6% of annual gross sales over the base rent.

Miami SUBS GRILL

January 20, 2005

MSG #13

Mr. Joe Marouf
Enanjenan Enterprises, Inc.
c/o 4824 Citrus Way
Cooper City, FL 33330

RE: **Property located at 1706 S. Federal Highway, Ft. Lauderdale, FL**

Dear Joe:

As we have discussed and pursuant to the terms of the Management Agreement dated June 23, 2003 and the lease for the above property, you are responsible for the cost associated with connecting to the City of Ft. Lauderdale's new sanitary sewer system. The City's connection fee for your location and an estimate of the actual cost to connect to the new sewer system was included in our letter to you dated July 27, 2004.

Although the Management Agreement requires you to immediately take care of this entire cost, we have agreed to expend the monies on your behalf to complete this project as required by the City, and to finance the cost incurred for you.

Accordingly, you herein acknowledge your responsibility for this cost and fully accept the financing terms described below.

In order to satisfy your cost, you agree to pay to Miami Subs a monthly payment of Five Hundred Dollars ($500.00), with the first payment due on or before February 1, 2005. This payment will be due each month until the entire cost (including the City connection fee and cost to connect to the system) is paid in full.

Per our previous letter, the City connection fee for your location is $11,778.00. We estimate the cost to connect all three tenants on the corner to the sewer to be approximately $11,950.00, which cost we will allocate equally to each tenant. Upon final completion of the connection work, we will notify you of your pro-rata share of the final cost. You herein agree to reimburse us on a monthly basis as described above for the total of the City connection fee and one-third of the final cost to connect to the sewer.

The above monthly payments will be due automatically without notice on the 1st day of each month. Any failure on your part to make each required payment within seven (7) days after written notice therefor, will result in a Default of the Management Agreement, and MSUSA shall have all remedies available to it as described in the Management Agreement.

I receive your monthly statment by the 10th of every month and that is when your payment will be made few days after.
Joe

Nathan's
Roasters
Arthur Treacher's Fish & Chips
The Nathan's Family of Brands

Miami Subs Corporation Executive Offices
6300 NW 31st Avenue Ft. Lauderdale, Florida 33309 Phone 954.973.0000 Fax 954.973.7616

Should MSUSA exercise its right to terminate the Management Agreement as provided for in the amendment to the Management Agreement dated January 20, 2005, and if as of the date of such termination MSUSA has not incurred the cost to connect to the city's sanitation sewer system, then MSUSA will refund to you all monies paid by you to MSUSA for this purpose upon such termination. In addition, upon such termination, you will have no further obligation to pay any additional amounts for the sewer costs.

To indicate your agreement with the above please sign this letter where indicated below.

Sincerely,
MIAMI SUBS USA, INC. and
MIAMI SUBS CORPORATION

Jerry W. Woda
Senior Vice President
Administration

Agent:
ENANJENAN ENTERPRISES, INC.

By: ______________________
Joe Marouf, President

And

____
Joe Marouf, Individually

Miami SUBS GRILL

March 11, 2005

Airborne Express

Mr. Joe Marouf
4824 Citrus Way
Cooper City, FL 33330

Dear Joe:

Per our telephone discussions, enclosed please find an amendment to the management agreement for 17th Street. As you required, this amendment now does not eliminate your right to acquire the restaurant. However, if you do exercise the option, Miami Subs would then have the right to reacquire it for the agreed upon buyout price of $200,000.00. Obviously this provision also assumes that if you did acquire the restaurant, that you would not sell it to anyone else.

Also enclosed is the letter addressing the question on the royalty for #195. Please note that Miami Subs' agreement to the terms of this letter were based on our understanding of the mutual agreement on all of the various matters discussed at the meeting you, Don and I had in January, including the agreement on this amendment to the management agreement for 17th Street. Without such an agreement, Miami Subs would not have agreed to this letter. However, in good faith with our then apparent agreement, I sent you that letter.

I would appreciate it very much if you would sign the enclosed amendment immediately and return it to me, or, if you still have questions, that you would call me so that we can get this resolved as quickly as possible.

Sincerely,
MIAMI SUBS CORPORATION

Jerry W. Woda
Senior Vice President
Administration

cc: Donald Perlyn

Nathan's

Roasters

Arthur Treacher's Fish & Chips

The Nathan's Family of Brands

AMENDMENT TO THE
MANAGEMENT AND OPTION TO PURCHASE AGREEMENT
BETWEEN
MIAMI SUBS USA, INC.
AND
ENANJENAN ENTERPRISES, INC.
DATED: MARCH 25, 2005

This Amendment to the Miami Subs USA, Inc. Management and Option to Purchase Agreement, is made and entered into this 25TH day of March, 2005 (the "Agreement") by and between MIAMI SUBS USA, INC., a Florida corporation ("Owner") and ENANJENAN ENTERPRISES, INC., a Florida corporation, and Joe Marouf, individually ("Agent").

RECITALS:

WHEREAS, the Agent and Owner mutually desire to amend the Management and Option to Purchase Agreement by inclusion therein of the following promises, covenants, terms, conditions and provisions.

NOW THEREFORE, the parties hereby agree as follows:

1. Article 3. is hereby amended by adding the following paragraph:

"Owner shall have the right at any time to terminate the Management Agreement without cause upon 30 day written notice to Agent. After such 30 day written notice, Agent shall vacate and surrender the premises and turn over all tangible personal property and leasehold improvements to Owner. Within 60 days of turning over the premises to Owner as a result of Owner's exercise of this early termination option, Owner shall pay to Agent an early termination fee of Two Hundred Thousand Dollars ($200,00.00) which will be paid by Owner cancelling the then outstanding balance of the Substituted Promissory Note dated January 17, 2004 between Veronique Enterprises, Inc. and Owner, with the difference between the note balance and $200,000.00 to be paid in cash to Agent. The early termination fee to be paid to Agent shall not be offset by any other amounts, including Agent's price to purchase the restaurant as set forth in Article 5. Owner's right to terminate the Management Agreement without cause as specified herein shall automatically expire and terminate if Owner's current contemplated transaction for an alternative use of the property is not entered into or the current proposed transaction is cancelled or terminated."

2. Article 5. is hereby amended by adding the following paragraph:

"After Agent has exercised the option to purchase and has acquired the

Restaurant, Owner may reacquire the restaurant upon thirty (30) days written notice to Agent. After such notice, Agent shall transfer the restaurant back to Owner, and vacate and surrender the premises and turn over all tangible personal property and leasehold improvements to Owner. Upon Agent returning the property to Owner, Owner shall return to Agent the original purchase price of the Restaurant paid by Agent and as specified in Article 5. and within sixty (60) days of turning over and transferring the premises to Owner, Owner will pay to Agent Two Hundred Thousand Dollars ($200,000.00), which will be paid by Owner cancelling the then outstanding balance of the Substituted Promissory Note dated January 17, 2004 between Veronique Enterprises, Inc. and Owner, with the difference between the note balance and $200,000.00 to be paid in cash to Agent. Owner's right to reacquire the Restaurant shall automatically expire and terminate if Owner's current contemplated transaction for an alternative use of the property is not entered into or the current proposed transaction is cancelled or terminated."

All other terms of the original Agreement dated June 23, 2003 are hereby ratified and agreed to. To the extent this Addendum shall be deemed to be inconsistent with any terms of such agreements, the terms of this Addendum shall govern.

IN WITNESS WHEREOF, each of the undersigned hereby acknowledges having read this Addendum, understands and consents to be bound by all its terms and agrees that shall become effective this 25th day of March, 2005.

OWNER:
MIAMI SUBS USA, INC.,

By: ____________________
Title: Vice Pres.

AGENT:
ENANJENAN ENTERPRISES, INC.

By: ____________________
Title: President

____
Joe Marouf, individually

1710 South Federal Highway

1710 South Federal Highway

Long John Silver's

LEASE AGREEMENT

THIS LEASE AGREEMENT, made and entered into this 7TH day of JUNE, 1983, by and among BOJACO REALTY CORP., whose address is P.O. Box 290307, Davie, Florida 33329 and whose Federal taxpayer identification number is 11-1803510 herein referred to as "LANDLORD", and SF OF OHIO, INC., an Ohio corporation, with its principal office in Lexington, Kentucky, whose address is P.O. Box 11988, Lexington, Kentucky 40579, herein referred to as "TENANT", and LONG JOHN SILVER'S, INC. a Delaware corporation, herein referred to as "GUARANTOR".

WITNESSETH, that:

ARTICLE I

DEMISE AND PREMISES

Landlord, in consideration of the rents hereinafter reserved and agreed to be paid by Tenant, hereby lets, leases and demises to Tenant for any lawful purpose certain "premises", which, for purposes of this Lease Agreement, shall mean that certain real property and all improvements now or hereafter erected thereon, located at 1710 South Federal Highway in the City of Fort Lauderdale, County of Broward, State of Florida, and more particularly described as follows:

> The West 33 feet of Lot 14, and all of Lots 15 and 16, and Lot 17 less the West 25 feet thereof, in Block 18, of CORRECTED PLAT OF EVERGLADES LAND SALES COMPANY'S FIRST ADDITION TO LAUDERDALE, FLORIDA, as recorded in Plat Book 2, at Page 15, of the Public Records of Dade County, Florida, lying and being in Broward County, Florida.

and all Landlord's easements and appurtenances in, over and upon adjoining and adjacent public and private land, highways, roads, streets, lanes and other areas reasonably required for

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the installation, maintenance, operation and service of any and all utilities and means of ingress and egress to or from the aforesaid real property. The legal description contained in the survey shall control and shall be the legal description of the premises herein demised.

ARTICLE II

TERM

1. The term of this lease shall commence on the date hereof and shall terminate twenty (20) years after the first day of the month following the opening for business of the restaurant contemplated herein; provided however, nothing herein shall be construed to require Tenant to operate such a restaurant on the premises.

2. Landlord and Tenant agree to sign a document titled Notice of Lease, reciting the commencement and termination dates of the lease term as specified in Paragraph 1 above, the commencement of Tenant's liability for payment of rent and taxes as specified herein, and the fixed annual rental to be paid pursuant to Article III hereof. This document shall be made a part of the within lease and shall thenceforth be conclusive as to the term thereof.

3. Landlord does hereby grant to Tenant the right, privilege and option to extend this lease for two (2) successive periods of five (5) years each, upon the same terms and conditions as herein contained. Tenant, if it elects to exercise any option, shall do so by giving Landlord written notice at least ninety (90) days prior to the expiration of the original term or extended term hereof.

when did they open for business?

6- 1992
6-7-1983
9 yrs left

+ 2-5yc
19 yrs

4. In the event Tenant continues to occupy the premises after the last day of the term hereby created, or after the last day of any extension of said term, and Landlord elects to accept rent thereafter, a tenancy from month to month only shall be created and not for any longer period.

ARTICLE III

RENT

1. Tenant agrees and covenants to pay to Landlord or to such other persons or entities at such place or places as Landlord may from time to time designate in writing, an annual fixed rent in the sum of Thirty-Three Thousand Dollars ($33,000) plus a sum equal to thirteen (13) percent of the construction costs paid by Landlord pursuant to Article IV, Paragraph 5, hereof. Said rent shall be payable, in advance, in equal monthly installments on the first day of each and every calendar month during the term of this lease and any extensions thereof. Tenant's liability for payment of rent shall commence on the date the restaurant opens for business. The first fixed rental payment shall be due and payable on the first day of the month following the date on which the restaurant opens for business. If the restaurant opens for business during a calendar month, rent from the date of opening to the first day of the following month shall be calculated on a daily rate and shall be due and payable with the first full monthly payment.

$33,000 + $910 construction cost

33,910

2. In addition to the fixed rental in Paragraph 1 of this Article III, Tenant agrees to pay to Landlord as annual percentage rent, a sum equal to the amount, if any, by which six percent (6%) of Tenant's gross receipts as defined herein, for the lease year exceeds the minimum annual rental for said lease year. The Tenant shall owe no percentage rent for any

6%

lease year unless six (6) percent of Tenant's gross receipts exceeds the minimum rental paid for that lease year.

3. The term "Tenant's Gross Receipts" as used herein is hereby defined to mean receipts from gross sales and services of Tenant and all licensees, concessionaires and tenants of Tenant, from all business conducted upon or from the leased premises by Tenant and all others, except cigarette and other vending machines and the amount of any sales, use, similar gross receipts or successor tax imposed by any Federal, State, municipal or governmental authority directly on sales and collected from customers, provided that the amount thereof is added to the selling price or absorbed therein. Each charge or sale upon installment or credit shall be treated as a sale for the full price in the month during which such charge or sale shall be made, irrespective of the time when Tenant shall receive payment, but if the charge or sale proves uncollectible then the Tenant will be allowed a credit or charge back for the uncollectible amount.

4. The Tenant hereby agrees at all times during the term hereof to keep true, full and accurate books of account containing a complete statement of all sales of merchandise and services made by the Tenant. The Tenant hereby authorizes the Landlord, its agents and accountants, the right at all reasonable times during business hours, upon reasonable notice, to inspect the books of account and the checks, bills, vouchers, statements and records kept in connection with the business done or transacted in or upon the demised premises by Tenant, at Tenant's chief or home office, or such other locations as may be chosen by Tenant, for the purpose of verifying the statement of sales submitted as above provided. The Landlord agrees to keep sales figures, audits and reports furnished or obtained by or from the Tenant confidential.

5. The Landlord may be at any time cause an audit of the business of the Tenant conducted on the demised premises to be made by a Certified Public Accountant of Landlord's own selection. Said audit shall not unreasonably interfere with the operation of Tenant's business. If any statement of Tenant's Gross Receipts previously furnished by Tenant shall reflect less than ninety five percent (95%) of the amount of Tenant's Gross Receipts as shown by such audit, Tenant shall immediately pay the cost of such audit, for the period audited. In any event, Tenant shall promptly pay to Landlord all additional rental shown by said audit to be payable to Landlord by Tenant hereunder. All records of Tenant will be kept at Tenant's home office in Lexington, Kentucky, or such other location as may be chosen by Tenant.

6. Tenant shall submit to Landlord within thirty (30) days following the end of each lease year during the term hereof, at the place then fixed for the payment of rent, a written statement signed by Tenant and certified by an officer of Tenant to be true and correct, showing in reasonably accurate detail, the amount of Tenant's gross receipts for the preceding lease year, together with remittance of any percentage rent due.

7. If taxes on the real property and improvements demised herein or later placed on the premises and/or the insurance premiums on the insurance provided for herein increase over the cost of same for the first full calendar year of the term hereof, Tenant shall be allowed a credit against percentage rent equal to the sum of such increase. If the percentage rent due for any lease year is less than the allowable credit, then the Tenant will pay no percentage rent for that lease year and will be entitled to carry forward any

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unused credit until the entire increase of said cost is set off or amortized against the percentage rental herein.

8. The term "lease year" as used herein shall mean for the first lease year the date the restaurant opens for business through June 30 and for each year thereafter, July 1 through June 30, with the exception of the last year of the term hereof when the lease year shall terminate at midnight of the day the lease terminates.

ARTICLE IV

IMPROVEMENT OF THE PREMISES

1. Tenant will improve the premises at its expense by constructing a Long John Silver's Seafood Shoppe restaurant building thereon in accordance with Tenant's current plans and specifications.

2. Tenant may secure the following items relating to the premises: Complete topographical map, a metes and bounds survey with a correct and full legal description of said premises, the location of all recorded easements against or appurtenant to the property, a drawing showing the location and depth of sewer and utility connections, the location of all improvements and encroachments on said property, and a soil test based on appropriate borings or an opinion from a qualified engineer stating that there are no unusual features or qualities of the said soil which will change the method of constructing the building and improvements on said premises and/or which will increase the cost thereof.

3. It is specifically represented and warranted by Landlord that all utility services EXCEPT STORM & SANITARY SEWER RW sufficient and adequate

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for Tenant's use have been or will be, brought by Landlord, at its sole risk and expense, to the boundary of the premises. Landlord further represents and warrants that the premises are at a rough grade level ready for construction of Tenant's improvements. If the premises are not prepared for Tenant's improvements, Landlord, shall at its sole risk and expense, take whatever action is necessary to bring the premises to said condition, including, but not limited to removing all above ground and underground structures and compacting the soil to Tenant's specifications within fifteen (15) days from the date hereof.

4. Landlord agrees to grant any and all easements, licenses, or rights-of-way necessary for Tenant to obtain the utility services required for construction and operation of its business.

5. Landlord agrees to pay the first ONE HUNDRED FORTY THOUSAND DOLLARS ($140,000) of the cost of constructing the improvements specified in Paragraph 1 of this Article IV. In the event that said construction costs are less than ONE HUNDRED FORTY THOUSAND DOLLARS ($140,000), Landlord shall pay the entire cost of construction. Upon completion of construction, the sum payable by Landlord under this paragraph shall be remitted to Tenant within fifteen (15) days after receipt of an invoice or billing statement.

ARTICLE V

<u>CONDITIONS</u>

1. Landlord further recognizes that at the commencement of this lease, Tenant will be unable to use the premises for other than a Long John Silver's Seafood Shoppe

restaurant, and this lease is therefore subject to the following conditions and provisions:

(a) The premises being zoned to permit the construction and operation of said restaurant theron, and there is no recorded restriction, ordinance or law prohibiting a restaurant of this type on the premises.

(b) Tenant obtaining with Landlord's cooperation when requested, all necessary permits, including without limitation, building, driveway, special or conditional use permits, sign permits and architectural approvals.

(c) Landlord will, in the event Tenant is unable to obtain the building, use, and/or sign permits mentioned above because of the zoning classification of the premises or because of the necessity to obtain a variance, within sixty (60) days after notice from Tenant and at Landlord's expense, take the action necessary to obtain such variance or change the zoning classification of said premises to a classification under which Tenant may obtain said permits.

(d) There being no unusual subsoil or sub-strata physical characteristics of the soil which would prevent Tenant from constructing the contemplated restaurant building, or prevent the installation of a septic tank, if required, unless cured by Landlord at its risk and expense.

(e) Tenant obtaining access to public streets and ingress and egress to the premises, suitable to Tenant in Tenant's sole judgment.

(f) Tenant obtaining from the appropriate suppliers prior to the commencement of construction,

electricity, natural and/or propane gas and water in sufficient quantities for its needs and use.

(g) Tenant being able to serve alcoholic beverages on the premises if Tenant is successful in obtaining a license from the appropriate governmental authorities.

(h) Landlord re-platting or re-subdividing the demised premises if such is required by any governmental authority as a condition to Tenant's operation of a restaurant on the premises.

2. Tenant is hereby granted Landlord's permission to enter onto the premises to make such reasonable tests of suitability or use as are set forth herein.

ARTICLE VI

USE OF PREMISES

Tenant may use the premises for any lawful purpose and shall have the right to make such improvements, additions, or alterations to the premises as it desires. Tenant shall not be required to occupy the premises, nor to conduct business of any kind therefrom.

ARTICLE VII

COVENANT OF TITLE AND QUIET POSSESSION

1. Landlord covenants with Tenant that the former is vested with fee simple title to the premises and has full right and lawful authority to lease the premises to Tenant. If at any time Landlord's title or right to receive rent hereunder is disputed or if there is a change of ownership of Landlord's

estate by act of the parties or operation of law, Tenant may withhold rent thereafter accruing until Tenant is furnished proof, satisfactory to it, as to the party entitled thereto.

2. Landlord further covenants with Tenant to keep Tenant in quiet possession of said premises during the term of this lease and any extensions thereof, provided Tenant keeps and performs all of the covenants, agreements and undertakings to be kept and performed by it.

ARTICLE VIII

TAXES

1. Landlord represents and warrants all taxes on the premises, except current taxes not delinquent, have been paid in full. Landlord, after receipt of any tax notice or bill on the demised premises, shall promptly furnish Tenant with a copy of such document.

2. Tenant covenants and agrees to pay, before they become delinquent, all ad valorem real property taxes on the premises and improvements thereon, which are now, or hereafter may be, assessed and payable during the term hereof. All current taxes shall be prorated at the beginning and end of the term hereof. However, Tenant does not assume liability for the payment of taxes on improvements until Tenant's improvements on the herein-demised premises have been assessed by the proper taxing authorities and included in Landlord's assessment. Anything herein to the contrary notwithstanding, tenant's initial liability for payment of said taxes shall begin concurrently with Tenant's liability for payment of rent as provided herein.

3. If by law any tax to be paid by Tenant may be paid in installments, Tenant may elect to pay such taxes in installments as they become due during the term hereof.

4. If Tenant desires to contest any ad valorem assessment or the validity of any tax and gives the Landlord written notice of this intention, then the Tenant may contest the assessment or tax without being in default hereunder. Tenant agrees to indemnify Landlord and hold Landlord harmless from all expenses and damages of whatsoever nature arising out of any contest made by Tenant.

5. Nothing herein contained shall require Tenant to pay municipal, state or federal income taxes assessed against Landlord, or municipal, state or federal capital levy, estate, succession, inheritance or transfer taxes of Landlord, or corporate franchise taxes imposed upon any corporate owner of the fee of the premises. Tenant shall pay Florida rental sales tax.

6. In the event the premises are part of a larger tract for tax purposes and separately assessed, Tenant shall pay to Landlord its proportionate share of all such real estate taxes. It is further understood that, in the event a separate assessment is not obtained, Landlord shall pay the taxes when billed and Tenant shall reimburse Landlord for the taxes attributable to the premises within thirty (30) days after the date of receipt by Tenant of a copy of the tax bill from Landlord.

7. Anything herein to the contrary notwithstanding, it is understood and agreed that Landlord shall forward to Tenant, within five (5) days of Landlord's receipt of same, any

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tax bill required to be paid directly by Tenant and/or any notice of increase of assessment of the demised premises. In the event Landlord does not forward such tax bills to Tenant as provided herein, Landlord shall reimburse Tenant for any late penalty Tenant is required to pay caused by Landlord's failure to forward such bill. If Tenant is not allowed to contest an increase because of Landlord's failure to forward such notice as provided herein, Landlord shall reimburse Tenant for any increased tax paid by Tenant as a result of such increased assessment.

8. Pursuant to the appropriate sections of the Internal Revenue Code and regulations thereunder, Landlord hereby gives its consent and grants to Tenant the right and privilege to apply for and take advantage of any investment tax credits which may be available on the Long John Silver's building and appurtenances to be constructed on the premises, and the Landlord agrees to execute all further documents as may be required or desirable to evidence the consent herein given. Landlord shall retain depreciation of building in accordance with his contribution towards the cost of constructing the improvements as set out in Article IV, Paragraph 5 of this Lease Agreement.

ARTICLE IX

MAINTENANCE AND REPAIRS

1. Tenant shall be responsible for all repairs and maintenance required to be made to the premises and the improvements thereon. Tenant agrees to maintain said premises and improvements in good repair and condition throughout the whole of said term.

2. Landlord shall maintain and keep in good repair all common areas, easements and rights-of-way, owned or controlled by Landlord, surrounding or adjacent to the premises.

3. If, pursuant to Article IV, Paragraph 3 hereof, Landlord has brought utility services to the boundary of the premises, it shall be Landlord's responsibility to maintain such service lines as are located on its adjoining property. If, after reasonable notice, Landlord fails to correct any damage to or stoppage of utility services located on its adjoining property which results in conditions injurious to Tenant's business operation, Tenant may enter upon Landlord's property to repair and restore said utility service and deduct the cost thereof from rentals due or to become due Landlord.

ARTICLE X

EQUIPMENT, FIXTURES AND SIGNS

All furnishings, fixtures, equipment and signs used on the premises which have been supplied to or installed on the premises by Tenant will, at all times, be and remain the property of Tenant. Tenant will have the right to remove same or any part thereof from the premises during the term of this lease, or at the expiration thereof, or within a reasonable time thereafter; provided, however, that Tenant, in so doing, does not cause any irreparable damage to the premises or the improvements thereon which will remain the property of Landlord, and provided further, that Tenant will pay or reimburse Landlord for the reasonable expense of repairing the damage caused by such removal.

ARTICLE XI

CARE AND SURRENDER OF THE PREMISES

Tenant will use reasonable care and diligence to keep and maintain said premises in a neat, orderly and sanitary condition, free of rubbish, dirt, other debris, snow and ice. Tenant further agrees that it will commit no waste on the premises. Upon any termination of this lease, Tenant will surrender possession of the premises, without notice, in as good condition as at the commencement of the term, reasonable wear and tear and casualty beyond the control of Tenant being excepted. Title to the building to be constructed on the premises shall vest in Landlord at the termination of the lease, and until the termination or expiration of the term hereof, said building shall be Tenant's personal property.

ARTICLE XII

MODIFICATION OF BUILDING UPON TERMINATION

Tenant's parent company, Long John Silver's, Inc., has a service mark registration filed in the U.S. Patent Office which includes the distinctive Long John Silver's Seafood Shoppe building. Landlord agrees that in the event Tenant ceases to operate a Long John Silver's Seafood Shoppe from the premises and in any event within thirty (30) days after the expiration or earlier termination of this lease, Tenant has the right, at its expense, to make the following modifications to the building on the premises; (a) remove the wooden deck in front of the building; (b) remove the cupola from the roof of said building; (c) remove the block and tackle and other nautical items from the building; (d) alter the front doors and windows in a reasonable fashion; (e) any other modifications reasonably necessary in Tenant's judgment to alter the

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appearance of the building from that of a Long John Silver's Seafood Shoppe. Tenant shall cause such modifications to be done in a good and workmanlike manner using quality materials. After Tenant has made such modifications to the building Landlord will not make or allow to be made any modifications to the building which will cause the building to resemble a Long John Silver's Seafood Shoppe.

ARTICLE XIII

INDEMNITY

Tenant will indemnify Landlord against, and hold Landlord harmless from, all claims, demands and/or causes of action, including all reasonable expense of Landlord incident thereto, for injury to, or death of any person, or loss of, or damage to, any property, where such claims, demands and/or causes of action are not caused by the negligence, omission, intentional act or breach of contractual duty of or by Landlord or anyone for whom Landlord is responsible.

ARTICLE XIV

INSURANCE

1. Tenant agrees, at its expense, to obtain and keep in effect, in the names of Landlord and Tenant, general liability insurance against any and all claims for personal injury or property damage occurring in or upon the premises during the term of this lease. Such insurance shall be maintained with limits of liability of not less than One Million Dollars ($1,000,000) for injuries to any one person in any one accident or occurrence; One Million Dollars ($1,000,000) for injuries to any number of persons in any one accident or occurrence; Twenty-Five Thousand Dollars ($25,000)

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for damage to property in any one accident or occurrence and One Hundred Thousand Dollars ($100,000) for products liability insurance.

2. Tenant agrees, at its expense, to obtain and keep in effect in the names of Landlord and Tenant as their interest may appear, a fire and extended coverage insurance policy or policies protecting the building on the premises from loss or damage within the coverage of such insurance policy for a sum not less than ninety percent (90%) of the lower of market or replacement value of said building, excluding foundation and site work. Tenant will furnish to Landlord reasonable evidence of its compliance with the provisions of this paragraph, such as certificates of insurance. Tenant's insurance policies may contain, at Tenant's option, deductible provisions in such amounts as Tenant deems appropriate.

ARTICLE XV

FIRE AND CASUALTY

1. In the event the premises are damaged or rendered totally or partially untenantable by fire or other casualty, Tenant will repair or restore said premises to the condition of the premises prior to such fire or casualty within a reasonable time, not exceeding six (6) months after the date of such fire or casualty, in which event the term hereof will not terminate; provided that the rental payable hereunder will continue in accordance with the terms of this lease. The proceeds of the pertinent insurance policy or policies, hereinabove mentioned, shall be applied to the cost of repairing or restoring said premises, and Tenant shall pay the balance, if any, of the cost of repairing or restoring same.

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2. Should the premises be so damaged or destroyed as to render same totally or partially untenantable and such shall occur within a two (2) year period prior to the termination of the initial term of this lease or any extension thereof, Tenant shall have the right and option to declare the lease terminated, and in the event of the exercise of same by Tenant, Landlord shall be entitled to the proceeds of such insurance as satisfaction of all of Tenant's duties under the lease. If Tenant desires to exercise said option, it shall make known its intention to do so by written notice delivered to Landlord within thirty (30) days after the date of such damage or destruction.

ARTICLE XVI

WAIVER OF SUBROGATION

Landlord and Tenant hereby waive in writing, prior to loss, all of their rights of recovery from the other party, their successors or assigns, and their right to sue for loss or damage to the premises or other property of Landlord, provided such loss or damage is within the coverage of the insurance provided for herein or insurance held by Landlord or anyone holding title through Landlord. The provisions of this paragraph shall be effective during the primary term or any extended term of this lease, for so long as such provisions do not prohibit securing insurance coverage from responsible insurance companies by either party after a good faith effort. All insurance policies carried by Tenant or Landlord on the property or adjoining property shall, if reasonably possible, contain an express waiver of subrogation.

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ARTICLE XVII

CONDEMNATION

1. In the event that all of the premises are taken or condemned by any competent authority, this lease will terminate as of the earlier of the date of possession of said premises by the condemning authority or the date of the title transfer. Tenant shall have the right to prosecute its claim for an award based on its leasehold interest and the damage to its business. In the event that a substantial portion of said premises is taken or condemned by any competent authority, Tenant shall have the right: (a) to terminate this lease as of the earlier of the date of title transfer or the date of taking of possession by the condemning authority in which event any unearned rent paid or credited will be refunded by Landlord to Tenant; or (b) to continue the lease in full force and effect with a reduced fixed rental commensurate with the reduced area and pertaining to land rent and/or building rent in lieu of the amount of rental hereinabove provided, which reduced rental will become effective upon the earlier of the date of title transfer or the date of such taking; or (c) if an option to purchase the premises is conferred upon Tenant by any other provision of this lease, to purchase the premises in accordance with such purchase option with a reduction in the purchase price equal to the Landlord's award in the condemnation proceedings. Tenant shall elect between these rights and give notice to Landlord of its election within sixty (60) days after the date when possession of the portion of the premises is required by the condemning authority. In the event that less than a substantial portion of the premises is taken by the condemning authority, then the fixed rental herein shall be reduced in proportion to the ratio the square footage of the property taken bears to the total square footage of the premises prior to the taking or condemnation.

2. A substantial portion is defined to be any of the following: (a) any part of the building on the premises; (b) ten percent (10%) or more of the parking; (c) fifteen percent (15%) or more of the land area demised; (d) loss through the taking or condemnation of direct access from the premises to any adjacent street or highway or (e) a portion of land or improvements the absence of which would have a substantial impact on Tenant's business conducted on or from the premises.

3. If any award is made for the condemning or taking of all or any part of the improvements on the premises during the original term of this lease or any extension thereof, the award for the improvements shall be paid to Tenant and Landlord as their interest may appear.

4. Termination of this lease because of condemnation shall be without prejudice to the rights of either Landlord or Tenant to recover from the condemnor compensation and damages for the injury and loss sustained by them as a result of such taking and Tenant shall have the right to make a claim against the condemning authority for loss of profits or damage to its business by the taking or condemnation.

ARTICLE XVIII

ENTRY BY LANDLORD

Landlord, its agents and representatives may, at any reasonable time, enter the premises for the purpose of inspection thereof, provided, however, that, in so doing, Landlord, its agents or representatives will endeavor to avoid interfering with the use and occupancy of the premises by Tenant.

[initials]

ARTICLE XIX

ASSIGNMENT OR SUBLETTING

Landlord and Tenant shall have the right to assign this lease, and Tenant shall have the right to sublet the whole or any part or parts of the premises. No assignment or subletting and no acceptance by Landlord of any rent or other sum of money from any assignee or sublessee shall release Tenant from any of its obligations under this lease, nor shall any assignment by Landlord of this lease release Landlord from its obligations incurred prior to such assignment. In the event of an assignment of this lease by Landlord, any such assignee shall promptly furnish Tenant with its Federal taxpayer identification number.

ARTICLE XX

DEFAULT

1. In the event Tenant fails to pay when due any of the rentals provided for herein or fails to promptly keep and perform any other covenant in this lease, Landlord, prior to taking any other action, shall give Tenant written notice specifying the default(s). Tenant shall have fifteen (15) days after receipt of said notice to correct any rental default, and thirty (30) days to correct any other default(s). If Tenant fails to correct said default(s) within the specified time periods, the Landlord may terminate this lease and re-enter the premises with or without process of law, and take possession thereof by reasonable force, or relet the premises at the best rental obtainable, Tenant to remain liable for the deficiency, if any, between the rental received by Landlord on any reletting and the rental provided for herein; or, if allowed by law, sue Tenant for the difference, if any, between the

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discounted rental Landlord would receive from the date of default to the expiration of the term of the lease in effect when the default occurred and the discounted rental Landlord could reasonably receive from the date of default to the expiration of the term of the lease in effect when the default occurred. Both sums shall be discounted to the present at the prime discount rate used by the Morgan Guaranty Trust Company, New York, New York, on the date of the default, plus one percent (1%).

2. In the event this lease is assigned or sublet by Tenant, and should any default occur requiring notice as hereinbefore provided in this Article XX, Landlord agrees that it will furnish Tenant with a copy of such notice at the same time it is sent to such assignee or sublessee. In the event that such default is not corrected by such assignee or sublessee during the specified time periods, Tenant shall have an additional period of ten (10) days to correct such default, and, upon correction of such default, Tenant shall have the right and option to resume actual possession of said premises as Tenant hereunder for the unexpired term of this lease.

3. Should there by any default or breach of this lease on the part of Landlord, Tenant shall give Landlord notice thereof, and should Landlord fail to correct such breach or default within thirty (30) days after such notice, the Tenant may remedy such breach or default and deduct the reasonable cost, including interest on same, from rentals due or to become due Landlord, or pursue any other legal or equitable remedy to which it is entitled. If Tenant has not been reimbursed for its reasonable cost in remedying Landlord's breach or default at the expiration of the last term of this lease, or if Landlord is indebted to Tenant because of a breach

or default of this lease at the expiration of the last term hereof, Tenant may, at its option, extend this lease on the same terms and conditions as provided herein until such costs and indebtedness are fully paid by application of all rental thereto.

4. If any default occurs, other than in the payment of money, which cannot with due diligence be cured within a period of thirty (30) days, and if the defaulting party commences to eliminate the causes of such default within said thirty (30) day period and proceeds diligently and with reasonable dispatch to take all steps and do all work required to cure such default and does so cure the default(s), then the non-defaulting party shall not have the right to declare the lease terminated by reason of such default.

ARTICLE XXI

BANKRUPTCY OR INSOLVENCY

If at any time during the term hereof proceedings in bankruptcy shall be instituted by or against Tenant which result in an adjudication of bankruptcy, or if Tenant shall file, or any creditor of Tenant shall file any petition under any provision of the United States Bankruptcy Code, as the same is now in force or may hereafter be amended and Tenant be adjudicated bankrupt, or if a receiver of the business or assets of Tenant be appointed and such appointment not be vacated within sixty (60) days after notice thereof to Tenant, or Tenant makes an assignment for the benefit of creditors, or any sheriff, marshal, constable, or keeper takes possession of any assets of Tenant by virtue of any attachment or execution proceedings and offers same for sale publicly, then Landlord may, at its option, in either or any of such events,

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immediately take possession of the premises and terminate this lease. Upon such termination, all installments of rent earned to the date of termination and unpaid shall at once become due and payable, and in addition thereto Landlord shall have all rights provided by the bankruptcy laws relative to the proof of claims on an anticipatory breach of an executory contract.

ARTICLE XXII

WAIVER

The failure of Landlord or Tenant to insist upon prompt and strict performance of any of the terms, conditions or undertakings of this lease, or to exercise any option herein conferred, in any one or more instances, except as to the option to extend or renew the term, shall not be construed as a waiver of the same of any other term, conditions, undertaking or option.

ARTICLE XXIII

NOTICES TO TENANT

Any notice required to be given to Tenant under the terms of this lease shall be in writing and mailed via Registered or Certified mail to SF of Ohio, Inc., Attention: President at the address given on page one of this agreement, or to such other address as Tenant may furnish to Landlord in writing, with a copy to the General Counsel at the same address.

ARTICLE XXIV

NOTICES TO LANDLORD

Any notice required to be given to Landlord under the terms of this lease shall be in writing and mailed via Registered or Certified mail to Landlord at the address given

on page one of this agreement, or to such other address as Landlord may furnish to Tenant in writing. Rental payments shall be forwarded to Landlord at the referenced address via first class mail. If at any time or from time to time, there shall be more than one Landlord, the Landlords shall designate a party to receive all notices and rent payments, and service upon or payment to the designated party shall constitute service upon or payment to all. Tenant shall not be required to issue multiple checks for any single payment of rent or other charges hereunder.

ARTICLE XXV

RECORDATION, SHORT FORM

Landlord agrees, upon Tenant's request, to execute a short form of this lease, entitled Memorandum Lease. Tenant may record such short form lease at its expense. The provisions of this lease shall control, however, in regard to any omissions from said short form, or in respect to any provisions hereof which may be in conflict with such short form.

ARTICLE XXVI

PARTIES BOUND

The terms, covenants, agreements, conditions and undertakings contained herein shall be binding upon and shall inure to the benefit of the heirs, successors in interest and assigns of the parties hereto. Where more than one party shall be the Landlord in this lease, the word "Landlord", whenever used in the lease, shall include all Landlords jointly and severally.

ARTICLE XXVII

COVENANT NOT TO COMPETE

Landlord agrees, during the term hereof, not to allow any seafood restaurant or sale of prepared seafood on adjoining or contiguous lands or ~~other premises~~ owned, leased or controlled by Landlord. Tenant agrees to the leasing of adjoining property owned by the Landlord to Bojangles of Florida, Taco Viva, Wendy's, McDonalds, or other similar type fast food restaurants that do not sell fish or seafood as their primary product. Tenant further agrees that in the event it should sublease or in any way change the format from a Long John Silver's restaurant to another fast food type business, it will not compete or conflict with any fast food business to which the Landlord might have leased the adjacent premises.

ARTICLE XXVIII

SIGNS

1. Landlord represents, warrants and agrees that Tenant may, at its expense, erect and maintain on the premises the standard signs used in Tenant's system, and other signs and advertising equipment as Tenant may deem necessary or desirable.

2. Landlord, upon request, agrees to cooperate fully in any proceedings and to execute any necessary consents or applications which may be required by law to permit the erection of Tenant's signs on the premises, provided, however, that such necessary consent or applications shall be prepared in their entirety by Tenant.

ARTICLE XXIX

ENTIRE AGREEMENT; MODIFICATION; SEVERABILITY

This lease contains the entire agreement between the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, entered into prior to the execution of this lease, will alter the covenants, agreements and undertakings herein set forth. This lease shall not be modified in any manner, except by an instrument in writing executed by the parties. If any term or provision of this lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this lease shall be valid and be enforced to the fullest extent permitted by law.

ARTICLE XXX

SUBORDINATION AND ATTORNMENT

1. If at the execution of this lease there are any existing mortgages, liens or encumbrances against the premises, Landlord shall promptly cause the mortgagees, lienholders or other secured parties to execute a non-disturbance agreement providing that such holder will recognize Tenant's lease of the premises and will not disturb the Tenant's quiet possession of the premises as long as Tenant is not in default of any of the provisions of this lease. Before Landlord shall have the right to subject and subordinate this lease to the lien of any loans or mortgages hereafter upon Landlord's interest in the premises and upon the lands and buildings of which the premises are a part, Landlord shall have first secured for Tenant's benefit a

written nondisturbance agreement, in the form set forth above, and Tenant will then execute and deliver an instrument subjecting this lease to the lien of any such loan or mortgage.

2. If Landlord defaults in making payment under any mortgage or mortgages, or if Landlord is in breach or in default of any such mortgage or mortgages in any respect, Tenant shall have the right to make all rental payments thereafter becoming due under this lease to the mortgagee in lieu of Landlord, and payments so made shall discharge the obligation of Tenant hereunder respecting the payment of rent. Should Landlord, in connection with the mortgaging of the tract of which the premises are a part, execute a conditional assignment of rentals, Tenant will execute an acceptance of such assignment, provided the assignment recognizes Tenant's rights hereunder.

ARTICLE XXXI

UTILITIES

Tenant will pay when due all charges for gas, water, electricity, and any other utility service used on the premises by Tenant or on Tenant's behalf, with Tenant's written consent.

ARTICLE XXXII

NUMBER AND GENDER

All of the terms and words used in this lease, regardless of the number and gender in which they were used, shall be deemed and construed to include any other number (singular and plural), and any other gender (masculine, feminine or neuter), as the context or sense of this lease or any paragraph or clause hereof may require, the same as if the

words had been fully and properly written in the number and gender.

ARTICLE XXXIII

LIENS

After the building and its related improvements are constructed, as hereinabove provided, and the term has commenced, Tenant shall keep the premises and the buildings of which it is a part, free from any liens arising from any labor performed by or on behalf of, or materials furnished to Tenant, or other obligations incident to its use or occupancy thereof. If any such lien attaches, and the same is not released by payment, bond or otherwise, within twenty (20) days after Landlord notifies Tenant thereof, Landlord shall have the option to discharge the same and Tenant shall reimburse Landlord promptly therefor. Nothing herein contained shall be deemed to deny Tenant the right to contest the validity of any such lien. Nothing herein contained shall be construed as a consent by Landlord to Tenant to make any alteration, improvement or installation or addition so as to give rise to any right to any laborer or materialman to file any mechanic's lien or any notice thereof, or any other lien purporting to affect Landlord's property.

ARTICLE XXXIV

TENANT'S RIGHT OF FIRST REFUSAL

1. In the event Landlord or any future owner of the premises shall receive a bona fide offer to purchase the Landlord's interest in said premises or any part thereof during the term of this lease, and such offer of purchase shall be satisfactory to Landlord or future owner, or in the event

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Landlord during the term of this lease should make an offer to sell said premises or any part thereof, Landlord or future owner agrees to grant unto Tenant the right to purchase Landlord's interest in the premises at the price and on the terms of the offer so made (providing Tenant is not in default hereunder). Said privilege shall be given by notice sent to Tenant requiring Tenant to accept in writing and sign a suitable form of contract of purchase within a period of thirty (30) days after mailing of such notice; and upon the exercise of said option by Tenant, the purchase of the premises shall be closed, with the delivery of a general warranty deed conveying merchantable fee simple title to the premises and the payment of the consideration therefor by Tenant, within thirty (30) days of the exercise of said option by Tenant.

2. If Tenant does not accept such offer or execute such tendered contract within the respective periods, then Tenant's right herein shall thereupon be null and void, as to the current offer only and the Landlord or future owner shall be at liberty to sell the premises to the person making the initial bona fide offer to purchase as aforesaid.

3. Such sale to a third party shall be subject to this lease and any present or future leases of the premises and all of the terms, conditions and covenants of such lease. The privilege of first refusal shall be binding upon the parties hereto, their heirs, administrators, successors and assigns.

ARTICLE XXXV

TRADEMARKS AND TRADE NAMES

It is specifically understood and agreed that all trademarks, trade names, service marks, and all other marks of identification used by Tenant in its business shall at all

times remain the exclusive property of Tenant and/or its subsidiaries and Landlord shall have no right, interest in, or title to any of Tenant's or Tenant's subsidiaries' trademarks, service marks, trade names, signs or other marks of identification.

ARTICLE XXXVI

MISCELLANEOUS

1. Landlord agrees to create, establish and maintain ~~in~~ accordance with a Joint Development Plan filed with the Broward County Planning authority, ~~for~~ the benefit of Tenant, to use in common with other tenants of Landlord, a non-exclusive driveway easement, as shown outlined in red on Exhibit A attached hereto, for the purpose of ingress and egress across property owned by Landlord immediately north and adjacent to the demised premises. Landlord agrees that the easement will remain physically unobstructed so as to provide unlimited access to and from the Demised Premises and 17th Street. In the event the easement area has not been developed within ~~forty-~~ SEVENTY-five days from the date of last execution hereof Tenant may, at its option, develop the easement area and Landlord shall reimburse Tenant for the cost thereof upon receipt of an invoice from Tenant. Landlord's cost for developing the easement area shall not be deemed part of the construction cost described in Article IV Paragraph 5 of this Lease Agreement.

2. Landlord will use his best effort to obtain the right for Tenant to erect a pole sign at an appropriate location on 17th Street on property owned by Landlord and leased to others.

3. Landlord agrees not to place or allow to be placed any landscaping or structures on Landlord's adjacent property which would restrict access between Landlord's adjacent property and the Demised Premises or which would obstruct the visibility of the restaurant facility of the Tenant on the Demised Premises from streets and roadways adjacent to the Landlord's property unless required by governing authorities.

4. Landlord and Tenant will sign an Easement Agreement granting unto each other non-exclusive mutual parking and reciprocal perpetual easement rights in common with other Tenants designated on Exhibit B attached hereto and made a part hereof.

IN WITNESS WHEREOF, the parties hereto have caused this lease to be duly executed as of the day and year first above written.

WITNESS:

[signature]

BOJACO REALTY CORP.

By: [signature]

Title: [signature]

LANDLORD

WITNESS:

[signature]

SF OF OHIO, INC.

By: [signature]

Title: President

TENANT

WITNESS:

[signature]

LONG JOHN SILVER'S, INC.

By: [signature]

Title: President

GUARANTOR

STATE OF FLORIDA

COUNTY OF BROWARD

The foregoing instrument was acknowledged before me this 7TH day of JUNE, 1983 by Robert Williamson, President of Bojaco Realty Corp., a NEW YORK corporation on behalf of said corporation.

My Commission Expires: Notary Public, State of Florida My Commission Expires Oct. 13, 1984

Notary Public

STATE OF Kentucky

COUNTY OF Fayette

The foregoing instrument was acknowledged before me this 22nd day of June, 1983 by Ernest E. Renaud, President of SF of Ohio, Inc., an Ohio corporation and Long John Silver's, Inc., a Delaware corporation, on behalf of said corporations.

My Commission Expires: Sept. 7, 1986

Notary Public - State at Large


SITE OF TACO VILA
SITE OF BOJANGLES
LONG JOHN SILVERS
TYPE 14
MENU BOARD
DRIVE THRU SIGN
S.E. 10TH STREET
S.E. 6TH AVE. (HWY #1) (FEDERAL HWY)
DOES NOT EXIST
PRELIMINARY DESIGN FOR
FT. LAUDERDALE, FLA.
S.E. 6TH AVE. & 10TH ST.
WOOD DECK
NO. OF PARKING SPACES
DUMPSTER PAD AND APRON
LANDSCAPE AREA
LOT LIGHT
CONSTRUCTION REP.
REAL ESTATE REP.
REGIONAL V.P.
SR. GROUP V.P.
V.P. DEVELOPMENT
FRANCHISEE
SCALE
PARKING FOR
DATE
BUILDING TYPE
DRAWING I.D. #

EXHIBIT B


SITE OF TACO VILA
SITE OF BOJANGLES
LONG JOHN SILVERS TYPE 16
S.E. 10TH STREET
S.E. 6TH AVE. (HWY #1) (FEDERAL HWY)
DOES NOT EXIST
FT. LAUDERDALE, FLA.
NO. OF PARKING SPACES
LANDSCAPE AREA
LOT LIGHT

EXHIBIT B

1710 S. Fed. Hwy.

Stamps $ 1050.00 Tax $
Documentary Intangible
RECEIVED in Broward County as required by law
by Irene L. Fox
Deputy Clerk

92276344

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE is made as of the 19th day of June, 1992, between Long John Silver's, Inc., hereinafter referred to as "Assignor," and Miami Subs Real Estate Corp.,* hereinafter referred to as "Assignee,"

* 6300 N.W. 31st Avenue, Ft. Lauderdale, FL 33309

WITNESSETH:

On or about June 7, 1983, Bojaco Realty Corp., as Landlord and SF of Ohio, Inc., Assignor's predecessor in title, as tenant, entered into a lease, which, together with all subsequent addenda and amendments thereto is incorporated herein by reference, the lease, addenda and amendments as of this date being hereinafter referred to as the "Lease," with respect to premises located at and more fully described in Exhibit A hereto;

Assignor, pursuant to Purchase and Sale Agreement dated April 24, 1992, a copy of which is attached hereto as Exhibit B, desires to assign, and Assignee desires to acquire, Assignor's interest in and to the Lease;

NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00) by each party hereto to the other in hand paid, the receipt of which is hereby acknowledged, and of other good and valuable consideration, the parties hereto hereby covenant and agree as follows:

1. Assignor assigns to Assignee, as of June 19, 1992, all Assignor's right, title and interest in and to the

BK 19623PG0026

0790C

r/r Commonwealth Title 33.00 1.50

Lease. Assignor covenants that it is not in default under the Lease, and that Assignor has full and lawful authority to assign the Lease. This assignment is made subject to all easements, covenants and restrictions listed in Exhibit C and all applicable building, zoning and health enactments.

PLEASE INITIAL

2. Assignee assumes the Lease as of June 19, 1992, and will perform, comply with and observe all the covenants, terms and conditions therein contained on Assignor's part to be performed and observed, which shall accrue from and after such date.

IN WITNESS WHEREOF, the parties hereto have duly executed or caused these presents to be executed the day and year first above written.

"ASSIGNOR"

LONG JOHN SILVER'S, INC.

By: [signature]
Its: C.F.O.

"ASSIGNEE"

MIAMI SUBS REAL ESTATE CORP.

By: [signature]

BK 19623PG0027

ACKNOWLEDGEMENTS

STATE OF KENTUCKY

COUNTY OF FAYETTE

The foregoing instrument was acknowledged before me this 18th day of June, 1992 by Gerald W. Deitchle, Executive Vice President of Long John Silver's Inc., a Delaware corporation, on behalf of the corporation.

My commission expires: 4-13-95

Claire R. Hammond (Lockwood)
Notary Public, State-at-Large
Kentucky

STATE OF Florida

COUNTY OF Broward

The foregoing instrument was acknowledged before me this 17th day of June, 1992 by C. Ronald Petty, President of Miami Subs Real Estate Corp., a Florida corporation, on behalf of the corporation.

NOTARY PUBLIC. STATE OF FLORIDA.
MY COMMISSION EXPIRES: OCT. 21. 1992.
BONDED THRU NOTARY PUBLIC UNDERWRITERS.

My commission expires: ________

Sandra M. Shtogryn
Notary Public, ~~State-at-Large~~
~~Kentucky~~ Sandra M. Shtogryn
Commission # AA605222

This instrument was prepared by:

Vicki L. Brooks
Vicki L. Brooks
Corporate Counsel
101 Jerrico Drive
Lexington, KY 40509

BK 19623PG0028

The land referred to is described as follows, and
known as 1710 South Eederal Highway, Ft. Lauderdale, Florida:

The West 33 feet of Lot 14, and all of Lots 15, 16, and Lot 17 less the West 25 feet thereof, in Block 18, of CORRECTED PLAT OF EVERGLADES LAND SALES COMPANY'S FIRST ADDITION TO LAUDERDALE, FLORIDA, as recorded in Plat Book 2, at Page 15, of the Public Records of Dade County, Florida, lying and being in Broward County, Florida.

EXHIBIT "A"

SUBLEASE

BETWEEN

MIAMI SUBS REAL ESTATE CORP.,
a Florida corporation
("MSREC")

AND

W.E.N.K. OF FORT LAUDERDALE, INC.
a Florida corporation
("Lessee")

DATED: December 19, 2003

TABLE OF CONTENTS

SUBLEASE

THIS SUBLEASE is made as of December _____, 2003, by and between MIAMI SUBS REAL ESTATE CORP., a Florida corporation ("MSREC"), whose principal business address is 6300 Northwest 31st Avenue, Fort Lauderdale, Florida 33309 and W.E.N.K. of Fort Lauderdale, Inc., a Florida corporation ("Lessee"), whose principal address is 1501 NW 104 Avenue, Plantation, Florida 33322.

MSREC and Lessee hereby agree as follows:

1. **Definitions.** The following terms shall have the following meanings for all purposes of this Sublease:

"Base Annual Rental" means Ninety-Six Thousand Dollars ($96,000.00) for the period from January 1, 2004 and continuing until December 31, 2008.

"Base Monthly Rental" means an amount equal to one-twelfth (1/12th) of the Base Annual Rental for the Term hereof.

"Lessee" means W.E.N.K. of Fort Lauderdale, Inc., a Florida corporation, its successors or assigns.

"Landlord" means Bojaco Realty Corp., a Florida corporation, its successors or assigns.

"Percentage Rental", if any, means a sum equal to the amount of six percent (6%) of Lessee's annual gross sales (as defined herein) for the lease year in excess of $853,000.00.

"Premises" means the real property together with all buildings, structures, and improvements located thereon, in Fort Lauderdale, Broward County, Florida, a legal description of which is contained in Exhibit "A", which has a street address of 1710 South Federal Highway, Fort Lauderdale, Florida.

"Primary Lease" means the lease between Landlord and S.F. of Ohio, Inc., dated June 7, 1983, which Lease was subsequently assigned to Long John Silver's, Inc.

"Rental Effective Date" means January 1, 2004.

"Sublease Term" means the period described in Section 3.

"Sublease Year" means the twelve (12) month period commencing on the first day of the calendar month after the commencement of the Sublease Term and each successive twelve (12) month period thereafter.

2. **Demise of Premises.** In consideration of the rentals and other sums to be paid by Lessee and of the other terms, covenants and conditions on Lessee's part to be kept and performed, MSREC hereby subleases to Lessee, and Lessee hereby takes and hires, the Premises.

3. **Sublease Term.** The Sublease Term of five (5) years shall commence as of January 1, 2004 and shall expire on December 30, 2008, unless terminated sooner as provided in this Sublease.

This Sublease is subject to the terms, conditions and provisions of the Primary Lease unless specified herein to the contrary. Lessee hereby acknowledges receipt of the Primary Lease, and agrees that it will not initiate or fail to initiate any action which would constitute a default by MSREC under the Primary Lease. Lessee further agrees to assume the prompt performance, when due, of all of the terms, covenants, provisions and conditions of the Primary Lease. If for any reason whatsoever the Primary Lease shall terminate prior to the expiration of the Sublease Term herein, then this Sublease shall likewise terminate simultaneously with such termination.

4. **Rental and Other Payments.**

A. Base Annual Rental. The Lessee shall pay to MSREC base rent as set forth in this Paragraph 4, and any other payments due under the Sublease ("Additional Rental"), in lawful money of the United States, which Lessee covenants to pay to MSREC, at its address stated above, or at such other place as may be designated in writing by MSREC to Lessee, in equal monthly installments of Eight Thousand Dollars ($8,000.00), commencing on the Rental Effective Date for the first two years of the Sublease, with such base rent to be adjusted as provided for below in this Paragraph 4, plus sales tax thereon, in advance, without notice or demand and without abatement, deduction or setoff, on the first day of each and every month during the term of this Sublease. Any delinquent payment (that is, any payment not made within the period specified in Section 4) shall, in addition to any other remedy of MSREC, incur a late charge of five percent (5%) and bear interest at the rate of eighteen percent (18%) per annum, but in no event shall Lessee be obligated to pay a sum of late charge and interest higher than the maximum legal rate then in effect. For the purposes of Base Annual Rent only, "Sublease Year" shall mean the twelve (12) month period commencing on the Rental Effective Date and each successive twelve (12) month period thereafter.

Sublease Year	Annual Base Rental	Monthly Base Rental
Initial Term: Year 1 &2 January 1, 2004 - December 31, 2005	$96,000.00	$8,000.00
Year 3&4 5 January 1, 2006 - December 31, 2008	$100,800.00	$8,400.00

B. Percentage Rent. In addition to Base Annual Rental, Lessee shall pay to MSREC percentage rent (the "Percentage Rent") in the amount equal to six percent (6%) of Lessee's annual gross sales as defined herein, in excess of $853,000.00. Percentage Rent shall be payable by Lessee to MSREC as hereinafter provided.

During the Term hereof, Percentage Rent shall be payable as follows: Within thirty (30) days after the end of each Sublease Year occurring during the Term of this Sublease, Lessee shall deliver to MSREC a complete and accurate statement, signed and certified by Lessee, showing:

(i) Gross Sales from the Premises during such Sublease Year or partial Sublease Year, as the case may be; and

(ii) the computation of Percentage Rent for such Sublease Year, or partial Sublease Year, as the case may be, together with the full payment of Percentage Rent due for such Sublease Year, or partial Sublease Year, as the case may be, as reflected in such certified statement.

C. All Additional Rent which includes, without restriction, real estate taxes, and insurance, one-third (1/3) of the cost for the maintenance (including repairs and replacements) of the existing sanitary sewer system utilized jointly by Miami Subs Grill, Lessee, and Roberto's Taco Shop, and any other expense or obligation relating to the Premises, shall begin to accrue on the Rental Effective Date.

5. **Gross Sales Defined.**

A. The term "Gross Sales" as used herein shall be construed to include the entire amount of the actual sales price of all goods and services provided at, in, on or from the Premises, including mail or telephone orders received or filled at the Premises, and including any and all commissions or fees of any kind relating to services performed or to be performed, all deposits not refunded to purchasers, orders taken (although said orders may be filled elsewhere), and sales and orders taken

(although said orders may be filled elsewhere), and sales and receipts by any sublessee, concessionaire, licensee or otherwise in the Premises. Discounted sales to purchasers shall be included in Gross Sales at the discounted amount. Each sale upon installment or credit shall be treated as a sale for the full price in the month during which such installment or credit sale shall be made, irrespective of the time when Lessee shall receive payment (whether full or partial) from its customers. Gross Sales shall not include the following:

(i) sums collected and paid out for any sales or excise tax imposed by any duly constituted governmental authority;

(ii) the exchange of merchandise between the stores of Lessee, if any, where such exchanges of goods or merchandise are made solely for the convenient operation of the business of Lessee and not for the purpose of consummating a sale which has theretofore been made at, in, on, or from the Premises, and/or for the purpose of depriving MSREC of the benefit of a sale which otherwise would be made at, in, on, from or upon the Premises;

(iii) the amount of returns to shippers or manufacturers;

(iv) the amount of any cash or credit refund made upon any sale where the merchandise sold, or some part thereof, is thereafter returned by the purchaser and accepted by Lessee;

(v) sales of fixtures;

(vi) all sums and credits received in settlement of claims for loss or damage to merchandise;

(vii) commission paid to credit card companies; or

(viii) coupons or gift certificates which are distributed for advertising or promotional purposes, except that in no event shall coupons or gift certificates purchased by customers be excluded from gross sales.

B. MSREC shall have the right at any time after the close of each calendar year of the term hereof upon thirty (30) days advance written notice, but not more often than once with respect to any calendar year, to receive a copy of Lessee's business tax return and a copy of monthly sales tax reports for the year in order for MSREC to verify gross sales of the Lessee.

C. All information deliverable by Lessee to MSREC under this Section shall be delivered to the notice address of MSREC set forth herein, or at such other place as MSREC may from time to time direct by written notice to Lessee.

D. Computation of the Percentage Rent specified herein shall be made separately with regard to each calendar year of the term hereof, it being understood and agreed that the Gross Sales of any calendar year and the Percentage Rent due thereon, shall have no bearing on, or connection with, the Gross Sales of any other calendar year of the term hereof. It is further understood and agreed that MSREC shall in no event be construed or held to be a partner or associate of Lessee in the conduct of Lessee's business, nor shall MSREC be liable for any debts incurred by Lessee in the conduct of Lessee's business. It is understood and agreed that the relationship is and at all times shall remain that of MSREC and Lessee. MSREC and Lessee acknowledge and agree that neither shall be subject to any implied obligations by reason of the fact that this Sublease provides for the payment of Percentage Rent.

6. **Representations and Warranties of MSREC.** MSREC represents and warrants to Lessee as follows:

A. Organization of MSREC. MSREC has been duly organized or formed, is validly existing and has taken all necessary action to authorize the execution, delivery and performance of this Sublease.

B. Authority of MSREC. The persons who have executed this Sublease on behalf of MSREC are duly authorized so to do.

C. Primary Lease. The Primary Lease is, as of the date hereof, and will be as of the Rental Effective Date, current and in good standing, and MSREC has no knowledge of any default thereunder or of any act or omission, which with the passage of time or receipt of notice would constitute a default thereunder.

7. **Representations and Warranties of Lessee.** Lessee represents and warrants to MSREC as follows:

A. Organization and Authority of Lessee.

(i) Lessee has been duly organized or formed, is validly existing and in good standing under the laws of its state of incorporation or formation and is qualified as a foreign corporation or partnership to do business in any jurisdiction where such qualification is required. All necessary corporate or partnership action has been taken to authorize the execution, delivery and performance of this Sublease and of the other documents, instruments and agreements provided for herein.

(ii) The persons who have executed this Sublease on behalf of Lessee are duly authorized to do so.

B. Enforceability. This Sublease constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms.

C. Litigation. There are no suits, actions, proceedings or investigations pending, or to the best of its knowledge, threatened against or involving Lessee before any court, arbitrator or administrative or governmental body which might reasonably result in any material adverse change in the contemplated business, condition or operations of Lessee or the Premises.

D. Absence of Breaches or Defaults. Lessee is not, and the execution, delivery and performance of this Sublease and the documents, instruments and agreements provided for herein will not result in any material breach of or default under any other documents, instruments or agreements to which Lessee is a party or by which Lessee, the Premises or any of Lessee's property is subject or bound.

E. Licenses and Permits. Lessee has obtained all required licenses and permits, both governmental and private, to use and operate the Premises in the intended manner, and all such licenses and permits are currently in good standing.

F. Hazardous Materials. Notwithstanding any other agreement to the contrary, Lessee, who has occupied the Premises since July 1997 under a Sub-Sublease with Whale Inlet Corp., represents and warrants that (a) except as may be permitted by applicable law, since July 1997 and throughout the term of this Sublease (i) all parts of the Premises have been and will be kept free of "Hazardous Materials" (as hereinafter defined), and (ii) no part of the Premises have been or will be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, and (b) no activity in, at or from all or any part of the Premises has or will cause or contribute to the pollution (by petroleum or petroleum products, or otherwise) of the Premises in whole or in part or of any other property. If any testing or examination indicates the presence of pollution and/or Hazardous Materials at or about the Premises due to Lessee's use and occupancy thereof, Lessee will have 30 days (or such longer time as may be reasonably necessary) after written notice from MSREC to eliminate same and (to the extent necessary) to restore the Premises to prior condition but with new non-Hazardous

Materials, failing which MSREC may either terminate the Sublease on written notice to Lessee or take all action deemed desirable by Landlord or MSREC to effect such elimination and (to the extent necessary) restoration. If MSREC elects the latter, upon request MSREC will be entitled to receive from Lessee all costs and expenses in any way associated therewith, plus interest at the rate of 18% per annum or such higher rate as may be allowed by law; the foregoing will not limit MSREC's other rights and remedies under the Sublease. As used herein, the term "Hazardous Materials" means any petroleum, petroleum products, explosives, radioactive materials, hazardous wastes, hazardous toxic substances, asbestos or any material containing asbestos, or any other substance or material now or hereafter defined as a "hazardous" or "toxic" substance, material or product by any federal, state, local or municipal law, ordinance, rule or regulation.

8. **Rental to be Net to MSREC.** The Annual Rental payable hereunder shall be net to MSREC, so that this Sublease shall yield to MSREC the rentals specified during the Sublease Term, and that all costs, expenses and obligations of every kind and nature whatsoever (other than Base Rent under the Primary Lease) relating to the Premises shall be paid by Lessee. Lessee is responsible to pay the applicable sales tax on all lease payments including, without restriction, real estate taxes.

MSREC, at its election, shall have the right (but not the obligation) to pay for or perform any act which requires the expenditure of any sum of money by reason of the failure or neglect of Lessee to perform any provision of this Sublease; provided, however, that prior to MSREC making any payment or taking any action, MSREC must give Lessee notice of Lessee's alleged failure or neglect and Lessee shall have the right to cure such failure or neglect within the time periods set forth herein. In the event MSREC shall, at its election, pay such sum or perform such act requiring the expenditure of monies, including reasonable attorney's fees and expenses which might have been reasonably incurred by MSREC because of or in connection with such payment or performance, Lessee agrees to reimburse and pay same to Lessee upon demand. The payment thereof may be collected or enforced by MSREC in the same manner as though such amount were payment of rent specifically required by the terms of this Sublease to be paid by Lessee upon the day when MSREC demands repayment thereof or reimbursement therefor of and from Lessee.

9. **Taxes and Assessments.** Lessee shall pay during the Lease Term, as the same become due and prior to delinquency, all taxes and assessments which would affect in any manner the net return realized by Lessor under this Sublease, including without limitation the following:

A. All taxes and assessments upon the Premises or part thereof or any personal property, trade fixtures or improvements located on the Premises, whether belonging to MSREC or Lessee which shall be assessed or come due during the Sublease Term or any tax or charge levied in lieu of such taxes and assessments;

B. All taxes, charges, license fees or similar fees imposed by reason of the use of the Premises by Lessee; and

C. All excise, transaction, privilege, license, sales, use and other taxes upon the rental or other payments hereunder, the leasehold estate of either party or the activities of either party pursuant to this Sublease, except for any tax upon or measured by the net income and profits of MSREC generally.

Lessee may seek a refund, rebate or abatement of any tax levied or assessed on the Premises but only if arrangements for paying such tax prior to it becoming a lien on the Premises, together with all interest and penalties, are made to the written satisfaction of MSREC.

10. **Utilities.** Lessee shall contract, in its own name, for and pay when due all charges for connection or use of water, gas, electricity, telephone, garbage collection, sewer use and other utility services supplied to the Premises during the Sublease Term. Under no circumstances shall MSREC be responsible for interruption of any utility service.

11. **Insurance.** Lessee shall maintain, at its own expense, the following types and amounts of insurance (which may be included under a blanket insurance policy if all the other items hereof are satisfied), in addition to such other insurance as MSREC may reasonably require:

A. Insurance against loss, damage or destruction by fire and other casualty, including theft, vandalism and malicious mischief, flood (if the Premises are in a location designated by the Federal Secretary of Housing and Urban Development as a flood hazard area), earthquake (if the Premises are in an area subject to destructive earthquakes within recorded history), boiler explosion (if there is any boiler upon the Premises), sprinkler damage (if the Premises has a sprinkler system), all matters covered by a standard extended coverage endorsement and such other risks as MSREC may reasonably require, insuring the Premises and all improvements thereon for their full insurable replacement cost. Any insurance policy or policies shall designate MSREC and Lessee as the named insureds as their interests may appear, and shall be payable as set forth in Section 20.

B. Comprehensive public liability and property damage insurance, including a products liability clause, covering MSREC and Lessee against bodily injury liability, property damage liability and automobile bodily injury and property damage liability, including without limitation any liability arising out of the ownership, maintenance, repair, condition or operation of the Premises or adjoining ways, streets or sidewalks and, if applicable, insurance covering MSREC against liability arising from the sale of liquor, beer or wine on the Premises. Such insurance policy or policies shall contain a "severability of interest" clause or endorsement which precludes the insurer

from denying the claim of Lessee or MSREC because of the negligence or other acts of the other, shall be in amounts of not less than One Million Dollars ($1,000,000.00) per injury and occurrence with respect to any insured liability, whether for personal injury or property damage, or such higher limits as MSREC may reasonably require from time to time, and shall be of form and substance satisfactory to MSREC.

C. Worker's compensation, employer's liability and such other insurance as may be necessary to comply with applicable laws.

All insurance policies shall:

(i) Provide for a waiver of subrogation by the insurer as to claims against MSREC, their employees and agents;

(ii) Provide that such insurance cannot be unreasonably canceled, invalidated or suspended on account of the conduct of Lessee, its officers, directors, employees or agents;

(iii) Provide that any "no other insurance" clause in the insurance policy shall exclude any policies of insurance maintained by MSREC and that the insurance policy shall not be brought into contribution with insurance maintained by MSREC;

(iv) Contain a standard without contribution mortgage clause endorsement in favor of any lender designated by MSREC;

(v) Provide that the policy of insurance shall not be terminated, canceled or substantially modified without at least thirty (30) days' prior written notice to MSREC and to any lender covered by any standard mortgage clause endorsement;

(vi) Provide that the insurer shall not have the option to restore the Premises if MSREC elects to terminate this Sublease in accordance with the terms hereof; and

(vii) Be issued by insurance companies having a rating in Best's Insurance Guide of "A" or better.

Lessee shall provide to MSREC and any lender designated by MSREC certificates of insurance or copies of insurance policies evidencing that insurance satisfying the requirements of this Sublease is in effect at all times.

12. **Tax and Insurance Impound.** MSREC may, at any time in its sole discretion, require Lessee to pay to MSREC sums which will provide an impound account (which shall not be deemed a trust fund) for paying up to the next one year

of taxes, assessments and insurance premiums. If MSREC so elects, it will estimate the amounts needed for such purposes and will notify Lessee to pay the same to MSREC in equal monthly installments, as nearly as practicable, in addition to all other sums due under this Sublease. Should additional funds be required at any time, Lessee shall pay the same to MSREC on demand. Lessee shall advise MSREC of all taxes and insurance bills which are due and shall cooperate fully with MSREC in assuring that the same are paid. MSREC may deposit all impounded funds in accounts insured by any Federal or State agency and may commingle such funds with other funds and accounts of MSREC. Interest or other gains from such funds, if any, shall be the sole property of MSREC. In the event of any default by Lessee, MSREC may apply all impounded funds against any sum due from Lessee to MSREC. MSREC shall give to Lessee an annual accounting showing all credits and debits to and from such impounded funds received from Lessee.

13. **Advance Rental.** None.

14. **Liens.** Tenant shall not permit to be created nor to remain undischarged any lien, encumbrance or charge arising out of any work or work claim of any contractor, mechanic, laborer of Lessee or material supplied by a materialman to Lessee which might be, or become, a lien or encumbrance or charge upon the Premises. If any lien or notice of lien on account of an alleged debt of Lessee or any notice of contract by a party engaged by Lessee or Lessee's contractor to work in the Premises shall be filed against the Premises, Lessee shall, within thirty (30) days after notice of the filing thereof, cause the same to be discharged of record by payment, bonded, transferred to security in accordance with applicable Florida Statutes, or insured over by Lessor's title company.

15. **Security Deposit.** MSREC agrees to waive the payment of a security deposit at the inception of this Lease. However, in the event that Lessee is late in paying two monthly rental payments or ever defaults under this Lease, MSREC has the right to require Lessee to immediately pay the sum of $8,000.00, which shall be deemed to be a security deposit for the proper maintenance of the Premises. Such amount shall not be applied or credited against annual rental adjustments or otherwise. Such security deposit may be held or invested by Lessor as it may in its sole discretion determine and all interest or other gains therefrom shall be the sole property of Lessor.

16. **Use.** Lessee shall use the Premises solely for the operation of the "Tokyo Bowl" restaurant which is principally a Japanese/sushi bar restaurant. Lessee will at all times during the Sublease Term diligently and continuously operate its business on the Premises. Lessee shall be prohibited from operating a restaurant which will conflict or compete with any fast food business of tenants leasing adjacent space from the Primary Landlord. Lessee shall not convert the Premises to an alternative use during the Sublease Term, without MSREC's prior written consent.

17. **Compliance with Laws.** Lessee's use and occupation of the Premises, and the condition thereof, shall not be in violation of any applicable governmental requirement. Lessee shall, at Lessee's sole cost and expense, comply with all applicable directions, rules and regulations of the fire marshall, health officers, building inspector or other proper officers of any governmental agency having jurisdiction. Lessee will not permit any act or condition to exist in or about the Premises which will increase any insurance rate, except when such acts are required in the normal course of its business, and Lessee shall pay for such increase.

The parties acknowledge that the Americans with Disabilities Act of 1990 (42 U.S.C. §12101, et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establishes requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises, depending on, among other things: (1) whether Lessee's business is deemed a "public accommodation" or "commercial facility"; (2) whether such requirements are "readily achievable"; and (3) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties agree that Tenant shall be responsible for ADA Title III compliance for the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, and Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III "path of travel" requirements triggered by alterations in the Premises. The parties shall each be solely responsible for requirements under Title I of the ADA relating to their respective employees.

18. **Maintenance.** Lessee hereby accepts the Premises "as is," with no representation or warranty of MSREC as to the condition thereof. Lessee shall at all times at its own expense maintain, repair and replace, as required herein and as deemed necessary for the operation of Lessee's business, the Premises, including all portions of the Premises, whether or not the Premises were in such condition upon the commencement of this Sublease.

19. **Alterations.**

A. Lessee shall not commit actual or constructive waste upon the Premises or alter the exterior or structural elements of the Premises in any manner without the prior written consent of MSREC. Any work at any time commenced by Lessee on the Premises shall be prosecuted diligently to completion, shall be of good workmanship and materials, with the plans and specifications approved by the appropriate governmental authorities, and shall be in accordance with all applicable required laws, including but not limited to all building codes and zoning ordinances, and shall comply fully with all the terms of this Sublease. Any addition to or alteration of

the Premises shall be deemed a part of the Premises and belong to MSREC, and must be approved by MSREC prior to commencement.

B. Lessee and MSREC agree to comply with all laws, ordinances, orders and regulations affecting the use and occupancy of the Premises and the cleanliness, safety or operation thereof. Lessee agrees to comply with the reasonable regulations and requirements of any insurance underwriter, inspection bureau or similar agency.

C. Lessee agrees not to (I) permit any illegal practice to be carried on or committed on the Premises; (ii) make use of or allow the Premises to be used for any purpose that might invalidate or increase the rate of insurance therefor; (iii) keep or use or permit to be kept or used on the Premises any flammable fluids, gases, or explosives without the prior written permission of MSREC, except for those products required in Lessee's normal business operations; (iv) use the Premises for any purpose whatsoever which might create a nuisance; (v) deface or injure the building of the Premises; (vi) overload the floor; (vii) commit or suffer any waste; or (viii) install any electrical equipment that overloads lines.

D. In connection with the installation of any electrical equipment, Lessee shall, at Lessee's own expense, make from time to time whatever changes are necessary to comply with the requirements of the insurance inspectors, underwriters, governmental authorities and codes.

20. **Fixtures and Personal Property.** Any trade fixtures, business equipment, inventory, trademarked items, signs, decorative soffit, counters, shelving, showcases, mirrors and other removable personal property installed in or on the Premises by Lessee, at its expense, shall remain the property of the Lessee. Lessor agrees that Lessee shall have the right, at any time or from time to time, to remove any and all of such items. Lessee, at its expense, shall immediately repair any damage occasioned by the removal of its fixtures, signs and other personal property, and upon expiration or earlier termination of this Lease, shall leave the Premises in a neat and clean condition, free of debris, normal wear and tear excepted. Lessee shall pay before delinquency all taxes, license fees and public charges levied, assessed or imposed upon its business operation in the Premises, as well as upon its trade fixtures, merchandise and other personal property in or upon the Premises.

21. **Indemnification.** Except for the negligence of MSREC, Lessee shall indemnify and hold harmless MSREC and its general and limited partners, directors, officers, agents and employees, from and against any and all claims, demands, causes of action, suits, proceedings, liabilities, damages, losses, costs and expenses, including attorneys' fees, caused by Lessee's operations of or relating in any manner to the Premises, including alterations, maintenance, and use by Lessee or any person thereon, supervision or otherwise, or from any breach of, default under or failure to perform any

term or provision of this Agreement by Lessee, its officers, employees, agents or other persons. It is expressly understood that Lessee's obligations under this paragraph shall survive the expiration or earlier termination of this Sublease for any reason.

22. **Quiet Enjoyment.** So long as Lessee shall pay rental and other sums herein provided and shall keep and perform all of the terms, covenants and conditions on its part herein contained, MSREC covenants that Lessee, subject to MSREC's rights herein, shall have the right to the peaceful and quiet occupancy of the Premises.

23. **Condemnation or Destruction.**

A. In case of a taking of all or any part of the Premises or the commencement of any proceedings or negotiations which might result in a taking, for any public or quasi-public purpose by any lawful power or authority by exercise of the right of condemnation or eminent domain or by agreement between MSREC, Lessee and those authorized to exercise such right ("Taking"), Lessee will promptly give written notice thereof to MSREC, generally describing the nature and extent of such Taking. Lessee may prosecute, if permissible under the appropriate law of the jurisdiction, any award, compensation or damages resulting from a Total Taking to which it is entitled, but shall not have the right to MSREC's award, compensation or damages.

B. In case of a Taking of the whole of the Premises, other than for temporary use ("Total Taking"), this Sublease shall terminate as of the date of such Total Taking and all rental and other sum or sums of money and other charges provided to be paid by Lessee shall be apportioned and paid to the date of such Total Taking. Total Taking shall include a taking of substantially all the Premises if the remainder of the Premises is not usable and cannot be made usable for the purposes provided herein.

C. In case of a temporary use of the whole or any part of the Premises by a Taking, this Sublease shall remain in full force and effect without any reduction of rent or any other sum payable hereunder. Lessee shall be entitled to the entire award for such taking, whether paid for damages, rent or otherwise, unless the period of occupation and use by the condemning authorities shall extend beyond the date of expiration of this Sublease, in which case the award made for such taking shall be apportioned between MSREC and Lessee as of the date of such expiration. At the termination of any such use or occupation of the Premises, Lessee will, at its own cost and expense, promptly commence and complete the restoration of the Premises to the extent of any award received by Lessee for such purposes. Lessee shall not be required to make the restoration if the term of this Sublease shall expire prior to, or within one year after, the date of termination of the temporary use so taken, and in such event MSREC shall be entitled to recover all damages and awards arising out of

the failure of the condemning authority to repair and restore the building at the expiration of such temporary taking.

D. In the event of a Taking of less than all of the Premises other than a temporary use ("Partial Taking") or of damage or destruction to all or any part of the Premises, all awards, compensation or damages shall be paid to MSREC, and MSREC shall have the option to terminate this Sublease by notifying Lessee in writing within ninety (90) days after Lessee gives MSREC notice of such damage or destruction or that title has vested in the taking authority. Lessee shall thereupon have a period of sixty (60) days in which to elect in writing to continue this Sublease on the terms herein provided. If Lessee does not elect to continue this Sublease or shall fail during such sixty (60) day period to elect to continue this Sublease, then this Sublease shall terminate as of the last day of the month during which such period expired. Lessee shall then immediately vacate and surrender the Premises, all obligations of either party hereunder shall cease as of the date of termination, and MSREC may retain all such awards, compensation or damages. If MSREC does not elect to terminate this Sublease, or if MSREC so elects but Lessee elects to continue this Sublease, then this Sublease shall continue on the following terms: rental and other sums due under this Sublease shall continue unabated, and Lessee shall promptly commence and diligently prosecute restoration of the Premises to the same condition, as nearly as practicable, as prior to such partial condemnation, damage or destruction as approved by MSREC in its sole discretion. MSREC shall promptly make available in installments as restoration progresses an amount equal to any award, compensation or damages received by MSREC, upon written request of Lessee accompanied by evidence reasonably satisfactory to MSREC that such amount has been paid or is due and payable and is properly a part of such costs and that there are no mechanics' or similar liens for labor and materials theretofore supplied in connection with the restoration. MSREC shall be entitled to keep any portion of such award, compensation or damages which may be in excess of the cost of restoration, and Lessee shall bear all additional costs, fees and expenses of such restoration in excess of the amount of any such award, compensation or damages.

E. Notwithstanding the foregoing, if at the time of any Taking or at any time thereafter Lessee shall be in default under this Sublease and such default shall be continuing, MSREC is hereby authorized and empowered, in the name and on behalf of Lessee and otherwise, to file and prosecute Lessee's claim, if any, for an award on account of any Taking and to collect such award and apply the same, after deducting all costs, fees and expenses incident to the collection thereof, to the curing of such default and any other then existing default under this Sublease.

24. **Inspection.** MSREC and its authorized representatives shall have the right, upon giving reasonable notice, to enter the Premises or any part thereof and inspect the same and make photographic or other evidence concerning Lessee's compliance with the terms of this Sublease. Lessee shall keep full, complete and

accurate books, records and accounts of all business done, including any sales or other tax reports that Lessee may be required to furnish to any governmental agency at or from the Premises sufficient to permit MSREC to verify all statements, certificates and accountings delivered to MSREC. Should any audit by MSREC reveal that any statement or account rendered by Lessee was in error by one percent (1.0%) or more, then in addition to any other remedy of MSREC, Lessee shall reimburse the cost of such audit to MSREC upon demand.

25. **Default and Remedies.**

A. Each of the following shall be deemed a breach of this Sublease and a default by Lessee:

(i) If any material representation or warranty of Lessee herein was false when made or in the event that any such representation or warranty is continuing and becomes false at any time, or if Lessee renders any false statement or account;

(ii) If any rent or other monetary sums due remain unpaid for seven (7) days after written notice thereof to Lessee;

(iii) If Lessee becomes insolvent, performs any act of bankruptcy or is not generally paying its debts as the same become due;

(iv) If Lessee fails to perform any of the covenants, conditions or obligations of this Sublease; or

B. If any such breach or default does not involve the payment of any rental or other monetary sum, and is within the reasonable power of Lessee to cure within thirty (30) days after receipt of notice thereof, all as determined by MSREC in its reasonable discretion, then such event shall not constitute a default hereunder, unless otherwise expressly provided herein, unless and until MSREC shall have given Lessee notice thereof and a period of thirty (30) days shall have elapsed, during which period Lessee may correct or cure such event, upon failure of which a default shall be deemed to have occurred hereunder without further notice or demand of any kind. If such breach or default cannot reasonably be cured within the thirty (30) day period, as determined by MSREC in its reasonable discretion, and Lessee is diligently pursuing a cure of such breach or default, then Lessee shall, after receiving notice specified herein, have a reasonable period to cure such breach or default.

C. In the event of any breach or default, and without any notice, except, if applicable, the notice prior to default required under certain circumstances by paragraph B. above or such other notice as may be required by law and cannot be waived by Lessee (all other notices being hereby waived), MSREC shall be entitled to

exercise, at its option, concurrently, successively or in any combination, all remedies available at law or in equity, including without limitation any one or more of the following:

(i) to terminate this Sublease;

(ii) to re-enter and take possession of the Premises or any part thereof (which re-entry shall not operate to terminate this Sublease unless MSREC expressly so elects), of any or all personal property or fixtures of Lessee upon the Premises and to conduct the business thereon in the name of MSREC for the sole profit and benefit of MSREC, and without compensation to Lessee;

(iii) to seize all personal property and fixtures upon the Premises which Lessee owns or in which it has an interest, in which MSREC shall have a landlord's lien and is hereby granted a security interest, and to dispose thereof in accordance with laws prevailing at the time and place of such seizure or to remove all or any portion of such property and cause the same to be stored in a public warehouse or elsewhere at the cost of Lessee;

(iv) to re-let the Premises or any part thereof for such term or terms (including a term which extends beyond the original term of this Sublease), at such rentals and upon such other terms as MSREC, in its sole discretion, may determine, with all proceeds received from such reletting being applied to the rentals and other sums due from Lessee in such order as MSREC may, in its sole discretion, determine, with Lessee remaining liable for any deficiency;

(v) to recover from Lessee an amount equal to the difference between the rentals and such other sums (including all sums required to be paid by Lessee, such as taxes and insurance) to be received from the date of such breach to the expiration of the original term hereof and the reasonable long-term rental value of the Premises for the same period; and/or

(vi) to recover from Lessee all expenses, including attorneys' fees, reasonably paid or incurred by MSREC as a result of such breach.

In addition, in the event of any breach or default by Lessee, MSREC may, but shall not be obligated to, immediately or at any time thereafter, and without notice, except as required herein, correct such breach or default. Any sum or sums so paid by MSREC, together with interest at the then existing maximum legal rate, but not higher than eighteen percent (18%) per annum, and all costs and damages, shall be deemed to be additional rent hereunder and shall be immediately due from Lessee to MSREC.

26. **Mortgage and Subordination.** Except as required by Section 28, MSREC's interest in this Sublease or the Premises shall not be subordinate to any encumbrances placed upon the Premises by or resulting from any act of Lessee, and nothing herein contained shall be construed to require such subordination by MSREC. Lessee shall keep the Premises free from any liens for work performed, material furnished or obligations incurred by Lessee. NOTICE IS HEREBY GIVEN THAT LESSEE IS NOT AUTHORIZED TO PLACE ANY LIEN, MORTGAGE, DEED OF TRUST OR ENCUMBRANCE OF ANY KIND UPON ALL OR ANY PART OF THE PREMISES OR LESSEE'S LEASEHOLD INTEREST THEREIN, AND ANY SUCH PURPORTED TRANSACTION SHALL BE VOID.

This Sublease at all times shall be subordinate to the lien of any ground leases, mortgage, mortgages, trust deed or trust deeds now or hereafter placed upon the Premises by MSREC, and Lessee covenants and agrees to execute and deliver, upon demand, such further instruments subordinating this Sublease to the lien of any such ground lease, mortgage, mortgages, trust deed or trust deeds as shall be desired by MSREC, or any mortgagees or proposed mortgagees or trustees under trust deeds, upon the condition that Lessee shall have the right to remain in possession of the Premises under the terms of this Sublease, notwithstanding any default in any such mortgage, mortgages, trust deed or trust deeds, or after foreclosure thereof, so long as Lessee is not in default under any of the covenants, conditions and agreements contained in this Sublease.

If any mortgagee or trustee elects to have this Sublease and the interest of Lessee hereunder be superior to any such interest or right and evidences such election by notice given to Lessee, then this Sublease and the interest of Lessee hereunder shall be deemed superior to any such mortgage or trust deed, whether this Sublease was executed before or after such mortgage or trust deed, and in that event, such mortgagee or trustee shall have the same rights with respect to this Sublease as if it had been executed and delivered prior to the execution and delivery of the mortgage or trust deed and has been assigned to such mortgagee or trustee.

Lessee shall execute and deliver whatever instruments may be required for such purposes, and in the event Lessee fails so to do within ten (10) days after demand in writing, Lessee does hereby make, constitute and irrevocably appoint MSREC as its agent and attorney-in-fact and in its name, place and stead so to do.

Provided Lessee is requested to do so in writing by MSREC with respect to a specific mortgage lender whose address is provided to Lessee, Lessee shall give written notice to any mortgage lender having a recorded security instrument upon the Premises or any part thereof of any breach or default by MSREC of any of its obligations under this Sublease and to give such mortgage lender at least sixty (60) days beyond any notice period to which MSREC might be entitled to cure such default before Lessee may exercise any remedy with respect thereto. Lessee shall provide

Lessee's most recent financial statements upon request to MSREC or any mortgage lender and to certify the continuing accuracy of such financial statements in such manner as MSREC or such mortgage lender may request.

27. **Estoppel Certificate.** At any time, and from time to time, Lessee and MSREC agree, promptly and in no event later than fifteen (15) days after a request in writing from MSREC or Lessee, to execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Sublease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the dates to which the rental and other charges have been paid, and such additional facts as reasonably may be requested by MSREC or Lessee.

28. **Assignment.** MSREC shall have the right to sell or convey the Premises subject to this Sublease or to assign its right, title and interest as MSREC under this Sublease in whole or in part. In the event of any such sale or assignment other than a security assignment, MSREC shall be relieved, from and after the date of such transfer or conveyance, of liability for the performance of any obligation of MSREC contained herein, except for obligations or liabilities accrued prior to such assignment or sale.

Lessee acknowledges that MSREC has relied both on the business experience and credit worthiness of Lessee and upon the particular purposes for which Lessee intends to use the Premises. Lessee shall not assign this Sublease or any interest therein, or sublet all or any part of the Premises without the prior written consent of MSREC, which consent shall not be unreasonably withheld. MSREC may withhold or condition such consent upon such matters as MSREC may reasonably determine, including without limitation the experience and credit worthiness of the assignee, the assumption by the assignee of all of Lessee's obligations hereunder by undertakings enforceable by MSREC, and receipt of such representations and warranties from such assignee as MSREC may request, including such matters as its organization, existence, good standing and finances and other matters, whether or not similar in kind. No such assignment or subletting shall relieve Lessee of its obligations respecting this Sublease.

29. **Notices.** All notices, demands, requests, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Sublease shall be in writing and shall be deemed to have been properly given if sent by registered or certified mail, or by recognized overnight courier service (the "Courier Service"), postage prepaid, to the parties at the addresses set forth in the first paragraph hereof, or to such other address as either party may give notice pursuant to this Section from time to time. All notices shall be deemed received when delivered, but in no event later than five (5) days after they are deposited with either the United States Postal Service or the Courier Service, whichever shall first occur.

30. **Holding Over.** If Lessee remains in possession of the Premises after the expiration of the term hereof, Lessee may be deemed a tenant on a month-to-month basis, and shall continue to pay rentals and other sums in the amounts herein provided, and to comply with all the terms of this Sublease; provided that nothing herein nor the acceptance of rent by Lessor shall be deemed a consent to such holding over.

31. **MSREC's Lien.** MSREC shall have a landlord's lien upon all furnishings, fixtures, equipment, decoration, supplies, accessories and other personal property which Lessee owns or in which it has an interest located on the Premises to secure the payment of all rental and other sums due hereunder and the performance of all other obligations of Lessee under this Sublease.

32. **Financial Statements.** Within forty-five (45) days after the end of each fiscal quarter, and within one hundred twenty (120) days after the end of each fiscal year of Lessee, Lessee shall deliver to MSREC (i) income statements for the business at the premises showing gross sales for the fiscal period then ended. Such financial statement shall be prepared in accordance with generally accepted accounting principles, consistently applied from period to period, and shall be certified to be accurate and complete by Lessee (or the Treasurer or other appropriate officer of Lessee). In the event that Lessee's property and business at the premises is ordinarily consolidated with other business for financial statement purposes, such financial statement shall be prepared on a consolidating basis, showing separately the sales, pertaining to the Premises. The financial statements delivered to MSREC need not be audited, but Lessee shall deliver to MSREC copies of any audited financial statements of Lessee which may be prepared, as soon as they are available.

33. **MSREC's Liability.** Notwithstanding anything to the contrary provided in this Sublease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Sublease by MSREC, that there shall be absolutely no personal liability on the part of any officer or director of MSREC, its successors or assigns with respect to any of the terms, covenants and conditions of this Sublease, and that Lessee shall look solely to the assets of MSREC for the satisfaction of each and every remedy of Lessee in the event of any breach by MSREC of any of the terms, covenants and conditions of this Sublease to be performed by Lessor, or any other matter in connection with this Sublease or the Premises, such exculpation of liability to be absolute and without any exception whatsoever.

34. **Consent of MSREC.** Whenever in this Sublease MSREC or Lessee is required to give its consent or approval, such consent or approval shall not be unreasonably withheld or delayed. Except as otherwise provided in the Sublease, all consents shall be granted or refused within thirty (30) days following their request. MSREC shall have no liability for damages resulting from MSREC's failure to give any consent, approval or instruction reserved to MSREC, Lessee's sole remedy in any such event being an action for injunctive relief.

35. **Brokers.** Neither MSREC nor Lessee has engaged the services of any broker or other finder in negotiating this Sublease or locating the Premises for Lessee. Each party indemnifies and holds the other harmless from any damage or cost, including reasonable attorneys fees incurred at both the trial and appellate level, resulting from a breach of this representation. This indemnification shall survive the termination of the Sublease.

36. **MSREC's Right to Early Termination.** It is hereby agreed, acknowledged, and understood between MSREC and Lessee that MSREC shall have the right to terminate this Sublease at any time during the term of this Sublease upon six (6) months written notice to Lessee. Upon receipt of such notice, Lessee shall be permitted to terminate the Sublease and vacate the premises ninety (90) days after receipt of such notice, but at Lessee's option, Lessee may continue to occupy the premises for the full term of six (6) months following receipt of the notice.

37. **Miscellaneous.**

A. Signage: Subject to governmental approvals, Lessee shall have the right to maintain its standard signage currently on the property, consisting of an identification panel on the existing pole sign currently located on Federal Highway and an entrance identification sign.

B. MSREC and Lessee acknowledge and agree that all parking areas shown on Exhibit C are granted by Primary Landlord for the common, non-exclusive and mutual parking of customers and employees for all tenants designated on Exhibit C. It is, however, the obligation of Lessee at its sole expense to repair, maintain and replace as necessary the parking area around its building and forming a part of the Premises.

The parking area outlined in green on Exhibit C is considered non-exclusive common parking for all tenants shown on Exhibit C. Lessee agrees to pay its pro rata share, together with the adjacent tenants, of the cost of maintaining, repairing and replacing said area, as required. Upon receipt of invoices to justify the foregoing expenses, if any, Lessee agrees to reimburse MSREC within thirty (30) days of receipt of said invoices. Notwithstanding the foregoing, the parking area outlined in green is currently being improved and may be unavailable for use by all tenants until completion and supply of the new sanitary sewer system. Lessee acknowledges same, and agrees to hold MSREC harmless from any claim, action, compensation, due to potential unavailability of said parking area for Lessee.

38. **Force Majeure.** In the event that the Lessee's ability to perform any of its non-monetary covenants and obligations hereunder is affected by strikes, labor troubles, unavailability of supplies or materials, or any other cause beyond Lessee's

reasonable control, then the time period in which Lessee may perform such covenants and obligations shall be extended by such delay.

39. **Surrender of Premises.** Lessee shall, upon expiration of the term granted herein, or any earlier termination of this Lease for any cause, surrender to Lessor the Premises, including, without limitation, all building apparatus and equipment then upon the Premises, and all alterations, improvements and other additions which may be made or installed by either party to, in, upon or about the Premises, other than trade fixtures, signs, and other personal property which remain the property of Lessee as provided in Section 10 hereof, without any damage, injury or disturbance thereto, or payment therefor.

40. **Waiver and Amendment.** No provision of this Sublease shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.

41. **Joint Venture.** Neither the provision set forth herein for the computation of the applicable Annual Rental, nor any one or more agreements contained herein, is intended, nor shall the same be deemed or construed, to create a partnership between MSREC and Lessee, to make them joint venturers, nor to make MSREC in any way responsible for the debts or losses of Lessee.

42. **Captions.** Captions are used throughout this Sublease for convenience of reference only, and shall not be considered in any manner in the construction or interpretation hereof.

43. **Severability.** The provisions of this Sublease shall be deemed severable. If any part of this Sublease shall be held unenforceable by any court of competent jurisdiction, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

44. **Construction Generally.** This is a long-term commercial sublease between entrepreneurs which has been entered into by both parties in reliance upon the economic and legal bargains contained herein. This Sublease shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party.

45. **Other Documents.** Each of the parties agrees to sign such other and further documents as may be appropriate to carry out the intentions expressed in this

Sublease. The parties shall execute and record a memorandum of lease evidencing this Sublease.

46. **Recording.** Lessee shall not record this Sublease. The parties shall join in the execution of a memorandum or so-called "short form" of this Sublease for purposes of recordation, duly approved by both parties. Under no circumstances shall the memorandum make reference to rental rates of any kind. Any recording costs associated with the memorandum or short form of this Sublease shall be borne by Lessee.

47. **Attorneys' Fees.** In the event of any judicial or other adversarial proceeding between the parties concerning this Sublease, to the extent permitted by law, the prevailing party shall be entitled to recover all of its reasonable attorneys' fees and other costs in addition to any other relief to which it may be entitled.

48. **Entire Agreement.** This Sublease, and any other instruments or agreements referred to herein, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements except as herein provided. Without limiting the foregoing, Lessee specifically acknowledges that neither MSREC nor any officer or director of MSREC has made any representation or warranty regarding the projected level of Lessee's Gross Sales or the projected profitability of Lessee's business to be conducted on the Premises.

49. **Counterparts.** This Sublease may be executed in one or more counterparts, each of which shall be deemed an original.

50. **RADON GAS DISCLOSURE.** *RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH UNIT.*

51. **Governing Law.** This Sublease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

52. **Remedies.** All rights and remedies of MSREC and Lessee herein created or otherwise extending at law are cumulative, and the exercise of one or more rights or remedies may be exercised and enforced concurrently or consecutively and whenever and as often as deemed desirable.

53. **Execution.** Lessee shall have seven (7) days from MSREC's execution hereof in which to execute and return this Sublease to MSREC or this Sublease shall be considered null and void.

IN WITNESS WHEREOF, MSREC and Lessee have entered into this Sublease as of the date first above written.

LESSOR:

MIAMI SUBS REAL ESTATE CORP.,
a Florida corporation

Print Name:______________________

By:______________________
Title: Vice Pres.

Print Name:______________________

LESSEE:

W.E.N.K. of Fort Lauderdale, Inc.
a Florida corporation

Print Name:______________________

By:______________________
Title: President

Print Name:______________________

STATE OF FLORIDA)
ss:
COUNTY OF BROWARD)

The foregoing instrument was acknowledged before me on December 19, 2003, by Jerry Woda, as Vice President of MIAMI SUBS REAL ESTATE CORP., a Florida corporation, who is personally known to me and who did take an oath, for and on behalf of said corporation.

WITNESS my hand and official seal.

Stacy Krampat
Notary Public

My Commission Expires:

Stacy K Krampat
My Commission DD043801
Expires October 22, 2005

STATE OF FLORIDA)
ss:
COUNTY OF BROWARD)

The foregoing instrument was acknowledged before me on December 19, 2003 by Wen Tong, as President of W.E.N.K. of Fort Lauderdale, Inc., a Florida corporation, who is personally known to me or who has produced ______________________ as identification and who did (did not) take an oath, for and on behalf of said corporation.

WITNESS my hand and official seal.

Stacy Krampat
Notary Public

My Commission Expires:

Stacy K Krampat
My Commission DD043801
Expires October 22, 2005

GUARANTY

The undersigned hereby guarantee(s) the timely payment and performance by the Lessee of the foregoing Sublease from the inception date of the Sublease through January 2005.

[signature]
Wen Tong

STATE OF FLORIDA)
ss:
COUNTY OF BROWARD)

The foregoing instrument was acknowledged before me on December 19, 2003 by Wen Tong, individually, who is personally known to me or who produced ________________ as identification and who did (did not) take an oath.

WITNESS my hand and official seal.

[signature: Stacy Krampat]
Notary Public
Print Name: ____________________
Commission Number: ____________________

My Commission Expires:

Stacy K Krampat
My Commission DD043801
Expires October 22, 2005

EXHIBIT "A"

LEGAL DESCRIPTION

The West 33 feet of Lot 14, and all of Lots 15 and 16, and Lot 17 less the West 25 feet thereof, in Block 18, of CORRECTED PLAT OF EVERGLADES LAND SALES COMPANY'S FIRST ADDITION TO LAUDERDALE, FLORIDA, as recorded in Plat Book 2, at Page 15, of the Public Records of Dade County, Florida, lying and being in Broward County, Florida.

EXHIBIT "B"

SCHEDULE OF EQUIPMENT

Intentionally Deleted

EXHIBIT "C"

PREMISES



Kenny Rogers
Roasters
Miami Subs
Grill
LONG
JOHN
SILVERS
S.E. 10TH STREET
S.E. 6TH AVE. (HWY #1) (FEDERAL HWY)

700 SE 17th Causeway

#475

700 SE 17th Street Causeway, Ft. Lauderdale, FL
Brozangler

TACO VIVA, INC.
GROUND LEASE

THIS AGREEMENT dated this 4th day of MARCH, 1983, between Robert Williamson, hereinafter called "Lessor" and TACO VIVA INC., a Florida corporation, hereinafter called "Lessee"; the terms "Lessor" and "Lessee" to include their successors and assigns wherever the context so requires or permits.

I
EFFECTIVE DATE

1.01 This Lease shall become effective when signed by all parties hereunto upon the date of the party last signing, hereinafter the "effective date".

II
DESCRIPTION OF PROPERTY

2.01 In consideration of the mutual covenants contained herein, Lessor hereby leases to the Lessee, and the Lessee hereby leases from the Lessor the following described property located in the City of Fort Lauderdale, County of Broward and State of Florida, as follows:

All of Lot 13, and Lot 14, LESS the West 33 feet thereof, TOGETHER WITH Lot 21, LESS the West 35 feet thereof, and all of Lots 22 and 23, Block 18, FIRST ADDITION TO LAUDERDALE, according to the plat thereof, recorded in Plat Book 2, Page 15, of the public records of Dade County, Florida. ?

together with all rights and appurtenances belonging or appertaining thereto, hereinafter the "premises" being no less frontage, dimensions and square footage as follows:

SEE EXHIBIT "A" ATTACHED

2.02 The premises shall be subject to a more definitive legal description as shall be obtained by the Lessee from an accurate boundary and topographical survey acceptable to Lessee, at Lessor's cost.

III
TERM

3.01 ORIGINAL: The Lessee, its successors and assigns are to have and to hold the premises for an original term of Twenty (20) years. The original term shall commence to run from and after the date Lessee commences business upon the premises. The date the original term commences shall be called the "commencement date". The parties agree upon demand of the other to execute a written Memorandum in recordable form expressing the commencement and termination dates of the term hereof, when such exact dates have been determined.

3.02 EXTENSIONS: Provided that the Lessee is not in default of its obligations under this Lease, Lessee shall have the option of extended terms hereof for Two (2) additional periods of Five (5) years each, commencing at midnight on the date on which the original term or any extended term of this Lease terminates.

3.03 The Lease extensions shall be automatic so that unless the Lessee shall give to the Lessor notice that it does not intend to renew this Lease, which notice must be given not later than ninety (90) days prior to the expiration of the preceding term, the parties shall be bound to the agreements of this Lease for such additional term of years as set forth.

#475

New Orig

IV

CONSTRUCTION PERMITS - TERMINATION

3.04 After the effective date hereof, Lessee shall apply to the appropriate governmental authorities for such licenses, permits, and any other administrative approvals (herein collectively called "Permits") as may be necessary to construct and operate a TACO VIVA restaurant together with signage acceptable to Lessee including Lessee's identification pole sign in accordance with Lessee's plans and specifications as such plans and specifications may be hereafter changed or modified by Lessee. Time shall be of the essence.

3.05 This Lease shall automatically expire 90 days following the effective date hereof unless no less than ten days prior thereto Lessee shall notify Lessor that all permits have been obtained, or by such notice, Lessee advises Lessor that it has instituted legal proceedings or is exhausting its administrative remedies in order to procure the necessary permits, in which case, Lessee shall have an additional 60 days within which to procure such permits (hereinafter referred to as the "extension period").

3.06 In the event the Lessee shall not have obtained all of its necessary permits before the expiration of the extension period, or if at the expiration of the extension period all necessary permits shall not have been obtained, the Lessee will have the right to terminate this Lease without liability by giving notice thereof to the Lessor or, at its option, extend for One (1) successive Sixty (60) day periods upon payment of Five Thousand DOLLARS ($ 5,000.00) to Lessor. If, at the expiration of these additional extension periods or at any time during same, Lessee shall not have obtained all necessary permits, Lessee shall have the right to terminate this Lease without liability.

3.07 At any time after the execution of this Lease by Lessor, Lessee may enter upon the premises to make a topographical survey, perform engineering studies, and to procure soil tests and borings to determine the premises' suitability for Lessees' proposed improvements. If such survey, studies, tests or borings indicate conditions not satisfactory to Lessee for such proposed improvements or Lessee's contemplated use, then Lessee, prior to the otherwise stated date for commencement, may terminate this Agreement without further liability. Lessor covenants and represents that all water, ~~sanitary sewers~~, ~~storm sewers~~, electric, ~~gas~~, and telephone facilities are located at the property line of the demised premises and are adequate for Lessee's intended use and are available for connection to the demised premises for a connection charge not to exceed a total of TWO THOUSAND DOLLARS ($2,000.00) for all utilities. In the event the connection charge for all utilities exceeds TWO THOUSAND DOLLARS ($2,000.00) Lessee shall have the right to terminate this Lease and be released from any further obligation. If such utilities are not available at the property line of the demised premises and adequate, Lessor agrees to extend these utilities to the property line at its sole cost and expense within thirty (30) days after notice from Lessee so to do. In the event the utilities have not been extended to the property line within the time period above, Lessee may, at its option, terminate this Lease and be released from any further obligation or complete installation of utilities and Lessor shall reimburse Lessee forthwith for its costs to extend utilities to the property line or Lessee may deduct same from rent.

V

OPTION TO TERMINATE

5.01 Notwithstanding the Lessee's acquisition or availability of permits, and in addition to any other rights of the Lessee to terminate, the Lessee shall have the right to terminate this Lease at any time before the commencement date, upon notice to Lessor of its intention so to do, whereupon this Lease shall be of no further force and effect. Lessee's liability to Lessor for such termination shall be FIVE THOUSAND DOLLARS ($5,000.00), representing the reasonable approximation of the damages Lessor may have suffered as a result of such termination. In the event Lessee has begun to construct any improvements, Lessee shall remove said improvements and surrender the demised premises to Lessor in as nearly as possible to its original condition.

5.02 In the event Lessee shall have improved the premises with site improvements at a cost of not less than ONE HUNDRED THOUSAND DOLLARS ($100,000.00), Lessee may at its option any time after the second anniversary of the commencement date of this Lease elect to terminate this Lease and the term estate herein granted by giving the Lessor three months notice of its intention so to do. In such event, this Lease shall terminate on the date provided in said notice and, with the same effect as if such date were the date herein before specified for the expiration of the term of this Lease, and the rent and other charges shall be apportioned as of the date of such termination. In the event that Lessee elects to terminate the Lease pursuant to the provisions of this Paragraph, Lessee shall surrender the premises to Lessor in good condition, ordinary wear and tear and obsolescence excepted, and all improvements to the real property shall become the property of the Lessor except that Lessee may remove its signs, equipment and other removable personal property. Said termination is conditional upon Lessee satisfying all mortgages, liens or other indebtedness created by Lessee has been paid in full an satisfactory evidence of same placed of record or delivered to Lessor.

VI. RENT

6.01 The Lessee covenants and agrees to pay to Lessor a rental of Thirty Three Thousand DOLLARS ($ 33,000.00) per year, payable in equal monthly installments in advance on the first day of each and every calendar month during the original term and during any extensions thereof. Rental for the first and second year of this Lease shall be Thirty Thousand Dollars ($30,000.00).

6.02 The first rental payment shall be due on the commencement date of this Lease. In the event that the commencement date falls on a day other than the first day of a calendar month, the rental for the first and last months of this Lease, shall be prorated in order that the commencement date of this Lease for rental purposes be on the first day of the succeeding calendar month.

VII

TAXES

7.01 Lessee shall pay before they become delinquent taxes imposed during the term of this Lease upon or against land, all buildings, furniture, fixtures, equipment and improvements now or hereafter assessed either in the name of the Lessor, fee owner or Lessee, except taxes upon the XXXXX franchise, income, estate, inheritance or other similar taxes or impositions which may be levied or assessed against

Lessor, fee owner, or their successor in title. ~~If, for tax purposes, the premises, land and improvements are assessed as a whole, the Lessor shall use its best efforts to cause the improvements to be separately assessed and taxed. If Lessor cannot cause the improvements to be separately assessed and taxed, such taxes and assessments shall be equitable allocated.~~

7.02 The taxes and other impositions payable by Lessee shall be paid not later than the date on which such taxes become delinquent and receipted tax bill shall be exhibited to the Lessor upon request. In the event Lessee fails to pay said taxes and other impositions within the time provided, the Lessor may, after notice, pay same, in which event the Lessee shall remain liable to and obligated to repay Lessor the amount so advanced together with interest thereon at the rate of 12% per annum. In the event any taxes or other impositions may be payable in installments, Lessee shall have the right to pay the same as such installments fall due.

7.03 The Lessee shall have the right, at its own cost and expense, to initiate and prosecute any proceedings permitted by law for the purpose of obtaining an abatement of or otherwise contesting the validity or amount of taxes assessed to or levied upon the premises and required to be paid against Lessor's estate and, if required by law, the Lessee may take such action in the name of the Lessor who shall cooperate with the Lessee to such extent as the Lessee may reasonably require, provided, however, that the Lessee shall fully indemnify and save Lessor harmless from all loss, cost, damage and expense incurred by or to be incurred by the Lessor as a result thereof, and further provided that Lessee shall, at Lessor's request, escrow or post a bond for the full amount of the tax claimed pending such proceedings.

VIII
INSURANCE

8.01 From and after the commencement of this Lease, the Lessee shall protect, indemnify, and save harmless the Lessor from and against any and all liability to third parties incurred by any act or neglect of the Lessee, or any of its agents, servants, or employees, in, on, or about the demised premises, and shall at all times at its own cost protect the Lessor with public liability insurance and property damage insurance, in the amount of ONE MILLION DOLLARS ($1,000,000.00) combined single limit (bodily injury and property damage). The Lessee will, within ten (10) days of written request, deposit with the Lessor a certificate showing such insurance to be then in force.

XI
LESSOR'S TITLE AND QUIET ENJOYMENT

9.01 Lessor covenants and warrants that Lessor is seized in fee simple title to the premises, free, clear and unencumbered. Lessor covenants that so long as Lessee fulfills the conditions and covenants required of it to be performed, it will have peaceful and quiet possession thereof. Lessor further covenants and warrants that it has good right, full power and lawful authority to make this Lease for the full term and any extensions thereof.

9.02 In the event that the premises are not free, clear and unencumbered or become burdened through no act or neglect of the Lessee, or in the event of a breach of either of these covenants whether intentional or otherwise, Lessor will pay all costs and damages resulting therefrom to the Lessee, including reasonable attorney's fees and Lessee shall have the right and the option of cancelling this Lease, thereby being released of all of the several covenants herein contained as of the date that notice of the exercise of such option is given to the Lessor.

X
IMPROVEMENTS AND ALTERATIONS

10.01 Lessor covenants and represents that within fifteen (15) days from the date that Lessee notifies Lessor that all necessary permits and approvals have been obtained and that Lessee provides its demolition standards and specifications for fill and grading that Lessor shall immediately proceed to demolish and remove any and all existing improvements [illegible] so as to make the demised premises ready for construction of Lessee's improvements.

10.02 During the term of this Lease Agreement, Lessee shall have the right to alter, renovate or demolish any improvements upon the demised premises and from time to time to construct a new building and land improvements and subsequent additions and alterations thereto as may be desirable, and all of such additions and improvements shall be and remain the property of the Lessee during the term of this Lease and all extensions thereof, and for a period of fifteen (15) days after the termination of this Lease, or any extensions thereof. However, Lessee shall not be required to remove any such land improvements, alterations or additions and Lessee's failure to do so after the expiration of such period shall be deemed to be an abandonment thereof, or by title shall become vested in the then owner of the land. No demolition shall lessen the value of the improvements thereon, and no demolition shall be permitted until all*

XI
LIENS

11.01 The Lessor and Lessee covenant each with the other not to permit any lien to be filed against the premises on account of non-payment or dispute with respect to labor or materials furnished in connection with construction or any subsequent repairs, modifications or additions thereto, nor shall the parties permit any judgment, lien or attachment to lie against the premises for any other reason. Should any lien of any nature be filed against the premises the party from whose fault or alleged debt such lien arises shall within thirty (30) days cause such lien to be removed by substitution of collateral or otherwise.

11.02 In the event that Lessee, its Sublessees or assigns acquire personal property to be installed and used upon the premises subject to retain title, conditional sale contract, chattel mortgage or other security agreement, the Lessor agrees to execute and deliver to any such secured creditor a waiver of any lien Lessor may have upon such personal property. Such waiver will be on a form provided

*/ mortgages, liens or other indebtedness secured by such improvements have been satisfied in full and satisfactory evidence of same placed of record or delivered to Lessor.

by Lessee authorizing the security creditor to enter upon the premises and remove such personal property in the event of default under the terms of the security agreement.

XII
DAMAGE TO OR DESTRUCTION OF IMPROVEMENTS

12.01 If the building to be constructed on said premises shall be rendered untenantable by fire or other casualty during the last five (5) years of the original term of this Lease or during any extension of the term, to the extent of fifty percent (50%) or more of the insurable value, Lessee may, at Lessee's option, to be evidenced by notice in writing given to Lessor within thirty (30) days after the occurrence of such damage or destruction, elect to terminate this Lease as of the date of the damage or destruction. In such event, Lessee shall be entitled to all proceeds of insurance and right of recovery against all insurers on policies covering such damage or destruction and shall, at the request of Lessor, demolish and remove all debris from the premises. Lessee shall not be entitled to said insurance proceeds until all liens and/or mortgages are satisified in full.

XIII
SUBORDINATION

13.01 Lessor will execute such instruments as may be required at any time and from time to time to subordinate the rights and interest of Lessor in the demised premises to the lien of any mortgage or trust deed now or hereafter at any time placed on the premises by the Lessee. Such mortgage or deed of trust not to exceed the actual cost of the Lessee's building, site improvements, and capitalized expenses, and which shall be paid in full prior to the expiration of the initial term hereof. ~~xxxxxxxxxxxxxxxxx~~ If required by the mortgagee, Lessor further agrees to join in the execution of such mortgage documents as may be necessarily required but shall not thereby incur any personal liability. Said mortgage shall not exceed ONE HUNDRED TWENTY FIVE THOUSAND DOLLARS ($125,000.00) in total.

XIV
LEASEHOLD MORTGAGE

14.01 In the event that Lessee shall pledge it leasehold estate as security for an indebtedness in any form whatsoever (this pledge hereinafter referred to as "mortgage"), and if the holder of the indebtedness secured by the leasehold estate (hereinafter "mortgage") notifies the Lessor of the execution of such mortgage, and the name and place for service of notices upon such mortgagee, then and in such event, Lessor hereby agrees for the benefit of Lessee and such mortgagee from time to time:

(a) That Lessor will give to any such mortgagee simultaneously with service on Lessee a duplicate of any and all notices or demands given by Lessor to Lessee and no such notice to Lessee shall be effective unless a copy is so serviced upon the mortgagee.

(b) In the event of any default by Lessee hereunder, or under the terms of the mortgage, such mortgagee shall have the privilege of performing any of Lessee's covenants or of curing any defaults by Lessee or of exercising any election, option or privilege conferred upon Lessee by the terms of this Lease.

(c) Lessor shall not terminate this Lease or Lessee's right of possession for any default of Lessee if, within a period of thirty (30) days after the expiration of the period of time within which Lessee might cure such default, such default is cured or caused to be cured by such mortgagee, or if within a period of thirty (30) days after the expiration of the period of time within which Lessee might commence to eliminate the cause of such default, such mortgage commences to eliminate the cause of such default and proceeds therewith diligently and with reasonable dispatch.

(d) No liability for the payment of rental or the performance of any of Lessee's covenants and agreements hereunder shall attach to or be imposed upon any mortgagee, while not in possession of the premises, all such liability being hereby expressly waived by Lessor.

(e) With the exception of those portions of the Lease dealing with rent and the term of this Lease, Lessor shall, if required by Lessee, not unreasonably refuse to make such changes or modifications to this Lease as are required by Lessee's mortgagee to facilitate mortgaging of the leasehold estate.

(f) The execution and delivery of a leasehold mortgage or deed of trust and a conditional assignment of this Lease as collateral security therefor shall not be deemed a Lease assignment for any other purpose.

(g) No provision of this Lease as may restrict the use of the premises to less than for any lawful purpose, require the premises to be used for a particular purpose, inhibit free assignment or subletting or require or imply specified times of business operation shall be binding upon a mortgagee in possession or its successors in interest, excepting Lessee, it parent or subsidiary or affiliated companies.

XV
DEFAULT

15.01 In the event that the Lessee shall fail to pay the rent when due or shall fail to perform any of its other obligations under this Lease (after notice of such default or breach shall have been given as hereinbelow provided), the Lessor may at its sole and exclusive remedy elect either:

(a) To re-enter the premises by summary proceedings or otherwise and re-let the premises, using its best effort therefor, and receiving the rent therefrom, applying the same first to the payment of rent accruing hereunder, the balance, if any, to be paid to the Lessee; but the Lessee shall remain liable for the equivalent of the amount of all rent reserved herein less the receipts of re-letting, if any, and such amount shall be due and payable to the Lessor as damages or rent, as the case may be, on the successive rent days hereinabove provided, and the Lessor may recover such amount periodically on such successive days; or

(b) to terminate this Lease and to resume possession of the premises wholly discharged from this Lease.

15.02 Such election shall be made by written notice to the Lessee at any time on or before the doing of any act or the commencement of any proceedings to recover possession of the premises by reason of the default of breach then existing and shall be final. If the Lessor shall act to terminate this Lease, all right and obligations whatsoever of the Lessee and of its successors and assigns, so far as the same may relate to the unexpired portion of the term hereof shall cease, and within ten (10) days after receipt by the Lessee of notice of election by the Lessor to terminate this Lease, the parties shall, by an instrument in writing in form for recording, cancel this Lease and the unexpired portion of the term hereof and the Lessee shall surrender and deliver up to the Lessor the entire premises, together with all improvements and additions, except trade fixtures and other personal property, and, upon any default by the Lessee in so doing, the Lessor shall have the right forthwith to re-enter the demised premises either by summary proceedings or otherwise.

15.03 Neither bankruptcy, insolvency, nor the appointment of a receiver or trustee shall affect this Lease so long as the obligations of the Lessee are being performed by the Lessee or successors in interest.

15.04 No default or breach of convenant hereunder shall be deemed to have occurred on the part of the Lessee until thirty (30) days after written notice of such default or breach shall have been given to the Lessee, and the Lessee within such time shall have failed to remedy such default or breach. If any default by the Lessee, except payment of the rent, cannot reasonably be cured within thirty (30) days after notice then the Lessee shall have additional time as may be reasonably necessary.

XVI

CONDEMNATION

16.01 TOTAL-PERMANENT: If at any time during the term of this Lease or any extension thereof, the entire premises or, in the judgment of Lessee, such a substantial portion thereof as would render the balance of the premises not suitable for the use to which the premises was being utilized immediately prior thereby the the Lessee, shall be taken or appropriated by any competent authority for public or quasi-public use, this Lease shall terminate upon the date that possession is surrendered to the condemning authority, at which time all rights and obligations between the parties shall cease and rents and other charges apportioned. The taking of any portion of the building, fifteen (15%) percent or more of the then existing parking area not reasonably replaceable by the Lessor from contiguous land, or the loss of the rights of ingress and egress as then established unless comparable access can be made available, shall be but not exclusively considered such a substantial taking as would render the use of the premises not suitable for Lessee's use. Notwithstanding any provision of this Lease or by operation of law that leasehold improvements may be or shall become the property of the Lessor at the expiration of the full term hereof, the loss of all improvements paid for by the Lessee, the loss of Lessee's leasehold estate, and such additional relief as may be provided by law shall be the basis of Lessee's damages against the condemning authority if a separate claim therefor is allowable under applicable law, or basis of Lessee's damages to a portion of the total award if only one award is made. The Lessee shall not have the right of cancellation until all indebtedness created by Lessee has been satisfied in full.

16.02 PARTIAL-PERMANENT: In the event of a permanent partial taking or appropriation not resulting in a termination of this Lease, the Lessee shall be entitled to a reduction of rent in such amount as shall be in relation to the percentage of land taken. In consideration of such reduction of rent, the Lessee waives any claim for damage to or loss of its leasehold improvements, all of such award being payable to the Lessor, who shall use so much thereof as may be necessary to restore the premises as nearly as possible to its original condition. Lessee shall have the option to perform such restoration, provided the whole of such award or such portion thereof as may be necessary to accomplish the restoration is made available to Lessee.

16.03 TOTAL-TEMPORARY: If the taking of the whole of the premises or such portion thereof as would render the use of the property, in Lessee's sole opinion, not suitable for Lessee's use as set forth above shall be taken for a period of one (1) year or less, the term of this Lease shall be tolled and, all rent and other charges payable to Lessor shall abate from the time possession of the premises is surrendered to the taking authority and recommence when possession is restored to the Lessee. The basis for Lessee's damages against the condemning authority, if allowable, or against the total award shall be as suffered by Lessee for the interruption of Lessee's business and such additional relief as may be provided by law. If such taking shall extend beyond one (1) year, the taking shall, for the purposes of this Lease and at the option of Lessee, be considered permanent with the basis of Lessee's damages computed as a total permanent. Nothing herein shall relieve Lessor from its obligation to keep all mortgages or other indebtedness on the subject property current

16.04 PARTIAL-TEMPORARY: If less than the whole of the premises or less than such portion thereof as would render the use of the premises not suitable for Lessee's purposes as aforesaid is taken, Lessee shall be entitled to a reduction of rental as is just and equitable, upon such date as possession is surrendered to the taking authority and continuing until possession is restored to the Lessee. In consideration of such reduction of rental, Lessee waives all rights to any portion of the award as may be payable to the Lessor.

16.05 GENERAL: Should the Lessor and Lessee be unable to agree as to the division of any singular award or the amount of any reduction of rents and other charges, such dispute shall be submitted for resolve to the court exercising jurisdiction of the condemnation proceedings, each party bearing its respective costs for such determination.

16.06 Lessor covenants that at the effective date hereof it has no actual or constructive knowledge of any proposed condemnation of any part of the premises. In the event that subsequent to the effective date of this Lease, but prior to the commencement date, a total or partial condemnation, either temporary or permanent, is proposed by any competent authority, Lessee shall be under no obligation to commence or continue construction and charges, if any, payable to the Lessor shall abate until such time as it can be reasonably ascertained that the premises shall not be so affected.

XVII
NONDISTURBANCE AND ATTORNMENT

17.01 Lessor, within sixty (60) days from final execution of this Lease, will obtain from the current holder of every mortgage or deed of trust upon the premises an agreement in recordable form acceptable to Lessee wherein the mortgagee or holders of deed of trust agree not to disturb the possession of Lessee or the mortgagee of the leasehold estate so long as the Lessee or any such mortgagee is not in default under the terms hereof. Lessor further agrees not to further mortgage or encumber the fee or its leasehold estate from the date of execution of this Lease to the date of recording of a Memorandum of this Lease. In the event Lessor herein is the Lessee under the terms of any senior Lease, Lessor agrees that within sixty (60) days from the effective date hereof it shall secure from every such senior Lessor an Agreement acceptable to Lessee whereby and for so long as Lessee herein shall not be in default, senior Lessor, upon default of Lessor herein or any other termination of the Lessor's lease, shall not deprive or disturb Lessee's use and possession of the premises so long as Lessee attorns to such senior Lessor, which Lessor herein agrees it may do. Upon the failure of the Lessor to provide an acceptable Non-Disturbance Agreement pertaining to every mortgage, deed of trust or from every senior Lessor prior to the commencement of construction, the Lessee may terminate this Lease without further liability.

XVIII
USE OF THE DEMISED PREMISES

18.01 The Lessee may use the Demised Premises for any lawful purpose. The Lessee shall not perform any act or carry any practice which may injure the building and shall keep the Demised Premises under its control, including sidewalks adjacent to the Demised Premises and loading areas allocated for the use of the Lessee, clean and free from rubbish and dirt at all times, and shall store all trash and garbage within the Demised Premises and arrange for regular pick-up and cartage of such trash and garbage at the Lessee's expense. The Lessor will not permit or establish on any ~~adjoining~~ property owned by Lessor /any restaurant which sells Mexican food as its primary product. within a 3 mile radius

In addition, Lessee agrees not to sell chicken and biscuits or sea food as it's primary product so as not to compete with the contemplated adjoining tenants, Bojangles and Long John Silver. This clause shall prevail as to any assignments, subletting or other parties that may occupy said premises.

XIX
PERCENTAGE RENT

19.01 The Lessee agrees to pay to the Lessor as additional rent in each year during the term of this Lease, an amount equal to the excess, if any, of three percent (3%) of the Lessee's annual "gross sales", as hereinafter defined, over the amount of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00).

DEFINITION OF GROSS SALES

19.02 The term, "gross sales" as used in this Lease, shall mean the gross amount received by the Lessee for cash and credit accrual, except as hereinafter provided, from all sales of merchandise, services and from income from all other sources derived from business conducted on the Demised Premises, including orders received on the Demised Premises but filled elsewhere. Gross sales shall not include income derived from public telephone and cigarette sales from vending machines.

ACCOUNTING

19.03 The Lessee shall keep, or cause to be kept, full, complete and proper books, records and accounts of the gross sales and credits of each separate department and concession at any time operated in the Demised Premises; said books, records and accounts (including any sales tax reports that the Lessee may be required to furnish to any governmental agency), shall be available for inspection by the Lessor, the Lessor's auditor or other authorized representatives or agents at all reasonable times.

STATEMENT OF GROSS SALES

19.04 Within sixty (60) days after the 1st day of January of each year during or relating to the term of this Lease, as extended, the Lessee shall furnish the Lessor with a statement, to be certified as correct by a Certified Public Accountant and by the Lessee or the employee of the Lessee authorized so to certify, which shall set forth the gross sales, as hereinbefore defined, made in or from the Demised Premises during the year preceding the 25th day of January. Said statement shall be accompanied by payment for all percentage rental accrued for said fiscal year concluded.

RIGHTS TO PURCHASE

19.05 Lessee shall have the preemptive right during the term of this Lease or any extension thereof to purchase the demised premises on the same terms and conditions as those of any bonafide offer received by and acceptable to Lessor, and Lessor, before making any sale or any agreement to sell, shall notify Lessee in writing of the terms and conditions of such offer. Lessee, within thirty (30) days after receipt of such notice, may exercise this preemptive right by written notice to Lessor. Failure of Lessee to exercise this preemptive right on one or more occasions shall not affect Lessee's right to exercise it on any subsequent occasion. Any sale or transfer of the demised premises, or any part thereof or of any premises of which the demised premises may be a part, shall be expressly made subject to all of the terms, covenants and conditions of this Lease.

XX
ASSIGNMENT OR TRANSFER BY LESSOR OR LESSEE

20.01 No assignment or transfer of this Lease by the Lessor shall be binding on the Lessee unless the assignee or transferee shall assume and agree to be bound by the terms of this Lease and until notice of assignment or transfer together with an executed copy of such transfer together with an executed copy of such transfer instrument or assignment is received by the Lessee.

20.02 The Lessee shall have the right to assign, sublet or transf any or all of its rights and privileges under this Lease provided, however, that no such assignment, subletting or transfer shall operate to relieve the Lessee of its obligations for the performance of all of the terms and conditions of this Lease, including the payment of rent.

XXI
RECIPROCAL OBLIGATIONS

21.01 Whenever the Lessee or Lessor shall breach or fail to perfo any of the covenants or provisions of this Lease, and such failure or breach shall cause either party to incur any damages or expenses whatso ever, such damages or expenses so incurred, with legal interest, and including penalties, costs and reasonable attorneys' fees, may be added or deducted from the next accruing rental payment due.

XXII
RULE AGAINST PERPETUITIES

22.01 In the event the original term of this Lease shall not hav commenced within ~~six (6)~~ seven (7) months of the date of the last signing of this Lease, unless previously terminated, this Lease shall be null and void.

XXIII
NOTICES

23.01 All notices to the Lessee shall be sent by registered or certified mail addressed to the Lessee at its business offices at Post Office Box 5328, Lighthouse Point, Florida, or at such other address as the Lessee shall designate in writing.

23.02 All notices to the Lessor shall be sent by registered or certified mail to the Lessor at 10400 Griffin Road (Suite #210) Cooper City, Florida 33328 or at such other address as the Lessor shall designate in writing. Notwithstanding any provisions in this Lease to the contrary concerning modifications, a change in address may be effected by a registered or certified letter sent by either party to the other. All payments to the Lessor under the terms of this Lease shall be made at the address designated for notices to the Lessor.

XXIV
MISCELLANEOUS

24.01 Neither the Lessor nor the Lessee nor any of their agents have made any statement, promises or agreements verbally or in writing in conflict with terms of this Lease. Any and all representations by either of the parties or their agents made during negotiations prior to execution of this Lease and which representations are not contained in the provisions hereof shall not be binding upon either of the parties hereto. The Lessor agrees to indemnify and hold the Lessee harmless from any and all claims, costs or damages by any person or firm claiming to have negotiated, instituted or brought about this Lease. It is further agreed that this Lease contains the entire agreement between the parties, and no rights are to be conferred upon the Lessor until this Lease has been executed by the Lessee.

24.02 All terms and words used in this agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context or sense of this agreement or any paragraph or clause herein may require, the same as if such words had been fully and properly written in the number and gender.

24.03 The agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original but such counterparts together shall constitute but one and the same instrument.

24.04 The Lessor and Lessee are not and shall not be considered joint venturers nor partners and neither shall have power to bind or obligate the other except as set forth herein.

24.05 In the event Lessee continues to occupy the premises after the last day of the term hereby created, or after the last day of any extensions thereof, and the Lessor elects to accept rent thereafter, a tenancy from month to month only shall be created.

24.06 Any legal proceedings initiated by reason of an alleged breach of this Lease by either the Lessee or the Lessor must be commenced within one (1) year from the date that such alleged breach occurred.

24.07 If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons whose circumstances are other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

24.08 No modification, alteration or amendment of this Lease shall be binding unless in writing and executed by the parties hereto, their heirs, successors or assigns.

24.09 The head notes to the sections of this Agreement are inserted only as a matter of convenience and for reference, and in no way confine limit or proscribe the scope or intent of any section of this Agreement, nor in any way affect this Agreement.

CROSS-PARKING AGREEMENT

24.10 The parties agree that the Lessee and its patrons shall have the right to use any and all parking spaces located on the adjoining property owned by Lessor and that Lessor, any tenant of Lessor and the patrons of any tenant of Lessor located on the property adjoining the Demised Premises shall have the right to use all parking spaces located upon the Demised Premises. Lessee agrees to execute an agreement in form reasonably acceptable to Lessee setting forth the above rights upon request of the Lessor.

LESSOR

24.11 References in this Lease as to Lessor, shall refer to Robert Williamson or Bojaco Realty Corporation where applicable, as joint owners of entire parcel.

IN WITNESS WHEREOF, the Lessor has hereunto caused this Agreement to be executed and sealed this 4th day of MARCH, 1983.

WITNESS:

Rose Marie Regent

Georgene Taylor

ROBERT WILLIAMSON

By: Robert Williamson

IN WITNESS WHEREOF, the Lessee has hereunto caused this Agreement to be executed and sealed this 4 day of MARCH, 1983.

WITNESS:

Wallace Weldon

TACO VIVA, INC.

By:

ATTEST: Stephen Hiland

ADDENDUM TO
TACO VIVA, INC.
GROUND LEASE
BETWEEN
TACO VIVA, INC AND ROBERT WILLIAMSON
Dated the 4 day of MARCH, 1983.

EVIDENCE OF TITLE

25.1 The Lessor shall within 17 banking days order for Lessee a complete abstract of title prepared by a reputable abstract firm purporting to be an accurate synopsis of the instruments affecting the title to the real property recorded in the Public Records of that County to the date of this contract, showing in the Lessor a marketable title in accordance with title standards adopted from time to time by the Florida Bar Association subject only to liens, encumberances, exceptions or qualifications set forth in this Contract and those which shall be discharged by Lessor at or before Closing. The abstract shall be delivered at least 15 days prior to Closing. Lessee shall 15 days from the date of receiving said abstract of title to examine same. If title is found to be defective, Lessee shall within said period, notify the Lessor in writing, specifying the defects. If the said defects render the title unmarketable, Lessee shall have ninety (90) days from receipt of such notice to cure the defects, and if after said period Lessor shall not have cured the defects, Lessee shall have the option of (1) accepting title as it then is, or (2) demanding a refund of all monies paid hereunder which shall forthwith be returned to the Lessee, thereupon the Lessee and Lessor shall be released of all further obligations to each other under this Contract.

ROBERT WILLIAMSON

TACO VIVA, INC.

BY: ____________________

400 N. E. 3RD AVENUE
FORT LAUDERDALE, FLORIDA

McLAUGHLIN ENGINEERING CO
ENGINEERS - SURVEYORS

∘ INDICATES MARKERS
SCALE: 1" = 50'

EXHIBIT "A"



SE 17TH STREET CAUSEWAY
SE 6TH AVE. (US NO.1)
SE 18TH STREET
MIAMI ROAD

SURVEY DRAWING

All of Lot 13, and Lot 14, LESS the West 33 feet thereof, TOGETHER WITH Lot 21, LESS the West 35 feet thereof, and all of Lots 22 and 23, Block 18, FIRST ADDITION TO LAUDERDALE, according to the plat thereof, recorded in Plat Book 2, Page 15, of the public records of Dade County, Florida.

CITY OF FORT LAUDERDALE, BROWARD COUNTY, FLORIDA

Certified correct. Dated at Fort Lauderdale, Florida, this 24th day of February, 1983.



N
SE 17TH STREET CAUSEWAY
50.0'
50.0'
115.00'
90°
90°
123.00'
123.00'
BLOCK 18
LOT 21
LOT 22
LOT 23
15'
50'
50'
90°
15'
67.00'
115.00'
15.0'
50.0'
ALLEY
LOT 14
LOT 13
BLOCK 18
50'
90°
123.00'
123.00'
90°
90°
25.0'
67.00'
25.0'
SE 18TH STREET

McLAUGHLIN ENGINEERING CO.

Registered Land Surveyor No. 2021
State of Florida
"Not Valid Unless Sealed with an embossed Surveyors Seal"

FIELD BOOK No. ____________
JOB ORDER No. N-414

DRAWN BY JM #475
CHECKED BY ____________ MT

AMENDMENT TO TACO VIVA, INC. GROUND LEASE

THIS AMENDMENT dated this 12th day of October, 1999, between Robert Williamson and QSR, Inc. (successor-in-interest to Taco Viva, Inc.), a Florida corporation, hereby amends the Ground Lease dated March 4, 1983 between Taco Viva, Inc. and Robert Williamson.

WHEREAS, QSR, Inc. and Robert Williamson desire to amend the Ground Lease to include the following:

1. Section 3.02 shall be amended by added the following:

"Provided the Lessee is not in default of its obligations under this Lease, Lessee shall have the option to extend the terms hereof for an additional seven year period, commencing at midnight on the date on which the second option period of this Lease terminates.

2. The first sentence of Section 6.01 shall be amended by deleting "during any extension thereof" and adding "during the first two five year optiums and a rental of eight thousand ($8,000.00) per month payable in advance on the first day of each and every calendar month during the final seven year extension thereof."

3. Robert Williamson hereby consents to the sublease of the premises by QSR, Inc. to Florida Bo L.L.C. ?

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the day and year first above written.

Witnesses:

Print Name: Jerry Wiwoda

Print Name:

Print Name: Robert S. Williamson

Print Name: C. Hatfield

QSR, INC.
a Florida corporation

By:
Title: PRESIDENT

ROBERT WILLIAMSON

Title: OWNER

LegaVlease/Bojangles-amendment

ACKNOWLEDGMENTS

STATE OF FLORIDA)
ss:
COUNTY OF __________)

The foregoing instrument was acknowledged before me, a Notary Public, this _____ day of _______________, 1999, by ______________________________, as ____________________ of QSR, INC., a Florida corporation, for and on behalf of said corporation, who is personally known to me or who has produced ____________________ as identification, and who did (did not) take an oath.

WITNESS my hand and official seal.

____
Notary Public, State of Florida

My Commission Expires:

STATE OF FLORIDA)
ss:
COUNTY OF Broward)

The foregoing instrument was acknowledged before me, a Notary Public, this 12th day of October, 1999, by ROBERT WILLIAMSON, as LANDLORD, who is personally known to me ~~or who has produced~~ ____________________ ~~as identification~~, and who did ~~(did not)~~ take an oath.

WITNESS my hand and official seal.

J Constance Hatfield
Notary Public, State of Florida

My Commission Expires:

NOTARY PUBLIC STATE OF FLORIDA
JEAN HATFIELD
MY COMMISSION # CC 760835
EXPIRES: 07/20/2002
1-800-3-NOTARY Fla. Notary Service & Bonding Co.

Legal/lesse/Bojangles-amendment

SUBLEASE

BETWEEN

QSR, INC.
a Florida corporation
("LESSOR")

AND

THE JERRY MICHEL CORP.
D/B/A
Roberto's Taco Shop
("Lessee")

DATED: May 1, 2003

TABLE OF CONTENTS

SUBLEASE

THIS SUBLEASE is made as of May 1, 2003, by and between QSR, Inc., a Florida corporation ("Lessor"), whose principal business address is 6300 NW 31st Avenue, Ft. Lauderdale, FL 33309 and The Jerry Michel Corp., a Florida corporation ("Lessee"), whose principal business address is 7994 NW 198th Terrace, Hialeah, FL 33015.

Lessor and Lessee hereby agree as follows:

1. **Definitions.** The following terms shall have the following meanings for all purposes of this Sublease:

"Base Annual Rent" means Sixty Thousand Dollars ($60,000.00) for the period from August 1, 2003 through July 31, 2004.

"Base Monthly Rent" means an amount equal to one-twelfth (1/12th) of the applicable Base Annual Rent.

"Lessee" means The Jerry Michel Corp., a Florida corporation, its successors or assigns, whose d/b/a is Roberto's Taco Shop.

"Landlord" means Robert Williamson, its successors or assigns.

"Premises" means the real property together with all buildings, structures, fixtures and improvements located thereon, in Fort Lauderdale, Broward County, Florida, a legal description of which is contained in Exhibit "A", which has a street address of 700 SE 17th Street Causeway, Ft. Lauderdale, Florida.

"Primary Lease" means the lease between Landlord and Taco Viva, Inc. dated March 4, 1983.

"Rental Effective Date" means date of last execution hereof.

"Sublease Term" means the period described in Section 3.

"Sublease Year" means the twelve (12) month period commencing on the first day of the calendar year or the first day of the first month of such other twelve (12) month period as may be approved in writing by Landlord after the commencement of the Sublease Term and each successive twelve (12) month period thereafter.

2. **Demise of Premises.** In consideration of the rentals and other sums to be paid by Lessee and of the other terms, covenants and conditions on Lessee's part to

be kept and performed, Lessor hereby subleases to Lessee, and Lessee hereby takes and hires, the Premises.

3. **Sublease Term.** The Sublease Term shall commence as of the date first above written and shall expire on one day prior to the expiration of the Primary Lease (including any extensions thereof), unless terminated sooner as provided in this Sublease. Assuming that Lessee is and has been current in the payment of all financial obligations to QSR, Inc. Lessee shall have the option to extend this term (the "Renewal Option") for one additional five year term pursuant to the terms and conditions of the Primary Lease and an additional seven year term pursuant to the terms and conditions of the Primary Lease. Lessee must give QSR notice that it intends to renew this Sublease, which notice must be given not later than one hundred and fifty (150) days prior to the expiration of the preceding term, the parties shall be bound to the agreement of this Sublease for such additional term. Lessor agrees not to terminate the Primary Lease provided Lessee is not in default under this Sublease.

This Sublease is subject to the terms, conditions and provisions of the Primary Lease unless specified herein to the contrary. Lessee hereby acknowledges receipt of the Primary Lease, and agrees that it will not initiate or fail to initiate any action which would constitute a default by Lessor under the Primary Lease. Lessee further agrees to assume the prompt performance, when due, of all of the terms, covenants, provisions and conditions of the Primary Lease. Lessor agrees that, during the term of this Sublease, it shall timely make all required payments under the Primary Lease and shall timely comply with all its requirements under such Primary Lease. If for any reason whatsoever the Primary Lease shall terminate prior to the expiration of the Sublease Term herein, then this Sublease shall likewise terminate simultaneously with such termination.

4. **Base Annual Rent and Other Payments.** (A) The Lessee shall pay to Lessor Base Annual Rent as set forth in this Paragraph 4, and any other payments due under the Lease ("Additional Rent"), in lawful money of the United States, which Lessee covenants to pay to Lessor, at its address stated above, or at such other place as may be designated in writing by Lessor to Lessee, in equal monthly installments, to be adjusted as provided for below in this Paragraph 4, plus sales tax thereon, in advance, without notice or demand and without abatement, deduction or setoff, on the first day of each and every month during the term of this Sublease, commencing on the Rental Effective Date. Should the Rental Effective Date occur during sometime other than the first of the month, the pro-rated portion of the first month's rent shall be paid on the Rental Effective Date. Lessee shall pay the following:

(i) Lessee shall not be required to pay monthly base rent (or escrow real estate taxes) for May, June, and July 2003.

(ii) Lessee shall pay monthly base rent in an amount of Five Thousand Hundred Dollars ($5,000.00) from August 1, 2003 through July 31, 2004 and percentage rent as required by this Sublease.

(iii) Lessee shall pay monthly base rent in an amount of Seven Thousand Dollars ($7,000.00) from August 1, 2004 through July 31, 2008 and percentage rent as required by this Sublease.

(iv) Lessee shall pay monthly base rent in an amount of Seven Thousand Five Hundred Dollars ($7,500.00) from August 1, 2008 through May 31, 2013 and percentage rent as required by this Sublease.

(v) Lessee shall pay monthly base rent in an amount of Eight Thousand Five Hundred Dollars ($8,500.00) from June 1, 2013 through May 31, 2020 and percentage rent as required by this Sublease.

(B) Additionally, Lessee shall pay to Lessor all Additional Rent, including without restriction, common area charge, insurance, and real estate taxes, as set forth in the Primary Lease, at least five business days prior to the time such payments are due pursuant to the Primary Lease.

5. **Percentage Rent.** In addition to Base Annual Rental and notwithstanding anything to the contrary contained in the Primary Lease, Lessee shall pay to Lessor a percentage rent (the "Percentage Rent") which shall be an amount equal to three percent (3.0%) of Lessee's annual gross sales ("Gross Sales") over $650,000.00 shall be payable by Lessee to Lessor as hereinafter provided. For the purposes of Percentage Rent only, "Sublease Year" shall mean for the first Sublease Year, May 1, 2003 through December 31, 2003, and for each year thereafter, January 1 through December 31, with the exception of the last year of the Term hereof, when the Sublease Year shall terminate at midnight of the day the Sublease terminates.

During the Term hereof, Percentage Rent shall be payable as follows: Within thirty (30) days after the end of each Sublease Year occurring during the Term of this Sublease, Lessee shall deliver to Lessor a complete and accurate statement, signed and certified by Lessee, showing:

(i) Gross Sales from the Premises during such Sublease Year or partial Sublease Year, as the case may be; and

(ii) the computation of Percentage Rent for such Sublease Year, or partial Sublease Year, as the case may be, together with the full payment of Percentage Rent due for such Sublease Year, or partial Sublease Year, as the case may be, as reflected in such certified statement.

6. **Gross Sales Defined.**

A. The term "Gross Sales" as used herein shall be construed to include the entire amount of the actual sales price of all goods and services provided at, in, on or from the Premises, including mail or telephone orders received or filled at the Premises, and including all deposits not refunded to purchasers, orders taken (although said orders may be filled elsewhere), and sales and orders taken (although said orders may be filled elsewhere), and sales and receipts by any sublessee, concessionaire, licensee or otherwise in the Premises. Discounted sales to purchasers shall be included in Gross Sales at the discounted amount. Each sale upon installment or credit shall be treated as a sale for the full price in the month during which such installment or credit sale shall be made, irrespective of the time when Lessee shall receive payment (whether full or partial) from its customers. Gross Sales shall not include the following:

(i) sums collected and paid out for any sales or excise tax imposed by any duly constituted governmental authority;

(ii) the exchange of merchandise between the stores of Lessee, if any, where such exchanges of goods or merchandise are made solely for the convenient operation of the business of Lessee and not for the purpose of consummating a sale which has theretofore been made at, in, on, or from the Premises, and/or for the purpose of depriving Lessor of the benefit of a sale which otherwise would be made at, in, on, from or upon the Premises;

(iii) the amount of returns to shippers or manufacturers;

(iv) the amount of any cash or credit refund made upon any sale where the merchandise sold, or some part thereof, is thereafter returned by the purchaser and accepted by Lessee;

(v) sales of fixtures;

(vi) all sums and credits received in settlement of claims for loss or damage to merchandise;

(vii) commission paid to credit card companies; or

(viii) coupons or gift certificates which are distributed for advertising or promotional purposes, except that in no event shall coupons or gift certificates purchased by customers be excluded from gross sales.

B. Lessor shall have the right at any time after the close of each calendar year of the term hereof upon thirty (30) days advance written notice, but not

more often than once with respect to any calendar year, to review and audit the books of account, documents, records, tax returns, papers and files of Lessee relating to Gross Sales of any month and/or calendar year. Lessee, on request of Lessor, shall make all such records available for examination at the office specified in this Sublease to which notices to Lessee are to be addressed; provided, however, Lessee shall not be required to keep its records for more than two (2) years after the date such reporting is delivered to Lessor hereunder. If such an audit made for any such period discloses that the Gross Sales shown by Lessee's statement for such period were understated by more than three percent (3%), then Lessee, in addition to immediately paying Lessor the full amount of the understated Percentage Rent, as determined by such audit, shall pay Lessor the reasonable cost of such audit. Such examinations and audits may be made by any party designated by Lessor from time to time.

C. All statements deliverable by Lessee to Lessor under this Section shall be delivered to the notice address of Lessor set forth herein, or at such other place as Lessor may from time to time direct by written notice to Lessee.

D. Computation of the Percentage Rent specified herein shall be made separately with regard to each calendar year of the term hereof, it being understood and agreed that the Gross Sales of any calendar year and the Percentage Rent due thereon, shall have no bearing on, or connection with, the Gross Sales of any other calendar year of the term hereof. It is further understood and agreed that Lessor shall in no event be construed or held to be a partner or associate of Lessee in the conduct of Lessee's business, nor shall Lessor be liable for any debts incurred by Lessee in the conduct of Lessee's business. It is understood and agreed that the relationship is and at all times shall remain that of Lessor and Lessee. Lessor and Lessee acknowledge and agree that neither shall be subject to any implied obligations by reason of the fact that this Sublease provides for the payment of Percentage Rent.

7. **Representations and Warranties of Lessor.** Lessor represents and warrants to Lessee as follows:

A. Organization of Lessor. Lessor has been duly organized or formed, is validly existing and has taken all necessary action to authorize the execution, delivery and performance of this Sublease.

B. Authority of Lessor. The persons who have executed this Sublease on behalf of Lessor are duly authorized so to do.

8. **Representations and Warranties of Lessee.** Lessee represents and warrants to Lessor as follows:

A. Organization and Authority of Lessee.

(i) Lessee has been duly organized or formed, is validly existing and in good standing under the laws of its state of incorporation or formation and is qualified as a foreign corporation or partnership to do business in any jurisdiction where such qualification is required. All necessary corporate or partnership action has been taken to authorize the execution, delivery and performance of this Sublease and of the other documents, instruments and agreements provided for herein.

(ii) The persons who have executed this Sublease on behalf of Lessee are duly authorized to do so.

B. Enforceability. This Sublease constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms.

C. Litigation. There are no suits, actions, proceedings or investigations pending, or to the best of its knowledge, threatened against or involving Lessee before any court, arbitrator or administrative or governmental body which might reasonably result in any material adverse change in the contemplated business, condition or operations of Lessee or the Premises.

D. Absence of Breaches or Defaults. Lessee is not, and the execution, delivery and performance of this Sublease and the documents, instruments and agreements provided for herein will not result in any material breach of or default under any other documents, instruments or agreements to which Lessee is a party or by which Lessee, the Premises or any of Lessee's property is subject or bound.

E. Licenses and Permits. Lessee has obtained all required licenses and permits, both governmental and private, to use and operate the Premises in the intended manner.

9. **Rental to be Net to Lessor.** The Annual Rental payable hereunder shall be net to Lessor, so that this Sublease shall yield to Lessor the rentals specified during the Sublease Term, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises shall be paid by Lessee.

Lessor, at its election, shall have the right (but not the obligation) to pay for or perform any act which requires the expenditure of any sum of money by reason of the failure or neglect of Lessee to perform any provision of this Sublease; provided, however, that prior to Lessor making any payment or taking any action, Lessor must give Lessee notice of Lessee's alleged failure or neglect and Lessee shall have the right to cure such failure or neglect within the time periods set forth herein. In the event Lessor shall, at its election, pay such sum or perform such act requiring the expenditure of monies, including reasonable attorney's fees and expenses which might have been reasonably incurred by Lessor because of or in connection with such payment or performance, Lessee agrees to reimburse and pay same to Lessee upon

demand. The payment thereof may be collected or enforced by Lessor in the same manner as though such amount were payment of rent specifically required by the terms of this Sublease to be paid by Lessee upon the day when Lessor demands repayment thereof or reimbursement therefor of and from Lessee.

10. **Taxes and Assessments.** Lessee shall pay, as the same become due and prior to delinquency, all taxes and assessments which would affect in any manner the net return realized by Lessor under this Sublease, including without limitation the following:

A. All taxes and assessments upon the Premises or part thereof or any personal property, trade fixtures or improvements located on the Premises, whether belonging to Landlord, Lessor or Lessee which shall be assessed or come due during the Sublease Term or any tax or charge levied in lieu of such taxes and assessments;

B. All taxes, charges, license fees or similar fees imposed by reason of the use of the Premises by Lessee; and

C. All excise, transaction, privilege, license, sales, use and other taxes upon the rental or other payments hereunder, the leasehold estate of either party or the activities of either party pursuant to this Sublease, except for any tax upon or measured by the net income and profits of Lessor generally.

Lessee may seek a refund, rebate or abatement of any tax levied or assessed on the Premises but only if arrangements for paying such tax prior to it becoming a lien on the Premises, together with all interest and penalties, are made to the written satisfaction of Lessor.

11. **Utilities.** Lessee shall contract, in its own name, for and pay when due all charges for connection or use of water, gas, electricity, telephone, garbage collection, sewer use and other utility services supplied to the Premises during the Sublease Term. Under no circumstances shall Lessor be responsible for interruption of any utility service.

12. **Insurance.** Lessee shall maintain, at its own expense, the following types and amounts of insurance (which may be included under a blanket insurance policy if all the other items hereof are satisfied), in addition to such other insurance as Lessor may reasonably require:

A. Insurance against loss, damage or destruction by fire and other casualty, including theft, vandalism and malicious mischief, flood (if the Premises are in a location designated by the Federal Secretary of Housing and Urban Development as a flood hazard area), earthquake (if the Premises are in an area subject to destructive earthquakes within recorded history), boiler explosion (if there is any boiler

upon the Premises), sprinkler damage (if the Premises has a sprinkler system), all matters covered by a standard extended coverage endorsement and such other risks as Lessor may reasonably require, insuring the Premises and all improvements thereon for their full insurable replacement cost. Any insurance policy or policies shall designate Landlord, Lessor and Lessee as the named insureds as their interests may appear, and shall be payable as set forth herein.

B. Comprehensive public liability and property damage insurance, including a products liability clause, covering Landlord, Lessor and Lessee against bodily injury liability, property damage liability and automobile bodily injury and property damage liability, including without limitation any liability arising out of the ownership, maintenance, repair, condition or operation of the Premises or adjoining ways, streets or sidewalks and, if applicable, insurance covering Landlord and Lessor against liability arising from the sale of liquor, beer or wine on the Premises. Such insurance policy or policies shall contain a "severability of interest" clause or endorsement which precludes the insurer from denying the claim of Lessee, Landlord or Lessor because of the negligence or other acts of the other, shall be in amounts of not less than One Million Dollars ($1,000,000.00) per injury and occurrence with respect to any insured liability, whether for personal injury or property damage, or such higher limits as Lessor may reasonably require from time to time, and shall be of form and substance satisfactory to Lessor.

C. Worker's compensation, employer's liability and such other insurance as may be necessary to comply with applicable laws.

All insurance policies shall:

(i) Provide for a waiver of subrogation by the insurer as to claims against Landlord or Lessor, their employees and agents;

(ii) Provide that such insurance cannot be unreasonably cancelled, invalidated or suspended on account of the conduct of Lessee, its officers, directors, employees or agents;

(iii) Provide that any "no other insurance" clause in the insurance policy shall exclude any policies of insurance maintained by Lessor or Landlord and that the insurance policy shall not be brought into contribution with insurance maintained by Lessor or Landlord;

(iv) Contain a standard without contribution mortgage clause endorsement in favor of any lender designated by Lessor or Landlord;

(v) Provide that the policy of insurance shall not be terminated, cancelled or substantially modified without at least thirty (30) days' prior written

notice to Lessor and Landlord and to any lender covered by any standard mortgage clause endorsement;

(vi) Provide that the insurer shall not have the option to restore the Premises if Lessor elects to terminate this Sublease in accordance with the terms hereof; and

(vii) Be issued by insurance companies having a rating in Best's Insurance Guide of "A+" or better.

Lessee shall provide to Landlord, Lessor and any lender designated by Landlord or Lessor certificates of insurance or copies of insurance policies evidencing that insurance satisfying the requirements of this Sublease is in effect at all times.

Lessee shall name Lessor as Lessor's interest may appear as an insured, and loss payee where any policy provides or allows for such designation, on all insurance policies required to be carried by the Lessee under the Primary Lease and Lessor as sublessee under the Sublease. Lessee shall provide to Lessor certified copies of all such insurance policies and proof of their renewal at least thirty (30) days prior to their dates of expiration.

D. In the event of any damage or destruction to the building or other improvements on the Premises at any time during the Term or any renewals thereof, Lessee shall repair or rebuild the same; provided, however, that notwithstanding the foregoing, if any such damage or destruction occurs within the last two (2) years of the Term or any renewal thereof, which damages or destroys more than twenty-five percent (25%) of the building, then Lessee may terminate this Lease and shall not be required to repair or rebuild, and Lessor will be entitled to any insurance proceeds collected pursuant to such damage or destruction. Lessee shall repair or rebuild within a reasonable period of time taking into account the time to adjust and collect the insurance proceeds and to obtain all required permits and approvals.

All insurance proceeds which shall be available or received on the aforesaid insurance policies in payment of such loss shall be made available and applied to the cost of such repairing or rebuilding. Any excess of such insurance money remaining after completion and full payment for such repairing or rebuilding shall be the property of Lessee.

In the event any improvement is damaged or destroyed and Lessee shall fail to repair or rebuild such improvement in conformity with the requirements of this Lease within nine (9) months, subject to extension due to causes or forces beyond Lessee's reasonable control, then and in such event Lessor may, at its election, terminate this Lease and end all of the rights of Lessee hereunder. Lessee shall forfeit

all of its right, title and interest in and to the improvements on the Premises in the event this Lease is so terminated. If Lessee shall fail or refuse to repair or rebuild such improvement in conformity with the requirements of this Lease, then upon notification from the insurer as to the availability of insurance proceeds, Lessee shall notify Lessor of said amount and the entire insurance proceeds shall be disbursed to Lessor.

13. **Tax and Insurance Impound.** Lessor may, at any time in its sole discretion, require Lessee to pay to Lessor sums which will provide an impound account (which shall not be deemed a trust fund) for paying up to the next one year of taxes, assessments and insurance premiums. If Lessor so elects, it will estimate the amounts needed for such purposes and will notify Lessee to pay the same to Lessor in equal monthly installments, as nearly as practicable, in addition to all other sums due under this Sublease. The estimated annual real estate taxes for 2003 is $18,400.00. Lessee shall pay Lessor $1,533.33 (plus applicable sales tax) per month in addition to all other sums due under this Sublease. The first payment of real estate taxes shall be due on August 1, 2003. Should additional funds be required at any time, Lessee shall pay the same to Lessor on demand. Lessee shall advise Lessor of all taxes and insurance bills which are due and shall cooperate fully with Lessor in assuring that the same are paid. Lessor may deposit all impounded funds in accounts insured by any Federal or State agency and may commingle such funds with other funds and accounts of Lessor. Interest or other gains from such funds, if any, shall be the sole property of Lessor. In the event of any default by Lessee, Lessor may apply all impounded funds against any sum due from Lessee to Lessor. Lessor shall give to Lessee an annual accounting showing all credits and debits to and from such impounded funds received from Lessee.

14. **Liens.** Tenant shall not permit to be created nor to remain undischarged any lien, encumbrance or charge arising out of any work or work claim of any contractor, mechanic, laborer of Lessee or material supplied by a materialman to Lessee which might be, or become, a lien or encumbrance or charge upon the Premises. If any lien or notice of lien on account of an alleged debt of Lessee or any notice of contract by a party engaged by Lessee or Lessee's contractor to work in the Premises shall be filed against the Premises, Lessee shall, within thirty (30) days after notice of the filing thereof, cause the same to be discharged of record by payment, bonded, transferred to security in accordance with applicable Florida Statutes, or insured over by Lessor's title company.

15. **Security Deposit.** Upon execution of this Sublease, Lessee shall deliver to Lessor the sum of $7,000.00, which shall be deemed to be a security deposit for the proper maintenance of the Premises. Such amount shall not be applied or credited against annual rental adjustments or otherwise. Such security deposit may be held or invested by Lessor as it may in its sole discretion determine and all interest or other gains therefrom shall be the sole property of Lessor.

16. **Payment of Rental and Other Sums.** All rental and other sums which Lessee is required to pay hereunder shall be payable in full when due without right of setoff against any other claim against or indebtedness of Lessor. Any delinquent payment (that is, any payment not made within the period specified in Section 23), shall, in addition to any other remedy of Lessor, incur a late charge of ten percent (10%) and bear interest at the rate of eighteen percent (18%) per annum, but in no event shall Lessee be obligated to pay a sum of late charge and interest higher than the maximum legal rate then in effect.

17. **Use.** Lessee shall use the Premises solely for the operation of a Mexican food restaurant and for no other purposes, provided, however, Lessor must consent to the type of restaurant which will be operated at the premises. The proposed restaurant may not compete with Miami Subs in Lessor's reasonable opinion. Except as set forth below, Lessee will at all times during the Sublease Term diligently operate its business on the Premises. Lessee may cease diligent operation of business for a period not to exceed ninety (90) days and may do so only once within any one five-year period during the Sublease Term. If Lessee does discontinue operation pursuant to this Section, Lessee shall (i) give written notice to Lessor one hundred eighty (180) days prior to the day Lessee ceases operation, (ii) provide adequate protection of the Premises during any period of vacancy, and (iii) pay all costs necessary to restore the Premises to its condition on the day operation of the business ceased, at such time as the Premises is re-opened for Lessee's business operations, or other substituted use. Notwithstanding anything herein to the contrary, Lessee shall pay the Base Annual Rent during any period in which Lessee discontinues operation. Lessee shall not convert the Premises to an alternative use during the Sublease Term, without Lessor's prior written consent.

18. **Fixtures and Personal Property.** Any trade fixtures, business equipment, inventory, trademarked items, signs, decorative soffit, counters, shelving, showcases, mirrors and other removable personal property installed in or on the Premises by Lessee, at its expense, shall remain the property of the Lessee. Lessor agrees that Lessee shall have the right, at any time or from time to time, to remove any and all of such items. Lessee, at its expense, shall immediately repair any damage occasioned by the removal of its fixtures, signs and other personal property, and upon expiration or earlier termination of this Lease, shall leave the Premises in a neat and clean condition, free of debris, normal wear and tear excepted. Lessee shall pay before delinquency all taxes, license fees and public charges levied, assessed or imposed upon its business operation in the Premises, as well as upon its trade fixtures, merchandise and other personal property in or upon the Premises.

19. **Signage.** Lessee shall have the right to install Lessee's standard sign package and a sign on 17th Street Causeway, provided same is in compliance with applicable governmental regulations and ordinances and the Primary Lease. Prior to

or simultaneously with the execution of this Lease, Lessee shall submit to Lessor its standard sign package, which shall be deemed approved by Lessor. Lessor will fully cooperate with Lessee in filing any required signage application, permit and/or variance for said signage or with respect to the Premises generally.

20. **Force Majeure.** In the event that the Lessee's ability to perform any of its non-monetary covenants and obligations hereunder is affected by strikes, labor troubles, unavailability of supplies or materials, or any other cause beyond Lessee's reasonable control, then the time period in which Lessee may perform such covenants and obligations shall be extended by such delay.

21. **Surrender of Premises.** Lessee shall, upon expiration of the term granted herein, or any earlier termination of this Lease for any cause, surrender to Lessor the Premises, including, without limitation, all building apparatus and equipment then upon the Premises, and all alterations, improvements and other additions which may be made or installed by either party to, in, upon or about the Premises, other than trade fixtures, signs, and other personal property which remain the property of Lessee as provided in Section 10 hereof, without any damage, injury or disturbance thereto, or payment therefor.

22. **Compliance with Laws.** Lessee's use and occupation of the Premises, and the condition thereof, shall not be in violation of any applicable governmental requirement. Lessee shall, at Lessee's sole cost and expense, comply with all applicable directions, rules and regulations of the fire marshall, health officers, building inspector or other proper officers of any governmental agency having jurisdiction. Lessee will not permit any act or condition to exist in or about the Premises which will increase any insurance rate, except when such acts are required in the normal course of its business, and Lessee shall pay for such increase.

The parties acknowledge that the Americans with Disabilities Act of 1990 (42 U.S.C. §12101, et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establishes requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and Shopping Center if applicable, depending on, among other things: (1) whether Lessee's business is deemed a "public accommodation" or "commercial facility"; (2) whether such requirements are "readily achievable"; and (3) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties agree that: (a) Lessee shall be responsible for ADA Title III compliance for the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Sublease; and (b) Lessor may perform, or require that Lessee perform, and Lessee shall be responsible for the cost of, ADA Title III "path of travel" requirements triggered by alterations in the

Premises. The parties shall each be solely responsible for requirements under Title I of the ADA relating to their respective employees.

Lessee represents and warrants that (a) except as may be permitted by applicable law, throughout the term of this Sublease (i) all parts of the Premises will be kept free of "Hazardous Materials" (as hereinafter defined), and (ii) no part of the Premises will be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, and (b) no activity in, at or from all or any part of the Premises will cause or contribute to the pollution (by petroleum or petroleum products, or otherwise) of the Premises in whole or in part or of any other property. If any testing or examination indicates the presence of pollution and/or Hazardous Materials at or about the Premises, Lessee will have 30 days (or such longer time as may be reasonably necessary) after written notice from Lessor to eliminate same and (to the extent necessary) to restore the Premises to tenantable condition with new non-Hazardous Materials, failing which Lessor may either terminate the Sublease on written notice to Lessee or take all action deemed desirable by Landlord or Lessor to effect such elimination and (to the extent necessary) restoration. If Lessor elects the latter, upon request Lessor will be entitled to receive from Lessee all costs and expenses in any way associated therewith, plus interest at the rate of 18% per annum or such higher rate as may be allowed by law; the foregoing will not limit Lessor's other rights and remedies under the Sublease. As used herein, the term "Hazardous Materials" means any petroleum, petroleum products, explosives, radioactive materials, hazardous wastes, hazardous toxic substances, asbestos or any material containing asbestos, or any other substance or material now or hereafter defined as a "hazardous" or "toxic" substance, material or product by any federal, state, local or municipal law, ordinance, rule or regulation.

23. **Maintenance.** Lessee hereby accepts the Premises "as is," with no representation or warranty of Lessor as to the condition thereof. Lessee shall at all times at its own expense maintain, repair and replace, as necessary, the Premises, including all portions of the Premises, whether or not the Premises were in such condition upon the commencement of this Sublease.

Lessor, whether in person or by its designees or duly appointed agents, shall have, at reasonable times and during business hours and on reasonable notice to Lessee during the existence of this Sublease, the right and privilege of entering upon the Premises, for the purpose of inspecting the Premises and the improvements thereon; provided, however, that Lessor shall not interfere with the business of the Lessee.

24. **Alterations.** Lessee shall not commit actual or constructive waste upon the Premises or alter the exterior or structural elements of the Premises in any manner without the prior written consent of Lessor. Any work at any time commenced by Lessee on the Premises shall be prosecuted diligently to completion, shall be of good

workmanship and ma*‑‑ials, with the plans and specifi tions approved by the appropriate governmen‑ authorities, and shall be in acco‑dance with all applicable required laws, including but not limited to all building codes and zoning ordinances, and shall comply fully with all the terms of this Sublease. Any addition to or alteration of the Premises shall be deemed a part of the Premises and belong to Lessor, and must be approved by Lessor prior to commencement.

25. **Indemnification.** Except for the negligence or intentional misconduct of Lessor or Landlord, Lessee shall indemnify and hold harmless Landlord, Lessor and their general and limited partners, directors, officers, agents and employees, from and against any and all claims, demands, causes of action, suits, proceedings, liabilities, damages, losses, costs and expenses, including attorneys' fees, caused by, incurred or resulting from its operations of or relating in any manner to the Premises, whether relating to their original design or construction, latent defects, alterations, maintenance, use by Lessee or any person thereon, supervision or otherwise, or from any breach of, default under or failure to perform any term or provision of this Agreement by Lessee, its officers, employees, agents or other persons. It is expressly understood that Lessee's obligations under this paragraph shall survive the expiration or earlier termination of this Sublease for any reason.

26. **Quiet Enjoyment.** So long as Lessee shall pay rental and other sums herein provided and shall keep and perform all of the terms, covenants and conditions on its part herein contained, Lessor covenants that Lessee, subject to Lessor's rights herein, shall have the right to the peaceful and quiet occupancy of the Premises.

27. **Condemnation or Destruction.** This Sublease shall be subject to the provisions of the Primary Lease concerning condemnation or destruction of the Premises.

28. **Inspection.** Lessor and its authorized representatives shall have the right, upon giving reasonable notice, to enter the Premises or any part thereof and inspect the same and make photographic or other evidence concerning Lessee's compliance with the terms of this Sublease. Lessee shall keep full, complete and accurate books, records and accounts of all business done, including any sales or other tax reports that Lessee may be required to furnish to any governmental agency at or from the Premises sufficient to permit Lessor to verify all statements, certificates and accountings delivered to Lessor. Should any audit by Lessor reveal that any statement or account rendered by Lessee was in error by three percent (3%) or more, then in addition to any other remedy of Lessor, Lessee shall reimburse the cost of such audit to Lessor upon demand.

Lessee hereby consents to Lessor's providing information it obtains to Landlord and Franchisor and to Lessor's obtaining from Franchisor information which Franchisor receives relating to Lessee's operation of its business on the Premises.

29. **Default and Remedies.**

A. Each of the following shall be deemed a breach of this Sublease and a default by Lessee:

(i) If any material representation or ·rranty of Lessee herein was false when made or in the event that any such representation or warranty is continuing and becomes false at any time, or if Lessee renders any false statement or account;

(ii) If any rent or other monetary sums due remain unpaid for seven (7) days after written notice thereof to Lessee;

(iii) If Lessee becomes insolvent or performs any act of bankruptcy;

(iv) If Lessee fails to perform any of the covenants, conditions or obligations of this Sublease; or

(v) If there is a breach or default under any franchise permitting Lessee to operate the Premises in the manner authorized or if such franchise otherwise terminates or expires or under any guaranty of Lessee's obligations under this Sublease, provided, however, Lessee shall have the right to change its franchise agreements as long as it is not in default under this Sublease and continues to operate the business as required under the Sublease and has received consent by Lessor pursuant to paragraph 17.

B. If any such breach or default does not involve the payment of any rental or other monetary sum, is not willful or intentional, does not place any rights or property of Lessor or Landlord in immediate jeopardy, is not known to Lessee (unless Lessor has given Lessee notice thereof) and is within the reasonable power of Lessee to cure within thirty (30) days after receipt of notice thereof, all as determined by Lessor in its reasonable discretion, then such event shall not constitute a default hereunder, unless otherwise expressly provided herein, unless and until Lessor shall have given Lessee notice thereof and a period of thirty (30) days shall have elapsed, during which period Lessee may correct or cure such event, upon failure of which a default shall be deemed to have occurred hereunder without further notice or demand of any kind. If such breach or default cannot reasonably be cured within the thirty (30) day period, as determined by Lessor in its reasonable discretion, and Lessee is diligently pursuing a cure of such breach or default, then Lessee shall, after receiving notice specified herein, have a reasonable period to cure such breach or default.

C. In the event of any breach or default, and without any notice, except, if applicable, the notice prior to default required under certain circumstances by paragraph B. above or such other notice as may be required by law and cannot be waived by Lessee (all other notices being hereby waived), Lessor shall be entitled to exercise, at its option, concurrently, successively or in any combination, all remedies available at law or in equity, including without limitation any one or more of the following:

(i) to terminate this Sublease;

(ii) to re-enter and take possession of the Premises or any part thereof (which re-entry shall not operate to terminate this Sublease unless Lessor expressly so elects), of any or all personal property or fixtures of Lessee upon the

Premises and of all franchises, licenses, permits and other rights or privileges of Lessee pertaining to the use and operation of the Premises and to conduct business thereon in the name of Lessor or of Lessee but for the sole profit and benefit of Lessor, and without compensation to Lessee;

(iii) to seize all personal property and fixtures upon the Premises which Lessee owns or in which it has an interest, in which Lessor shall have a landlord's lien and is hereby granted a security interest, and to dispose thereof in accordance with laws prevailing at the time and place of such seizure or to remove all or any portion of such property and cause the same to be stored in a public warehouse or elsewhere at the cost of Lessee;

(iv) to re-let the Premises or any part thereof for such term or terms (including a term which extends beyond the original term of this Sublease), at such rentals and upon such other terms as Lessor, in its sole discretion, may determine, with all proceeds received from such reletting being applied to the rentals and other sums due from Lessee in such order as Lessor may, in its sole discretion, determine, with Lessee remaining liable for any deficiency;

(v) to recover from Lessee an amount equal to the difference between the rentals and such other sums (including all sums required to be paid by Lessee, such as taxes and insurance) to be received from the date of such breach to the expiration of the original term hereof and the reasonable long-term rental value of the Premises for the same period; and/or

(vi) to recover from Lessee all expenses, including attorneys' fees, reasonably paid or incurred by Lessor as a result of such breach.

In addition, in the event of any breach or default by Lessee, Lessor may, but shall not be obligated to, immediately or at any time thereafter, and without notice, except as required herein, correct such breach or default without, however, curing the same for the account and at the expense of Lessee. Any sum or sums so paid by Lessor, together with interest at the then existing maximum legal rate, but not higher than eighteen percent (18%) per annum, and all costs and damages, shall be deemed to be additional rent hereunder and shall be immediately due from Lessee to Lessor.

30. **Mortgage and Subordination.** Lessor's interest in this Sublease or the Premises shall not be subordinate to any encumbrances placed upon the Premises by or resulting from any act of Lessee, and nothing herein contained shall be construed to require such subordination by Lessor. Lessee shall keep the Premises free from any liens for work performed, material furnished or obligations incurred by Lessee. NOTICE IS HEREBY GIVEN THAT LESSEE IS NOT AUTHORIZED TO PLACE ANY LIEN, MORTGAGE, DEED OF TRUST OR ENCUMBRANCE OF ANY KIND UPON ALL OR ANY PART OF THE PREMISES OR LESSEE'S LEASEHOLD INTEREST THEREIN, AND ANY SUCH PURPORTED TRANSACTION SHALL BE VOID.

This Sublease at all times shall be subordinate to the lien of any ground leases, mortgage, mortgages, trust deed or trust deeds now or hereafter placed upon the Premises by Lessor or Landlord, and Lessee covenants and agrees to execute and

deliver, upon demand, such further instruments subordinating this Sublease to the lien of any such ground lease, mortgage, mortgages, trust deed or trust deeds as shall be desired by Lessor or Landlord, or any mortgagees or proposed mortgagees or trustees under trust deeds, upon the condition that Lessee shall have the right to remain in possession of the Premises under the terms of this Sublease, notwithstanding any default in any such mortgage, mortgages, trust deed or trust deeds, or after foreclosure thereof, so long as Lessee is not in default under any of the covenants, conditions and agreements contained in this Sublease.

If any mortgagee or trustee elects to have this Sublease and the interest of Lessee hereunder be superior to any such interest or right and evidences such election by notice given to Lessee, then this Sublease and the interest of Lessee hereunder shall be deemed superior to any such mortgage or trust deed, whether this Sublease was executed before or after such mortgage or trust deed, and in that event, such mortgagee or trustee shall have the same rights with respect to this Sublease as if it had been executed and delivered prior to the execution and delivery of the mortgage or trust deed and has been assigned to such mortgagee or trustee.

Lessee shall execute and deliver whatever instruments may be required for such purposes, and in the event Lessee fails so to do within ten (10) days after demand in writing, Lessee does hereby make, constitute and irrevocably appoint Lessor as its agent and attorney-in-fact and in its name, place and stead so to do.

Lessee shall give written notice to any mortgage lender having a recorded security instrument upon the Premises or any part thereof of any breach or default by Lessor of any of its obligations under this Sublease and to give such mortgage lender at least sixty (60) days beyond any notice period to which Lessor might be entitled to cure such default before Lessee may exercise any remedy with respect thereto. Lessee shall provide Lessee's most recent audited financial statements upon request to Lessor or any mortgage lender and to certify the continuing accuracy of such financial statements in such manner as Lessor or such mortgage lender may request.

31. **Estoppel Certificate.** At any time, and from time to time, Lessee and Lessor agree, promptly and in no event later than fifteen (15) days after a request in writing from Lessor or Lessee, to execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Sublease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the dates to which the rental and other charges have been paid, and such additional facts as reasonably may be requested by Lessor or Lessee.

32. **Assignment.** Lessor shall have the right to sell or convey the Premises subject to this Sublease or to assign its right, title and interest as Lessor under this Sublease in whole or in part. In the event of any such sale or assignment other than a security assignment, Lessor shall be relieved, from and after the date of such transfer or conveyance, of liability for the performance of any obligation of Lessor contained herein, except for obligations or liabilities accrued prior to such assignment or sale.

Lessee acknowledges that Lessor has relied both on the business experience and credit worthiness of Lessee and Principal and upon the particular purposes for which Lessee intends to use the Premises. Lessee shall not assign this Sublease or any interest therein, or sublet all or any part of the Premises, except as provided below, without the prior written consent of Lessor and Landlord, which consent shall not be unreasonably withheld. Lessor may withhold or condition such consent upon such matters as Lessor may, in its sole discretion, determine, including without limitation the experience and credit worthiness of the assignee, the assumption by the assignee of all of Lessee's obligations hereunder by undertakings enforceable by Lessor, and receipt of such representations and warranties from such assignee as Lessor may request, including such matters as its organization, existence, good standing and finances and other matters, whether or not similar in kind. No such assignment or subletting shall relieve Lessee of its obligations respecting this Sublease.

33. **Notices.** All notices, demands, requests, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Sublease shall be in writing and shall be deemed to have been properly given if sent by registered or certified mail, or by recognized overnight courier service (the "Courier Service"), postage prepaid, to the parties at the addresses set forth in the first paragraph hereof, or to such other address as either party may give notice pursuant to this Section from time to time. All notices shall be deemed received when delivered, but in no event later than five (5) days after they are deposited with either the United States Postal Service or the Courier Service, whichever shall first occur.

34. **Holding Over.** If Lessee remains in possession of the Premises after the expiration of the term hereof, Lessee may be deemed a tenant on a month-to-month basis, and shall continue to pay rentals and other sums in the amounts herein provided, and to comply with all the terms of this Sublease; provided that nothing herein nor the acceptance of rent by Lessor shall be deemed a consent to such holding over.

35. **Landlord's Lien.** Lessor shall have a landlord's lien upon all furnishings, fixtures, equipment, decoration, supplies, accessories and other personal property which Lessee owns or in which it has an interest located on the Premises to secure the payment of all rental and other sums due hereunder and the performance of all other obligations of Lessee under this Sublease. Lessor agrees, upon written notice and in the event that Lessee is not in default under the Sublease, to subordinate its landlord's lien to any third party lender providing financing to Lessee in connection with the acquisition of or refinancing of leasehold improvements, furniture, fixtures, equipment and inventory.

36. **Financial Statements.** Within thirty (30) days after the end of each fiscal quarter, and within ninety (90) days after the end of each fiscal year of Lessee, Lessee shall deliver to Lessor (i) complete financial statements of Lessee, including a balance sheet, profit and loss statement, statement of changes in financial condition and all other related schedules for the fiscal period then ended; and (ii) income statements for the business at the premises showing gross sales, cost of goods sold, payroll, profits and losses for the fiscal period then ended. All such financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied from period to period, and shall be certified to be accurate and complete by Lessee (or the Treasurer or other appropriate officer of Lessee). In the event that

Lessee's property and business at the premises is ordinarily consolidated with other business for financial statement purposes, such financial statements shall be prepared on a consolidating basis, showing separately the sales, profits and losses, assets and liabilities pertaining to the Premises, with the basis for allocation of overhead or other charges being clearly set forth. The financial statements delivered to Lessor need not be audited, but Lessee shall deliver to Lessor copies of any audited financial statements of Lessee which may be prepared, as soon as they are available.

37. **Lessor's Liability.** Notwithstanding anything to the contrary provided in this Sublease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Sublease by Lessor, that there shall be absolutely no personal liability on the part of any officer or director of Lessor, its successors or assigns with respect to any of the terms, covenants and conditions of this Sublease, and that Lessee shall look solely to the assets of Lessor for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor of any of the terms, covenants and conditions of this Sublease to be performed by Lessor, or any other matter in connection with this Sublease or the Premises, such exculpation of liability to be absolute and without any exception whatsoever.

38. **Consent of Lessor.** Lessor shall have no liability for damages resulting from Lessor's failure to give any consent, approval or instruction reserved to Lessor, Lessee's sole remedy in any such event being an action for injunctive relief.

39. **Waiver and Amendment.** No provision of this Sublease shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.

40. **Joint Venture.** Neither the provision set forth herein for the computation of the applicable Annual Rental, nor any one or more agreements contained herein, is intended, nor shall the same be deemed or construed, to create a partnership between Lessor and Lessee, to make them joint venturers, nor to make Lessor in any way responsible for the debts or losses of Lessee.

41. **Captions.** Captions are used throughout this Sublease for convenience of reference only, and shall not be considered in any manner in the construction or interpretation hereof.

42. **Severability.** The provisions of this Sublease shall be deemed severable. If any part of this Sublease shall be held unenforceable by any court of competent jurisdiction, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

43. **Construction Generally.** This is a long-term commercial lease between entrepreneurs which has been entered into by both parties in reliance upon the economic and legal bargains contained herein. This Sublease shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party

which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party.

44. **Other Documents.** Each of the parties agrees to sign such other and further documents as may be appropriate to carry out the intentions expressed in this Sublease. The parties shall execute and record a memorandum of lease evidencing this Sublease.

45. **Attorneys' Fees.** In the event of any judicial or other adversarial proceeding between the parties concerning this Sublease, to the extent permitted by law, the prevailing party shall be entitled to recover all of its reasonable attorneys' fees and other costs in addition to any other relief to which it may be entitled.

46. **Entire Agreement.** This Sublease, and any other instruments or agreements referred to herein, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements except as herein provided. Without limiting the foregoing, Lessee specifically acknowledges that neither Lessor nor any officer or director of Lessor has made any representation or warranty regarding the projected level of Lessee's Gross Sales or the projected profitability of Lessee's business to be conducted on the Premises.

47. **Counterparts.** This Sublease may be executed in one or more counterparts, each of which shall be deemed an original.

48. **RADON GAS DISCLOSURE.** *RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH UNIT.*

49. **Broker.** Lessee and Lessor hereby warrant and represent each to the other that there were no Brokers involved in negotiating or consummating this Sublease and each party hereby indemnifies and holds the other harmless from and against any and all claims for brokerage commissions arising out of any communications or negotiations had by such party with any broker regarding the Premises and/or the consummation of this Sublease.

50. **Governing Law.** This Sublease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

51. **Remedies.** All rights and remedies of Lessor and Lessee herein created or otherwise extending at law are cumulative, and the exercise of one or more rights or remedies may be exercised and enforced concurrently or consecutively and whenever and as often as deemed desirable.

52. **Execution.** Lessee shall have seven (7) days from Lessor's execution hereof in which to execute and return this Sublease to Lessor or this Sublease shall be

considered null and void and Lessor shall return any and all monies, if any, advanced by Lessee to Lessor in connection with this Sublease.

IN WITNESS WHEREOF, Lessor and Lessee have entered into this Sublease as of the date first above written.

LESSOR:

QSR, INC.

By: [signature] V.P.

Print Name: ______________________

Print Name: ______________________

LESSEE:

THE JERRY MICHEL CORP.

By: [signature]

Title: Business Mgr.

Print Name: ______________________

Print Name: ______________________

STATE OF FLORIDA)
ss:
COUNTY OF BROWARD

The foregoing instrument was acknowledged before me on May 9, 2003, by ERNESTO AZAMAR, as PRINCIPAL of THE JERRY MICHEL CORP, a FL corporation, who is personally known to me and who did take an oath, for and on behalf of said corporation.

WITNESS my hand and official seal.

[signature: Stacy Krampat]
Notary Public
Print Name: ______________________
Commission Number: ______________________

My Commission Expires:

NOTARY PUBLIC STATE OF FLORIDA
Stacy K Krampat
My Commission DD043801
Expires October 22, 2005

STATE OF FLORIDA)
ss:
COUNTY OF BROWARD)

The foregoing instrument was acknowledged before me on May 13, 2003, by Jerry Wada, as Vice Pres., of QSR, Inc., a FL corporation, who is ~~personally known to me~~ or who has produced ___________ as identification and who did (did not) take an oath, for and on behalf of said corporation.

WITNESS my hand and official seal.

Stacy Krampat
Notary Public
Print Name: ______________
Commission Number: ______________

My Commission Expires:

Stacy K Krampat
My Commission DD043801
Expires October 22, 2005

GUARANTY

The undersigned hereby guarantee(s) the payment and performance by the Lessee of the foregoing Sublease.

Ernesto Michel Azamar

STATE OF FLORIDA)
ss:
COUNTY OF BROWARD)

The foregoing instrument was acknowledged before me on MAY 9, 2003, by ERNESTO AZAMAR, individually, who is personally known to me or who produced FL DL as identification and who did (did not) take an oath.

WITNESS my hand and official seal.

Stacy Krampat
Notary Public
Print Name: ______________
Commission Number: ______________

My Commission Expires:

Stacy K Krampat
My Commission DD043801
Expires October 22, 2005

EXHIBIT A

Legal Description of the Premises

EXHIBIT C

Notice of Termination between Tenant and Landlord

Attached hereto.

NOTICE OF TERMINATION

This Notice of Termination effective this ______ day of ________________, 2006, by and among Miami Subs Real Estate Corp., a Florida corporation, with an address of 6300 NW 31st Street, Ft. Lauderdale, Florida 33309 and QSR, Inc., a Florida corporation, with an address of 6300 NW 31st Street, Ft. Lauderdale, Florida 33309 (collectively, "**Tenant**"), Robert T. Williamson, with a principal place of business at 10400 Griffin Road, Suite 210, Cooper City, Florida ("**Landlord**"), and CVS 3285 FL, L.L.C., a Delaware limited liability company, with a principal place of business at One CVS Drive, Woonsocket, Rhode Island, 02895 ("**CVS**").

WHEREAS, the parties have entered into a Lease Termination Agreement dated the _____ day of _____________, 2006, whereby Landlord has agreed to the termination of the following leases with Tenant (collectively, the "Leases") as more specifically identified in the Lease Termination Agreement:

1. Memorandum of Lease dated 6/7/83, recorded in Book 11026, Page 235, between Bojaco Realty Corp. and SF of Ohio, Inc., as assigned to Miami Subs Real Estate Corp.

2. Memorandum of Lease dated 2/25/88, recorded in Book 15272, Page 996, between Robert Williamson and Taco Viva, Inc.; and

3. Memorandum of Lease between Robert Williamson and Bojangles' of Florida, Inc. dated 2/16/83, recorded in Book 10907, Page 808, as assigned to Miami Subs Real Estate Corp., and

WHEREAS, CVS has given notice, pursuant to Section 7 of the Lease Termination Agreement, or has waived such right in accordance with the provisions of Section 7 of the Lease Termination Agreement, that Tenant and all subtenants have vacated the leased premises in accordance with the provision of the Lease Termination Agreement, and

WHEREAS, pursuant to Section 10 of said Lease Termination Agreement, upon receipt of such notice from CVS, this Notice of Termination shall be recorded with the Official Records of the Public Records of Broward County, Florida, and the Lease between Landlord and Tenant shall terminate in accordance with the provisions of the Lease Termination Agreement the day and year first written above, and the Escrow Agent shall release the Buyout Payment to Tenant.

NOW THEREFORE, the parties agree that this Notice of Termination shall be recorded with the Official Records of the Public Records of Broward County, Florida, the Buyout Amount shall be released and forwarded to Tenant and the Leases are hereby terminated.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first written above.

TENANT:
MIAMI-SUBS REAL ESTATE CORP.

By: [signature]
Name: ERIC GATOFF
Title: VP + CORPORATE COUNSEL

QSR, INC., Successor-in-interest to TACO VIVA, INC.

By: [signature]
Name: ERIC GATOFF
Title: VP + CORPORATE COUNSEL

CVS:
CVS 3285 FL, L.L.C.

By:____________________

By:____________________
Name:____________________
Title:____________________

LANDLORD:
ROBERT T. WILLIAMSON

By:____________________________________

By:____________________________________
Name:__________________________________
Title:__________________________________

STATE OF ~~FLORIDA~~ NEW YORK
COUNTY OF SUFFOLK

Then personally appeared before me on Jan 18, 2006 ERIC GATOFF as VP+Corp. Counsel of Miami Subs Real Estate Corp., and acknowledged that such person executed the foregoing instrument as such person's free act and deed, and as the free act and deed of the corporation for the purposes therein stated and intending to be legally bound thereby.

Mary Hyland
Notary Public

MARY HYLAND
Notary Public, State of New York
No. 01HY4824424
Qualified in Suffolk County
Commission Expires, May 31, 2006

STATE OF ~~FLORIDA~~ NEW YORK
COUNTY OF SUFFOLK

Then personally appeared before me on Jan 18, 2006 ERIC GATOFF as VP+Corp. Counsel of QSR, Inc., and acknowledged that such person executed the foregoing instrument as such person's free act and deed, and as the free act and deed of the corporation for the purposes therein stated and intending to be legally bound thereby.

Mary Hyland
Notary Public

MARY HYLAND
Notary Public, State of New York
No. 01HY4824424
Qualified in Suffolk County
Commission Expires, May 31, 2006

STATE OF ____________
COUNTY OF ____________

Then personally appeared before me on __________, 2006 the above named ________________, as ________________ of CVS 3285 FL, L.L.C., a Delaware limited liability company, and acknowledged that such person executed the foregoing instrument as such person's free act and deed, and as the free act and deed of the limited liability company for the purposes therein stated and intending to be legally bound thereby.

____
Notary Public

STATE OF FLORIDA
COUNTY OF ____________

Then personally appeared before me on ________, 2006 the above named Robert T. Williamson and acknowledged that such person executed the foregoing instrument as such person's free act and deed for the purposes therein stated and intending to be legally bound thereby.

____
Notary Public

CHICAGO TITLE INSURANCE COMPANY
SELLER'S AFFIDAVIT AND SOLICITATION

I (We) the undersigned, who being first duly sworn upon oath, deposes and says under penalty of perjury:

1. That I am (we are) the tenant of the property described in Chicago Title Insurance Company Commitment No. 300504507 which is described as follows:

   See Exhibit "A" attached hereto and by this referenced made a part hereof.

2. That my (our) United States Tax Payer Identification Number is 65-0331686 and that my United States address is 6300 Northwest 31st Avenue, Fort Lauderdale, FL 33309.
   It is understood that we are required by law to provide Chicago Title Insurance Company with our correct taxpayer identification number. If we do not provide same to Chicago Title Insurance Company, we may be subject to civil or criminal penalties imposed by law.

3. That I am not a "foreign person" as that term is defined in Section 1445 (f)(3) of the Internal Revenue Code.

4. There are no outstanding contracts, either oral or written, for the furnishing of labor, material or services to the property for any improvements thereon, other than:

5. ~~All labor, material or services, if any, were furnished, completed, and in place not less than 90 days prior to the date of this affidavit and all charges for any material or labor whenever furnished have been paid in full, and the undersigned has not received notice from any materialman, laborer, or subcontractor, pursuant to the provisions of F.S.A. Chapter 713.06.~~

   NOTE: The undersigned is requested to delete either paragraph 4 or paragraph 5 as only one statement will be correct.

6. The property is free and clear of all recorded and unrecorded liens, encumbrances and claims of every nature, kind and description whatsoever arising from the acts or omissions of the undersigned and/or any of the undersigned's subtenants and/or any other party deriving rights to the property from the undersigned or the undersigned's subtenants, including water and sewer charges, broker's fees, except for those matters shown in the Policy and Endorsements to same as referred to above.

7. To the best of the undersigned's knowledge, it has been granted exclusive possession of the property by Robert T. Williamson, as landlord. The undersigned has subleased its exclusive rights of possession to the property solely to The Jerry Michel Corp. d/b/a Roberto's Taco Shop, W.E.N.K. of Fort Lauderdale, Inc. d/b/a Tokyo Bowl, and Enanjenan Enterprises, Inc. d/b/a Miami Subs Grill. The undersigned is unaware of any claims to possession of the property made by any parties other than those mentioned above.

8. The personal property, if any, is not subject to any unpaid personal property tax liens or liens under the Uniform Commercial Code in favor of others.

9. The undersigned has not entered into any agreements or allowed any agreements to be entered in for or on the undersigned's behalf which would create an interest in the property which remain unrecorded as of the date of the delivery of the conveyance called for in the Commitment.

10. That all fees due a broker(s) in connection with this transaction, as specified in the Contract for Sale and Purchase or in a Brokers Agreement, signed by seller, have been paid prior to closing or will be paid out of the proceeds of the closing of this transaction.

This Affidavit is given to Chicago Title Insurance Company for delivery to the transferee of the property described in paragraph 1 above for the purpose of, among other things, establishing and documenting the non-foreign affidavit exemption to the withholding requirement of Section 1445 of the Internal Revenue Code.

The undersigned do hereby jointly and severally agree to indemnify and hold Chicago Title Insurance Company harmless of and from all loss, cost, damage and expense of every kind, including attorneys' fees, which Chicago Title Insurance Company shall sustain or become liable for under its Policy now to be issued on account of reliance on the statements made herein, including but not limited to any matters that may be recorded between the effective date of the Commitment above and the time of the recording of the instruments described in said Commitment to be issued. Additionally, under penalties of perjury, I certify that the number shown on this statement is my correct tax payer's identification number.

Date: 1/18/06

MIAMI SUBS REAL ESTATE CORP.

By: ERIC GATOFF
Title: VP + CORPORATE COUNSEL

STATE OF New York
COUNTY OF Suffolk) ss:

Sworn to and subscribed before me this 18 day of Jan, 2006

MARY HYLAND
Notary Public, State of New York
No. 01HY4824424
Qualified in Suffolk County
Commission Expires, May 31, 2006

Notary Public, State of ~~Florida~~ N.Y.

EXHIBIT C

Notice of Termination between Tenant and Landlord

Attached hereto.

NOTICE OF TERMINATION

This Notice of Termination effective this ______ day of ________________, 2006, by and among Miami Subs Real Estate Corp., a Florida corporation, with an address of 6300 NW 31st Street, Ft. Lauderdale, Florida 33309 and QSR, Inc., a Florida corporation, with an address of 6300 NW 31st Street, Ft. Lauderdale, Florida 33309 (collectively, "**Tenant**"), Robert T. Williamson, with a principal place of business at 10400 Griffin Road, Suite 210, Cooper City, Florida ("**Landlord**"), and CVS 3285 FL, L.L.C., a Delaware limited liability company, with a principal place of business at One CVS Drive, Woonsocket, Rhode Island, 02895 ("**CVS**").

WHEREAS, the parties have entered into a Lease Termination Agreement dated the _____ day of _____________, 2006, whereby Landlord has agreed to the termination of the following leases with Tenant (collectively, the "Leases") as more specifically identified in the Lease Termination Agreement:

1. Memorandum of Lease dated 6/7/83, recorded in Book 11026, Page 235, between Bojaco Realty Corp. and SF of Ohio, Inc., as assigned to Miami Subs Real Estate Corp.

2. Memorandum of Lease dated 2/25/88, recorded in Book 15272, Page 996, between Robert Williamson and Taco Viva, Inc.; and

3. Memorandum of Lease between Robert Williamson and Bojangles' of Florida, Inc. dated 2/16/83, recorded in Book 10907, Page 808, as assigned to Miami Subs Real Estate Corp., and

WHEREAS, CVS has given notice, pursuant to Section 7 of the Lease Termination Agreement, or has waived such right in accordance with the provisions of Section 7 of the Lease Termination Agreement, that Tenant and all subtenants have vacated the leased premises in accordance with the provision of the Lease Termination Agreement, and

WHEREAS, pursuant to Section 10 of said Lease Termination Agreement, upon receipt of such notice from CVS, this Notice of Termination shall be recorded with the Official Records of the Public Records of Broward County, Florida, and the Lease between Landlord and Tenant shall terminate in accordance with the provisions of the Lease Termination Agreement the day and year first written above, and the Escrow Agent shall release the Buyout Payment to Tenant.

NOW THEREFORE, the parties agree that this Notice of Termination shall be recorded with the Official Records of the Public Records of Broward County, Florida, the Buyout Amount shall be released and forwarded to Tenant and the Leases are hereby terminated.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first written above.

TENANT:
MIAMI SUBS REAL ESTATE CORP.

By: ______________________________
Name: ______________________________
Title: ______________________________

QSR, INC., Successor-in-interest to TACO VIVA, INC.

By: ______________________________
Name: ______________________________
Title: ______________________________

CVS:
CVS 3285 FL, L.L.C.

By: ______________________________

By: ______________________________
Name: ______________________________
Title: ______________________________

LANDLORD:
ROBERT T. WILLIAMSON

By:______________________________

By:______________________________
Name:____________________________
Title:_____________________________

STATE OF FLORIDA
COUNTY OF ____________

Then personally appeared before me on _______, 2006 ____________, as __________ of Miami Subs Real Estate Corp., and acknowledged that such person executed the foregoing instrument as such person's free act and deed, and as the free act and deed of the corporation for the purposes therein stated and intending to be legally bound thereby.

____
Notary Public

STATE OF FLORIDA
COUNTY OF ____________

Then personally appeared before me on _______, 2006 ____________, as __________ of QSR, Inc., and acknowledged that such person executed the foregoing instrument as such person's free act and deed, and as the free act and deed of the corporation for the purposes therein stated and intending to be legally bound thereby.

____
Notary Public

STATE OF ____________
COUNTY OF ____________

Then personally appeared before me on __________, 2006 the above named ________________, as ________________ of CVS 3285 FL, L.L.C., a Delaware limited liability company, and acknowledged that such person executed the foregoing instrument as such person's free act and deed, and as the free act and deed of the limited liability company for the purposes therein stated and intending to be legally bound thereby.

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Notary Public

STATE OF FLORIDA
COUNTY OF ____________

Then personally appeared before me on _______, 2006 the above named Robert T. Williamson and acknowledged that such person executed the foregoing instrument as such person's free act and deed for the purposes therein stated and intending to be legally bound thereby.

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Notary Public